                                                                     Draft dated
                                                                  August 6, 2001


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                               BRODER BROS. , CO.

                     AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF AUGUST __, 2001

                          BANK ONE, MICHIGAN, AS AGENT


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
                                             TABLE OF CONTENTS
                                             -----------------
                                                                                                           Page
                                                                                                           ----
1.   DEFINITIONS..........................................................................................    1
2.   REVOLVING CREDIT.....................................................................................   23
   2.1   Revolving Credit Commitment......................................................................   23
   2.2   Accrual of Interest and Maturity.................................................................   23
   2.3   Requests for Advances and Requests for Refundings and Conversions of Revolving Credit Advances...   23
   2.4   Disbursement of Revolving Credit Advances........................................................   25
   2.5   Prime-based Advance in Absence of Election or Upon Default.......................................   26
   2.6   Revolving Credit Commitment Fee..................................................................   26
   2.7   Reduction of Indebtedness: Revolving Credit Aggregate Commitment.................................   26
   2.8   Optional Reduction or Termination of Revolving Credit Aggregate Commitment.......................   26
3.   LETTERS OF CREDIT....................................................................................   27
   3.1   Letters of Credit................................................................................   27
   3.2   Conditions to Issuance...........................................................................   27
   3.3   Notice...........................................................................................   29
   3.4   Letter of Credit Fees............................................................................   29
   3.5   Other Letter of Credit Fees......................................................................   30
   3.6   Draws and Demands for Payment Under Letters of Credit............................................   30
   3.7   Obligations Irrevocable..........................................................................   31
   3.8   Risk Under Letters of Credit.....................................................................   32
   3.9   Indemnification..................................................................................   33
   3.10  Right of Reimbursement...........................................................................   34
         ----------------------
4.   SWING LINE CREDIT....................................................................................   34
   4.1   Swing Line Advances..............................................................................   34
   4.2   Accrual of Interest, Margin Adjustments..........................................................   35
   4.3   Requests for Swine Line Advances.................................................................   35
   4.4   Disbursement of Swing Line Advances..............................................................   36
         -----------------------------------
   4.5   Refunding, of or Participation Interest in Swing Line Advances...................................   36
         --------------------------------------------------------------
5.   MARGIN ADJUSTMENTS; INTEREST PAYMENTS................................................................   37
   5.1   Margin Adjustments...............................................................................   37
   5.2   Prime-Based Interest Payments....................................................................   38
   5.3   Eurocurrency-Based Interest Payments.............................................................   38
   5.4   Interest on Default..............................................................................   38
   5.5   Prepayment of Revolving Credit and Swing Line Advances...........................................   39
6.   CONDITIONS...........................................................................................   39
   6.1   Execution of Notes and This Agreement............................................................   39
   6.2   Corporate Authority..............................................................................   39
   6.3   Collateral Documents.............................................................................   40
   6.4   Subordination Agreement..........................................................................   40
   6.5   Insurance........................................................................................   40
   6.6   Compliance with Certain Documents and Agreements.................................................   40
   6.7   Opinion of Counsel...............................................................................   40
   6.8   Company's Certificate............................................................................   40
   6.9   Payment of Fees..................................................................................   41

                                                                 i
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
   6.10  Borrowing Base Certificate.......................................................................   41
   6.11  The Full Line Acquisition........................................................................   41
   6.12  Covenant Compliance Certificate..................................................................   41
   6.13  Other Documents and Instruments..................................................................   42
   6.14  Continuing Conditions............................................................................   42
   6.15  Initial Loans to Finance the Tender Offer........................................................   42
7.   REPRESENTATIONS AND WARRANTIES.......................................................................   43
   7.1   Corporate Authority..............................................................................   43
   7.2   Due Authorization - Company......................................................................   44
   7.3   Due Authorization - Subsidiaries.................................................................   44
   7.4   Liens............................................................................................   44
   7.5   Taxes............................................................................................   44
   7.6   No Defaults......................................................................................   44
   7.7   Enforceability of Agreement and Loan Documents -- Company........................................   44
   7.8   Enforceability of Loan Documents -- Subsidiaries.................................................   45
   7.9   Compliance with Laws.............................................................................   45
   7.10  Non-Contravention -- Company.....................................................................   45
   7.11  Non-Contravention -- Subsidiaries................................................................   45
   7.12  No Litigation....................................................................................   45
   7.13  Consents, Approvals and Filings, Etc.............................................................   46
   7.14  Agreements Affecting Financial Condition.........................................................   46
   7.15  No Investment Company or Margin Stock............................................................   46
   7.16  ERISA............................................................................................   46
   7.17  Conditions Affecting Business or Properties......................................................   47
   7.18  Environmental Matters............................................................................   47
   7.19  Subsidiaries/Shares of Stock.....................................................................   48
   7.20  Accounting Principles............................................................................   48
   7.21  Financial Condition..............................................................................   48
   7.22  Misrepresentation................................................................................   48
   7.23  Subordinated Debt Documents......................................................................   49
8.   AFFIRMATIVE COVENANTS................................................................................   49
   8.1   Financial Statements.............................................................................   49
   8.2   Certificates; Other Information..................................................................   50
   8.3   Payment of Obligations...........................................................................   51
   8.4   Conduct of Business and Maintenance of Existence.................................................   51
   8.5   Maintenance of Property; Insurance...............................................................   51
   8.6   Inspection of Property, Books and Records, Discussions...........................................   52
   8.7   Notices..........................................................................................   52
   8.8   Environmental Covenants..........................................................................   53
   8.9   Senior Total Debt to Adjusted EBITDA Ratio.......................................................   54
   8.10  Fixed Charge Coverage Ratio......................................................................   54
   8.11  Interest Coverage Ratio..........................................................................   55
   8.12  Total Debt to Adjusted EBITDA Ratio..............................................................   55
   8.13  Taxes............................................................................................   56
   8.14  Governmental and Other Approvals.................................................................   56
   8.15  Compliance with ERISA............................................................................   56

                                                                ii
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
   8.16  ERISA Notices....................................................................................   56
   8.17  Security.........................................................................................   57
   8.18  Defense of Collateral............................................................................   57
   8.19  Use of Proceeds..................................................................................   57
   8.20  Future Subsidiaries and Collateral...............................................................   57
   8.21  Further Assurances...............................................................................   58
   8.22  Interest Rate Protection Agreements..............................................................   58
   8.23  The Full Line Acquisition........................................................................   58
9.   NEGATIVE COVENANTS...................................................................................   58
   9.1   Limitation on Debt...............................................................................   58
   9.2   Limitation on Liens..............................................................................   59
   9.3   Financial Contracts..............................................................................   60
   9.4   Acquisitions.....................................................................................   60
   9.5   Limitation on Mergers, or Sale of Assets.........................................................   61
   9.6   Restricted Payments..............................................................................   62
   9.7   Limitation on Capital Expenditures...............................................................   62
   9.8   Limitation on Investments, Loans and Advances....................................................   62
   9.9   Transactions with Affiliates.....................................................................   63
   9.10  Limitation on Negative Pledge Clauses............................................................   64
   9.11  Prepayment of Debts..............................................................................   64
   9.12  Subordinated Debt................................................................................   64
   9.13  Modification of Certain Agreements...............................................................   64
10.   DEFAULTS............................................................................................   64
  10.1   Events of Default................................................................................   64
  10.2   Exercise of Remedies.............................................................................   66
  10.3   Rights Cumulative................................................................................   67
  10.4   Waiver by Company of Certain Laws................................................................   67
  10.5   Waiver of Defaults...............................................................................   67
  10.6   Set Off..........................................................................................   67
11.   PAYMENTS, RECOVERIES AND COLLECTIONS................................................................   67
  11.1   Payment Procedure................................................................................   68
         -----------------
  11.2   Application of Proceeds of Collateral............................................................   69
  11.3   Pro-Rata Recovery................................................................................   70
12.   CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS....................................................   70
  12.1   Reimbursement of Prepayment Costs................................................................   70
  12.2   Agent's Eurocurrency Lending Office..............................................................   71
  12.3   Circumstances Affecting Eurocurrency-Based Rate Availability.....................................   71
  12.4   Laws Affecting Eurocurrency-Based Advance Availability...........................................   71
  12.5   Increased Cost of Eurocurrency-Based Advances....................................................   71
  12.6   Indemnity........................................................................................   72
  12.7   Other Increased Costs............................................................................   73
  12.8   Substitution of Lenders..........................................................................   73
13.   AGENT...............................................................................................   74
  13.1   Appointment, Nature of Relationship..............................................................   74
  13.2   Powers...........................................................................................   74
  13.3   General Immunity.................................................................................   74

                                                                iii
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
  13.4   No Responsibility for Loans, Recitals, etc.......................................................   74
  13.5   Action on Instructions of Lenders................................................................   75
  13.6   Employment of Agents and Counsel.................................................................   75
  13.7   Reliance on Documents; Counsel...................................................................   75
  13.8   Agent's Reimbursement and Indemnification........................................................   75
  13.9   Notice of Default................................................................................   75
  13.10  Rights as a Lender...............................................................................   75
  13.11  Lender Credit Decision...........................................................................   76
  13.12  Successor Agent..................................................................................   76
  13.13  Collateral Management............................................................................   76
  13.14  Right to Indemnity...............................................................................   77
  13.15  Sharing of Payments..............................................................................   77
  13.16  Withholding Tax Exemption........................................................................   77
14.   MISCELLANEOUS.......................................................................................   78
  14.1   Accounting Principles............................................................................   78
  14.2   Consent to Jurisdiction..........................................................................   78
  14.3   Law of Michigan..................................................................................   78
  14.4   Interest.........................................................................................   79
  14.5   Closing Costs and Other Costs: Indemnification...................................................   79
  14.6   Notices..........................................................................................   80
  14.7   Further Action...................................................................................   81
  14.8   Successors and Assigns, Participations; Assignments..............................................   81
  14.9   Indulgence.......................................................................................   83
  14.10  Counterparts.....................................................................................   83
  14.11  Amendment and Waiver.............................................................................   83
  14.12  Confidentiality..................................................................................   85
  14.13  Acknowledgments..................................................................................   86
  14.14  Taxes and Fees...................................................................................   86
  14.15  WAIVER OF JURY TRIAL.............................................................................   86
  14.16  Complete Agreement...............................................................................   87
  14.17  Severability.....................................................................................   87
  14.18  Table of Contents and headings...................................................................   87
  14.19  Construction of Certain Provisions...............................................................   87
  14.20  Independence of Covenants........................................................................   87
  14.21  Reliance on and Survival of Various Provisions...................................................   87
  14.22  Amendment and Restatement........................................................................   87

                                                                iv

                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------

     This Amended and Restated Credit Agreement (this "Agreement") is made as of the __ day of August, 2001, by and among the lenders from time to time party hereto (as defined below, the "Lenders"), Bank One, Michigan, as agent for the Lenders (in such capacity, the "Agent"), and Broder Bros., Co., a Michigan corporation (the "Company").

                                    RECITAL
                                    -------

     The Company, the lenders party thereto and Bank One, Michigan, formerly known as NBD Bank, as Agent, are parties to an Amended and Restated Credit Agreement dated as of May 3, 2000 (as amended, the "Existing Credit Agreement"), which amended and restated a Credit Agreement dated June 25, 1998, and the parties hereto desire to amend and restate the Existing Credit Agreement as set forth herein.

     The parties hereto agree to amend and restate the Existing Credit Agreement in its entirety as follows:


     1.  DEFINITIONS

     For the purposes of this Agreement the following terms will have the following meanings:

     "Account Party" shall mean, with respect to any Letter of Credit, the account party or parties (which shall be the Company) named in an application to the Issuing Bank for the issuance of such Letter of Credit.

     "Accounts", "Chattel Paper", "Documents", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Investment Property", and "Inventory" shall have the respective meanings assigned to them in the UCC as of the date of this Agreement.

     "Acquisition" shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority of the Voting Stock of any Person.

     "Adjusted EBITDA" shall mean:

     (a) $8,758,000 for the fiscal quarter ended September 23, 2000, $8,504,000 for the fiscal quarter ended December 30, 2000, $3,119,000 for the fiscal quarter ended March 31, 2001 and $5,818,000 for the fiscal quarter ended June 30, 2001; plus, for each such fiscal quarter, the amount of EBITDA due solely to any Permitted Acquisitions (other than the Full Line Acquisition) consummated after the Effective Date.

     (b) For any applicable period of determination thereafter, the consolidated EBITDA of the Company and the Guarantors for such period, provided that, with respect to any period consisting of any portion of the fiscal quarters ending September 29, 2001 and December 29, 2001 prior to Full Line becoming a Guarantor, the following amount shall be added to Adjusted EBITDA: (i) the actual consolidated EBITDA of Full Line and its Subsidiaries for such period plus (ii) $1,168,000 times a fraction, the numerator of which shall be the number of days in such period and the denominator of which shall be 365 days.

     "Advance(s)" shall mean, as the context may indicate, a borrowing of a loan or the issuance of a Letter of Credit, as the case may be, requested by Company and made by the Lenders under Section 2.1 hereof, or requested by the Company and made by the Issuing Agent under Section 3.1 hereof or requested by the Company and made by the Swing Line Lender under Section 4.1 hereof, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 or 4.5 hereof, and any advance of a Letter of Credit under Section 3.6 hereof (including without limitation the Letter of Credit and any unreimbursed amount of any draws under any Letters of Credit), and shall include, as applicable, a Eurocurrency-based Advance and a Prime-based Advance.

     "Affected Lender" shall have the meaning set forth in Section 12.8.

     "Affiliate" shall mean, with respect to any Person, any other Person or group acting in concert in respect of the first Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of Voting Stock or by contract or otherwise. Unless otherwise specified to the contrary herein, or the context requires otherwise, Affiliate shall refer to the Company's Affiliates.

     "Agent" shall mean Bank One, in its capacity as agent for the Lenders hereunder, or any successor agent appointed in accordance with Section 13.12 hereof.

     "Agent's Fees" shall mean those agency and other fees and expenses required to be paid by Company to Agent.

     "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one half of one percent (1/2%).

     "Applicable Commitment Fee Percentage" shall mean as of any date of determination thereof, the applicable percentage used to calculate the Revolving Credit Commitment Fee due and payable hereunder, determined by reference to the appropriate columns in the pricing matrix attached to this Agreement as Schedule 1.1.

     "Applicable Interest Rate" shall mean the Eurocurrency-based Rate or the Prime-based Rate, as selected by Company from time to time subject to the terms and conditions of this Agreement.

     "Applicable L/C Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate the Letter of Credit Fees due and payable hereunder, determined by reference to the appropriate columns in the pricing matrix attached to this Agreement as Schedule 1.1.

     "Authorized Officer" shall mean any of the following officers of Company:
(i) Chief Executive Officer,  (ii) President, (iii) Chief Operating Officer,
(iv) Chief Financial Officer, (v) Vice President, (vi) Controller, (vii) Treasurer or (viii) Secretary.

     "Bain Capital" shall mean Bain Capital, Inc., a Delaware corporation, and its successors and assigns.

     "Bank One" shall mean Bank One, Michigan, a Michigan banking corporation, and its successors or assigns.

     "Borrowing Base" shall mean, as of any applicable date of determination thereof, the sum of:

          (a) eighty percent (80%) of Eligible Accounts at such time; plus

          (b) sixty percent (60%) of the lesser of the book or fair market value of Eligible Inventory at such time, determined on a FIFO basis; plus

          (c)   the Fixed Asset Reliance;

provided, however that (i) the Borrowing Base shall be determined on the basis of the most current Borrowing Base Certificate or summary Borrowing Base report delivered by the Company and (ii) within thirty days of completing a collateral audit in accordance with Section 8.6(b) hereof, the Agent may notify the Company in writing that, based on the results of such audit, the Agent proposes to establish a reserve against the Borrowing Base in such amounts as set forth in the written notice. Any such written notice shall include an executive summary of the collateral audit relied upon by the Agent in establishing the reserve, and the Agent agrees to provide such reasonable additional detail requested by the Company. If within thirty days of the Company's receipt of such written notice, the Company notifies the Agent that it disputes the Agent's determination to establish such reserve, then the Agent and the Company shall use reasonable efforts to resolve such dispute within thirty days after the Company provides such notification. If the Company and the Agent are unable to resolve the dispute within such thirty day period, the Agent may establish reserves against the Borrowing Base in accordance with the terms of the Agent's
original written notice to the Company.   Notwithstanding anything to the
contrary contained herein, if the Company takes such actions as the Agent, acting reasonably, deems necessary to address the issue(s) which led to the establishment of a particular reserve such reserve shall be eliminated.

     "Borrowing Base Certificate" shall mean a certificate in form and detail satisfactory to Agent to be completed and delivered by Company to Agent and the Lenders in accordance with the provisions of Section 8.2(b) of this Agreement (or such other similar certificate or report as may be prescribed or required by the Agent from time to time).

     "Broder-Full Line Secured Loan Documents" shall mean the promissory note, security agreement and all other agreements and instruments between the Company and Full Line described on Schedule 1.2 evidencing, securing or otherwise relating to the loans from the Company to Full Line.

     "Business Day" shall mean any day on which commercial banks are open for domestic and international business in Chicago, Detroit, London and New York.

     "Capital Expenditures" shall mean, without duplication, any amounts accrued in respect of a period in respect of any purchase or other acquisition for value of fixed or capital assets; provided that, in no event shall Capital Expenditures include (a) amounts expended in respect of normal repair and maintenance of plant facilities, machinery, fixtures and other like capital assets utilized in the ordinary conduct of business (to the extent such amounts would not be capitalized in preparing a balance sheet determined in accordance with GAAP), (b) amounts financed with long term debt, excluding Advances but including Capitalized Leases, (c) the acquisition of fixed assets from the proceeds of the sale of fixed assets or the proceeds of casualty insurance with respect to fixed assets, in each case to the extent permitted hereunder, and (d) expenditures solely in connection with the closing of a Permitted Acquisition.

     "Capital Stock" shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock (however designated) in or to such association or entity, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and including, in all of the foregoing cases described in clauses (i), (ii), (iii) or (iv), any warrants, rights or other options to purchase or otherwise acquire any of the interests described in any of the foregoing cases.

     "Capitalized Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) with respect to which the discounted present value of the rental obligations of such Person as lessee thereunder, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person.

     "Change in Control" shall mean:

          (a) prior to a broadly distributed initial public offering of the Capital Stock of the Company (an "IPO"), (i) Permitted Holders shall cease to control, directly or indirectly, in each case free and clear of all Liens, more than 50% (on a fully diluted basis) of the issued and outstanding shares of Voting Stock of the Company and have the power (whether exercised or not) to appoint, designate or otherwise elect more than 50% of the members of the Board of Directors of the Company or (ii) other than the Permitted Holders, any Person (which shall include, for purposes of this definition only, a "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), but which shall exclude, for purposes of this clause
(a), any Management Shareholders), acquires or owns beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of an amount of the outstanding shares of Voting Stock of the Company on a fully diluted basis which is equal to or greater than at least 20% (on a fully diluted basis) of the issued and outstanding shares of Voting Stock of the Company; or

          (b) after an IPO, any Person, (which shall include, for purposes of this definition only, a "person" within the meaning of Section 13(d)(3) or
Section 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) acquires or owns beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of an amount of the outstanding shares of Voting Stock of the Company on a fully diluted basis which is equal to or greater than the amount owned by the Permitted Holders; or

          (c) during any period of two consecutive years after an IPO, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a majority vote of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death) to constitute a majority of the Board of Directors then in office; or

          (d) Permitted Holders shall cease to hold and control, free and clear of all Liens, more than 50% of the aggregate principal amount of the $10,000,000 Subordinated Notes.

  "Collateral" shall mean:

          (a) all present and future property or rights of any kind, whether real, personal or otherwise, of the Company and each of its present and future Domestic Subsidiaries other than (i) the Capital Stock of Foreign Subsidiaries (except to the extent described in clause (b) of this definition), (ii) leasehold interests in real property; and (iii) other assets which are not material in the aggregate and which the Agent agrees to exclude from this definition of Collateral; and

          (b) 65% of the Capital Stock of each present and future Foreign Subsidiary owned by the Company or a Guarantor.

     "Collateral Documents" shall mean the Security Agreement and all of the acknowledgments, financing statements, mortgages, pledge agreements, note pledge agreements, instruments and other security documents executed by Company or any Guarantor in favor of the Agent for the benefit of the Lenders and delivered to the Agent, as security for the Indebtedness, in each case as of the Effective Date or from time to time subsequent thereto in connection with such Security Agreement, this Agreement or any of the other Loan Documents, in each case, as such Collateral Documents may be amended or otherwise modified from time to time.

     "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or which is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Internal Revenue Code.

     "Company" shall mean Broder Bros., Co., a Michigan corporation, and its permitted successors and assigns.

     "Consolidated" or "Consolidating" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, references to Consolidated financial statements or data of Company includes consolidation with its Subsidiaries in accordance with GAAP.

     "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Covenant Compliance Report" shall mean the report to be furnished by Company to the Agent pursuant to Section 8.2(a) hereof, in the form of attached Exhibit E and certified by an Authorized Officer, in which report Company shall set forth, among other things, detailed calculations and the resultant ratios or financial tests with respect to the financial covenants contained in Sections
8.9 through 8.12, and Sections 9.5(c) and 9.7(b) of this Agreement.

     "De Minimis Matters" shall mean environmental or other matters, the existence of which and any liability which may result therefrom, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP, including without limitation, any items so classified on a balance sheet, any reimbursement obligations in respect of letters of credit or obligations in respect of bankers acceptances and any Off-Balance Sheet Liabilities; provided, however that (a) unsecured trade accounts payable (including without limitation, short term Debt owed to vendors), accrued expenses and deferred rent and compensation arising in the ordinary course of Company's or such Subsidiary's businesses and consistent with past practices shall not be considered Debt and (b) for purposes of calculating the aggregate Debt of such Person and its Subsidiaries (if any), the direct and indirect and absolute and contingent obligations of such Person (whether direct or contingent) shall be determined without duplication.

     "Default" shall mean any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

     "Defaulting Lender" shall mean any Lender that fails to make available to the Agent such Lender's Loans required to be made hereunder or shall have not made a payment required to be made to the Agent hereunder. Once a Lender becomes a Defaulting Lender, such Lender shall continue as a Defaulting Lender until such time as such Defaulting Lender makes available to the Agent the amount of such Defaulting Lender's Loans and all other amounts required to be paid to the Agent pursuant to this Agreement.

     "Disqualified Capital Stock" shall mean (a) with respect to a Person, except as to any Subsidiary of such Person, any Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Revolving Credit Maturity Date and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Company), any Capital Stock other than any common equity with no preference, privileges, or redemption or repayment provisions.

     "Distributions" is defined in Section 9.6.

     "Documentary Letter of Credit" shall mean any documentary or trade letter of credit or similar instrument issued for the account of the Company for the purpose of providing the primary payment mechanism in connection with the purchase of any material, goods or services by the Company in the ordinary course of business, issued by the Issuing Agent pursuant to Article 3 hereof and in accordance with its usual customs and practices for documentary or trade letters of credit and in any event providing for drafts payable at sight or within 90 days of the date of presentment.

     "Dollars" and the sign "$" shall mean lawful money of the United States of America.

     "Domestic Subsidiary" shall mean any Subsidiary of the Company which is organized under the laws of the United States of America, any State thereof or the District of Columbia or other political subdivision thereof.

     "EBITDA" shall mean, Net Income, plus, to the extent deducted from such net income, (a) interest expense (including any amortization of (I) deferred financing costs, (II) interest expense on deferred compensation arrangements, if any, (III) payments made to obtain Interest Rate Protection Agreements and (IV) any OID), (b) income taxes, including the Michigan single business tax, the California unitary tax, franchise tax and similar state taxes, (c) depreciation and amortization and other non-cash charges for such period, (d) management fees, shareholder consulting fees or similar fees to Bain Capital or any of its Affiliates, (e) one time compensation charges, including, without limitation, stay bonuses paid to existing management, severance costs incurred in connection with the Full Line Acquisition and future Permitted Acquisitions and non-cash expenses associated with the acceleration of stock option vesting, (f) non-recurring fees and expenses associated with the Full Line Acquisition

(including charges associated with the retirement of deferred financing costs), future Permitted Acquisitions, the sale of the manufacturing business of Full Line and asset sales resulting from the sale of non-core assets acquired in any Permitted Acquisition after the Effective Date (excluding the Full Line Acquisition), (g) extraordinary, unusual or non-recurring gains or losses and
(h) restructuring charges in connection with any Permitted Acquisition, all as determined in accordance with GAAP. Going forward, customary add-backs for transaction expenses and trailing four quarter Adjusted EBITDA of the Full Line Acquisition and other Permitted Acquisitions will also be allowed to the extent permitted under in Section 14.1.

     "Effective Date" shall mean the date on which all the conditions precedent set forth in Sections 6.1 through 6.15 have been satisfied or waived.

     "Eligible Account" shall mean an account receivable (but shall not include interest and service charges thereon and shall be net of any unapplied cash and other payments received with respect to all such accounts receivables) of the Company or a Guarantor or of Full Line arising in the ordinary course of Company's or such Guarantor's or Full Line's business in which the Agent has a first priority security interest pursuant to a Collateral Document or, in the case of Full Line prior to the Full Line Merger, in which the Company has a first priority security interest which has been assigned to the Agent pursuant to a Collateral Document and which meets each of the following requirements:

     (a) it is not owing more than sixty (60) days after the due date of the original invoice or other writing evidencing such account receivable, so long as not more than 120 days have passed since the invoice date corresponding to such account (or, in the case of a COD, charge card receivable or an account receivable payable upon delivery of the goods to which such account receivable relates, it is not owing more than fourteen (14) days after the shipment of the respective goods relating thereto);

     (b) it arises from a bona fide sale of Inventory, and such Inventory has been shipped or delivered to and accepted by the account debtor under such account receivable; or it arises from services rendered under an enforceable contract, and such services have been performed in accordance with such contract;

     (c) it is evidenced by an invoice or some other evidence of billing acceptable to the Agent, dated not later than the date of shipment or performance, rendered to such account debtor;

     (d) it is not evidenced by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper except as any of the foregoing has been endorsed and delivered by the Company, a Guarantor or Full Line, as appropriate, pursuant to or in accordance with the Collateral Documents or this Agreement on or prior to such Account's inclusion in any applicable Borrowing Base Certificate;

     (e) it is a valid, legally enforceable obligation of the account debtor thereunder and for such amount as is set forth in the most recent Borrowing Base Certificate delivered by Company to Agent and the Lenders, which amount is net of the amount of any rebates, returns, credits, finance charges, allowances or discounts relating to such account receivable, and is net of the amount as to which such account receivable (determined on a per invoice basis) is subject to any offset, counterclaim, contra account or defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder, in whole or in part, whether as a result of returned, inferior or damaged Inventory or services, or for any other reason, and there is no agreement between Company or any Guarantor or Full Line and the related account debtor, or any other Person(s), for any release of liability in respect of such account receivable, in whole or in part;

     (f) The Company, a Guarantor or Full Line, as the case may be, has granted to Agent for the benefit of the Lenders a perfected first priority security interest in such account receivable (as an item of the Collateral), and such account receivable is not subject to any sale of accounts, any rights of offset, assignment, transfer, lien or security interest whatsoever, other than to Agent for the benefit of the Lenders;

     (g) (i) it is not owing by a Subsidiary or Affiliate of the Company or a Guarantor or Full Line, (ii) in the case of a Foreign Account, it satisfies each of the other requirements of an Eligible Account hereunder; provided, however in
                                                            --------  -------
no event shall more than One Million Dollars ($1,000,000) in Foreign Accounts which are not supported by letters of credit or credit insurance in form and substance acceptable to the Agent be deemed to be Eligible Accounts at any time, and (iii) it is not an account receivable which is owing by the government of any foreign country or sovereign state, or of any state, province, municipality or other instrumentality thereof if the security interest of the Agent therein is not fully enforceable for any reason or the collection of the full amount of such account receivable by the Agent is prohibited or restricted in any manner;

     (h) it is not an account receivable owing by the United States of America or any state or Political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of any of the foregoing, unless all necessary steps are taken to comply with the Federal Assignment of Claims Act of 1940, as amended, or with any comparable state law, if applicable, and all other necessary steps are taken to perfect Agent's security interest in such account receivable;

     (i) it is not owing by an account debtor for which Company or a Guarantor or Full Line has received actual notice of (i) the death of the account debtor or any partner of the account debtor, which could have a material adverse effect upon such account debtor or the collectability of such account receivable, (ii) the dissolution, liquidation, termination of existence, insolvency or business failure of the account debtor, (iii) the appointment of a receiver for any part of the property of the account debtor, or (iv) an assignment for the benefit of creditors, the filing of a petition in bankruptcy, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the account debtor; provided that so long as an order exists permitting payment of trade creditors generally or of the Company or a Guarantor or Full Line, as the case may be, specifically with respect to such account debtor and such account debtor has obtained adequate post-petition financing to pay such accounts receivable, the accounts receivable of such account debtor shall not be deemed ineligible under the provisions of this clause (i); and

     (j) it is not an account receivable billed in advance, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, subject to a retainage or holdback by the account debtor or insured by a surety company;

     (k) the transactions leading to the creation of such account receivable comply, in all material respects, with all applicable local, state and federal laws and regulations unless the failure to comply would not affect the enforceability or collectability of the account receivable;

     (1) it is not owing by any account debtor as to which 50% or more of the aggregate amount of the accounts receivable payable by such account debtor to the Company or a Guarantor or Full Line do not otherwise constitute Eligible Accounts; and

     (m) it is not owing by any account debtor whose obligations Agent, acting in its reasonable discretion (and based upon such facts as the Agent reasonably deems appropriate), shall have notified the Company or a Guarantor or Full Line are not deemed to constitute Eligible Accounts.

An account receivable which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

     "Eligible Inventory" shall mean all of Company's and each Guarantor's and Full Line's Inventory, determined on a FIFO basis as reduced for any LIFO reserve to the extent the reserve is negative and as reduced by any discontinued inventory reserve, purchase price discount reserve or any other reserve, in which the Agent has a first priority security interest pursuant to a Collateral Document or, in the case of Full Line prior to the Full Line Merger, in which the Company has a first priority security interest which has been assigned to the Agent pursuant to a Collateral Document and which is in good and merchantable condition and which is usable or salable by Company or such Guarantor or Full Line, as the case may be, in the ordinary course of business, as reasonably determined by Company, including inventory being purchased with a Documentary Letter of Credit which has been issued, and which is subject to a first priority security interest in favor of Agent for the benefit of the Lenders, and which would properly be classified as "raw materials" or as "finished goods inventory" under GAAP, excluding (a) Company's and each
                                       ---------
Guarantor's and Full Line's "work-in-process", consigned goods and Inventory located outside the United States of America which is not fully insured, (b) Inventory covered by or subject to a seller's right to repurchase, or any consensual or nonconsensual lien or security interest (including, without limitation, purchase money security interests), other than in favor of Agent for the benefit of the Lenders, whether senior or junior to Lenders' security interest, and other than landlord liens which are fully subordinated to the Agent's security interest pursuant to an agreement in form and substance reasonably acceptable to the Agent, and (c) Inventory that the Agent, acting in its reasonable discretion, after having notified Company or such Guarantor or Full Line, excludes. Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

     "Environmental Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, local, foreign or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to Hazardous Materials, including, without limitation, any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos, and/or other similar materials; any so-called "superfund" or "superlien" law, pertaining to Hazardous Materials on or about any of the Collateral, or any other property at any time owned, leased or otherwise used by Company or any of its Subsidiaries, or any portion thereof, including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; and any other federal, state, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, radioactive, flammable or dangerous waste, substance or material, as now or at any time hereafter in effect.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which is part of a group which includes the Company and would be treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code.

     "Eurocurrency-based Advance" shall mean an Advance which bears interest at the Eurocurrency-based Rate.

     "Eurocurrency-based Rate" shall mean, with respect to any Eurocurrency-Interest Period, the per annum interest rate which is equal to the sum of the Margin plus the quotient of:

          (a) the per annum interest rate at which deposits in eurodollars are offered to Agent's Eurocurrency Lending Office by other prime banks in the eurodollar market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 a.m. Detroit time two (2) Business Days prior to the first day of such Eurocurrency-Interest Period, divided by

          (b) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Eurocurrency-Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurodollar funding (currently referred to as "eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System, all as conclusively determined (absent manifest error) by the Agent, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

     "Eurocurrency-Interest Period" shall mean the Interest Period applicable to a Eurocurrency-based Advance.

     "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office, branch or affiliate, domestic or foreign, as it may designate at any time as a Eurocurrency Lending Office by notice to Company and the Lenders, and (b) as to each of the Lenders, its office, branch or affiliate located at its address set forth in Agent's administrative questionnaire completed by such Lender (or identified thereon as a Eurocurrency Lending Office), or at such other office, branch or affiliate of such Lender as it may hereafter designate as its Eurocurrency Lending Office by notice to Company and Agent.

     "Event of Default" shall mean each of the Events of Default specified in
Section 10.1 hereof.

     "Excess Cash Flow" shall mean for any period, the total of the following, without duplication, for such period for the Company and its Subsidiaries on a consolidated basis: (a) Adjusted EBITDA, plus, (b) decreases in working capital (excluding decreases in working capital associated with the sale of the manufacturing business of Full Line and the sale of non-core assets acquired in any Permitted Acquisition after the Effective Date (excluding the Full Line Acquisition)), less (c) Capital Expenditures, less (d) Total Cash Interest Expense, less (e) all principal payments (other than payments on any Revolving Credit unless accompanied by a permanent reduction in the Revolving Credit Commitment) on any Debt of the Company and its Subsidiaries, less (f) increases in working capital, less (g) income taxes paid or accrued, less (h) the net cost of Permitted Acquisitions, without duplication, (i) any cash disbursements made during such period against non-current liabilities (such as deferred taxes) to the extent not deducted in determining Net Income, less (j) the amount of the reduction in amount of Fixed Asset Reliance during such period.

     "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it, all as conclusively determined by Agent, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

     "Fees" shall mean the Revolving Credit Commitment Fee, the Letter of Credit Fees, the Agent's Fees, and the other fees and charges payable by Company to the Lenders or Agent hereunder.

     "FIFO" shall mean the First-In First-Out inventory accounting method in accordance with GAAP.

     "Financial Statements" shall mean all those balance sheets, earnings statements and other financial statements (whether of the Company or the Subsidiaries) which have been furnished to the Agent or the Lenders for the purposes of, or in connection with, this Agreement and the transactions contemplated hereby.

     "Fixed Asset Reliance" shall mean the difference of (i): (a) $11,875,000 for the period from the Effective Date to and including May 3, 2002, provided that if the sale of a substantial portion of Full Line's manufacturing business occurs prior to May 3, 2002 then the Fixed Asset Reliance will reduce to $8,875,000 upon such sale, (b) $7,625,000 for the period from and including May 3, 2002 to and including May 2, 2003, (c) $4,500,000 for the period from and including May 3, 2003 to and including May 3, 2004, and (d) -$0- at any time thereafter; minus (ii) for each of the above amounts, on the date 90 days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2001, an amount equal to the lesser of (a) 50% of the Excess Cash Flow for such fiscal year in excess of $500,000 and (b) $4,000,000, and minus (iii) for each of the above amounts, 50% of the amount of the Net Proceeds from the sale of Full Line's manufacturing business which is in excess of $8,000,000, effective upon any such sale, provided, that, the Fixed Asset
                                          --------  ----
Reliance may not be less than -$0-.

     "Fixed Charges" of the Company and its Subsidiaries, shall mean, for any date of determination for any period ending, the sum, without duplication, of
(i) Total Cash Interest Expense paid or payable during such period, determined on a Consolidated basis, (ii) the amount of all Rental Expense of the Company and its Subsidiaries determined on a Consolidated basis paid or due during such period, plus (iii) all payments of principal or other sums payable during such period by the Company and its Subsidiaries with respect to Total Debt (excluding however (x) payments of principal outstanding under the Revolving Notes and the Swing Line Note and (y) payments of principal payable under the Subordinated Debt to the extent such payments are not paid, are prohibited from being paid under the terms of this Agreement and the payee thereof has consented to such prohibition and waived any defaults in connection therewith), plus (iv) all accrued income taxes, plus (v) the amount of all reductions in the amount of Fixed Asset Reliance during such period, in each case determined in accordance with GAAP, plus (vi) all amounts paid or due during such period by the Company for redemptions of Capital Stock pursuant to Section 9.1(i), plus (vii) all management fees, shareholder consulting fees or similar fees and all fees and other amounts under the Advisory Agreement between the Company and Bain Capital dated the date hereof, in each case paid or due to Bain Capital or any of its Affiliates during such period, plus (viii) Distributions paid during such period in accordance with Section 9.6(b), but excluding any such Distributions to the extent funded from the proceeds of key man life insurance. Notwithstanding the foregoing, Fixed Charges as calculated for any period prior to the Full Line Acquisition shall include any of the items of the type described clauses (ii),
(iv) and (viii) in this definition of Fixed Charges for Full Line and its Subsidiaries for such period, without duplication of any amounts already included in Fixed Charges.

     "Fixed Charge Coverage Ratio" shall mean, as of any date of determination, a ratio (i) the numerator of which shall be the Adjusted EBITDA of the Company and its Subsidiaries, plus the amount of all Rental Expense of the Company and its Subsidiaries and, without duplication, of Full Line and its Subsidiaries paid or due, and minus the amount of all Capital Expenditures of the Company and its Subsidiaries which are not financed by Indebtedness permitted hereunder of the Company and its Subsidiaries and, without duplication, of Full Line and its Subsidiaries paid or required to be paid, and (ii) the denominator of which shall be Fixed Charges, in all cases as calculated for the four consecutive fiscal quarters then ending.

     "FLD Acquisition Corp." shall mean FLD Acquisition Corp., a Georgia corporation and a wholly owned Subsidiary of the Company.

     "Foreign Account" shall mean an Account which is owing by an account debtor which does not maintain its chief executive office in the United States of America, or any of its possessions, is not organized under the laws of the United States of America, or any state or possession thereof, or is a resident or citizen of any jurisdiction other than the United States of America, or any state or possession thereof.

     "Foreign Subsidiary" shall mean any Subsidiary of the Company which is not a Domestic Subsidiary.

     "Full Line" shall mean Full Line Distributors, Inc., a Georgia corporation.

     "Full Line Acquisition" shall mean the Acquisition by FLD Acquisition Corp. of greater than 50% of the Capital Stock of Full Line pursuant to the terms of the Full Line Tender Offer and the terms of Section 6.09 of the Full Line Merger Agreement, at the time of the Acquisition thereof free and clear of any Liens and in accordance with the other terms and conditions of the Full Line Acquisition Documents and including the subsequent Full Line Merger.

     "Full Line Acquisition Documents" shall mean the Full Line Tender Offer Statement, the Full Line Solicitation/Recommendation Statement, the Full Line Merger Agreement, the Full Line Stockholders' Agreement and all other agreements and documents executed, delivered or obtained in connection with the Full Line Acquisition, and all other agreements and documents executed in connection therewith, and all required governmental, shareholder and other approvals, filings and consents required in connection therewith and all other agreements and documents executed or delivered in connection therewith at any time.

     "Full Line Merger" shall mean the merger of FLD Acquisition Corp. and Full Line to be consummated on or before the date 120 days after the Effective Date pursuant to the terms of the Full Line Merger Agreement, with Full Line being the surviving corporation.

     "Full Line Merger Agreement" shall mean the Agreement and Plan of Merger by and among the Company, FLD Acquisition Corp. and Full Line dated July 9, 2001 in the form delivered to the Lenders and the Agent prior to the Effective Date and as amended from time to time to the extent permitted hereunder.

     "Full Line Solicitation/Recommendation Statement" shall mean Full Line's Solicitation/Recommendation Statement dated July __, 2001 on Schedule 14D-9 pursuant to Rule 14d-9 under the Securities Exchange Act of 1934 and issued by Full Line to its security holders.

     "Full Line Stockholders' Agreement" shall mean the Stockholders' Agreement dated July 9, 2001 among Isador E. Mitzner, J. David Keller, the Company and FLD Acquisition Corp.

     "Full Line Tender Offer" shall mean the Full Line Acquisition accomplished pursuant to the Full Line Tender Offer Statement, as the same may be extended from time to time.

     "Full Line Tender Offer Statement" shall mean the Offer to Purchase dated July __, 2001 with respect to Full Line filed by FLD Acquisition Corp. with the Securities and Exchange Commission.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as it changes from time to time.

     "Governmental Obligations" shall mean noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.

     "Guarantee Obligation" shall mean as to any Person (the "guaranteeing person") any obligation of the guaranteeing person in respect of any obligation of another Person (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, counter indemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

     "Guarantor" shall mean each present and future Domestic Subsidiary of the Company, provided that Full Line shall not be required to be a Guarantor hereunder until completion of the Full Line Merger.

     "Guaranty" shall mean, collectively, each Guaranty executed by each Guarantor pursuant hereto, which Guarantees shall be in form and substance acceptable to the Agent.

     "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in, or for purpose of, any Environmental Laws.

     "Hedging Transaction" shall mean each interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by the Company from time to time pursuant to an Interest Rate Protection Agreement; provided that such transaction is entered into for risk management purposes and not for speculative purposes.

     "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

     "Indebtedness" shall mean all indebtedness and liabilities (including without limitation interest, fees and other charges) arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of Company or any Subsidiary to any of the Lenders or to the Agent, in any manner and at any time, whether evidenced by the Notes, arising under any of the other Loan Documents, due or hereafter to become due, now owing or that may hereafter be incurred by Company or any Subsidiary to, any of the Lenders or the Agent, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, any payment obligations, if any, under Hedging Transactions evidenced by Interest Rate Protection Agreements, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under the Notes or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Company and the Subsidiaries (whether direct or contingent) shall be determined without duplication.

     "Interest Coverage Ratio" shall mean, as of the end of any fiscal quarter, a ratio (a) the numerator of which shall be Adjusted EBITDA and (b) the denominator of which shall be Total Cash Interest Expense, in each case as calculated for the four consecutive fiscal quarters then ending.

     "Interest Period" shall mean (a) with respect to a Eurocurrency-based Advance, one (1), two (2), three (3) or six (6) months as selected by Company pursuant to Section 2.3, provided, however, that any Eurocurrency-Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, and (b) with respect to a Swing Line Advance, shall mean a period of one (1) to fourteen (14) days agreed to in advance by Company and the Swing Line Lender as selected by Company pursuant to Section 4.3. Each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day, and no Interest Period which would end after the Revolving Credit Maturity Date shall be permitted with respect to any Advance.

     "Interest Rate Protection Agreement" shall mean any interest rate swap, cap, floor, collar, forward rate agreement, foreign currency agreement or other rate protection transaction, or any combination of such transaction or agreements or any option with respect to any such transactions or agreements now existing or hereafter entered into by the Company.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     "Investment" shall mean, when used with respect to any Person, (a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any contingent obligation) in respect of any capital stock, Debt, obligation or liability of such other Person and (b) any other investment made by such Person (however acquired) in stock or other ownership interests in any other Person, including, without limitation, any investment made in exchange for the issuance of shares of stock of such Person.

     "Issuing Agent" shall mean Bank One in its capacity as issuer of one or more Letters of Credit hereunder.

     "Issuing Office" shall mean Issuing Agent's office located at 611 Woodward Avenue, Detroit, Michigan 48226 or such other office as Issuing Agent shall designate as its Issuing Office.

     "L/C Maximum Amount" shall mean, as of any date of determination, the lesser of

          (A)  $10,000,000 and

          (B) the Maximum Availability on such date minus the Outstanding Amount of Advances as of such date.

     "Lenders" shall mean such financial institutions and entities from time to time parties hereto as lenders and shall include the Agent in its capacity as a Lender, the Swing Line Lender and any assignee which becomes a Lender pursuant to Section 14.8 hereof.

     "Letters of Credit" shall mean Standby Letters of Credit or Documentary Letters of Credit, or any or all Standby Letters of Credit and Documentary Letters of Credit as the context indicates.

     "Letter of Credit Agreement" shall mean, in respect of each Letter of Credit, the application and related documentation satisfactory to the Issuing Agent of an Account Party or Account Parties requesting Issuing Agent to issue such Letter of Credit, as amended from time to time, which shall be substantially in the form of the Issuing Agent's standard form(s), as such form(s) may be amended or otherwise modified from time to time.

     "Letter of Credit Fees" shall mean the fees payable to Agent for the accounts of the applicable Lenders in connection with Letters of Credit pursuant to Section 3.4 hereof

     "Letter of Credit Obligations" shall mean at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, (b) the aggregate face amount of all Letters of Credit requested but not yet issued as of such date and (c) the aggregate amount of Reimbursement Obligations which have not been reimbursed by the Company as of such date.

     "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Issuing Agent in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

     "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, financing statement or comparable notice or other filing or recording, Capitalized Lease, subordination or any claim or right, or any other type of lien, charge, encumbrance, preferential or priority arrangement or other claim or right, whether based on common law or statute.

     "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Agreements, the Guaranties, the Letters of Credit, the Collateral Documents, the Subordination Agreements, any Interest Rate Protection Agreement and any other documents, certificates, instruments or agreements executed pursuant to or in connection with any such document or this Agreement, as such documents may be amended from time to time.

     "Majority Lenders" shall mean at any time Lenders holding 51% or more of the aggregate principal amount of the Indebtedness then outstanding under the Notes (provided that, for purposes of determining Majority Lenders hereunder, Indebtedness outstanding under the Swing Line Notes shall be allocated among the Lenders based upon their respective Percentages), or, if no Indebtedness is then outstanding, Lenders holding 51% or more of the Percentages.

     "Management Shareholders" shall mean Michael T. Brode, Trustee of The Michael T. Brode Revocable Living Trust dated September 13, 1994, Howard Morof, Trustee of the Michael T. Brode Irrevocable Electing Small Business Trust Agreement, Howard N.

Morof, Trustee of the Howard N. Morof Revocable Living Trust, dated August 7, 1992, as Amended, Harold Brode, Trustee of the Harold Brode Living Revocable Trust dated June 15, 1982, as amended, Todd Turkin, Howard N. Morof and
Vince Tyra,

     "Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin determined in accordance with the provisions of
Section 5.1 hereof by reference to the appropriate columns in the pricing matrix attached to this Agreement as Schedule 1.1.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or any Guarantor to perform its obligations under this Agreement, the Notes or any other Loan Document to which it is a party, or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

     "Maximum Availability" shall mean, as of any date of determination, the lesser of (a) the Revolving Credit Aggregate Commitment then in effect and (b) the Borrowing Base.

     "Multiemployer Plan" shall mean a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Income" shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with GAAP; provided that in
                                                              --------
determining Net Income there shall be excluded, without duplication: (a) the income of any Person (other than a Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has a joint interest or partnership interest or other ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (b) the income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, unless such income is calculated on a pro forma basis consistent with Section 14.1, in which case such income shall not be excluded from Net Income, (c) any net gain from the collection of the proceeds of life insurance policies, (d) gains and losses from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with GAAP, (e) any other extraordinary or non-recurring gains or non-cash losses of the Company or its Subsidiaries, and related tax effects in accordance with GAAP, and (f) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

     "Net Proceeds" shall mean, with respect to any asset sale permitted hereunder, an amount equal to the difference of (a) all payments in cash or cash equivalants received from such asset sale, without duplication, minus (b) any bona fide direct costs incurred due to such asset sale and income or gains taxes reasonably estimated to be actually payable as a result of any gain recognized in connection with such asset sale or Debt repaid from such asset sale.

     "Notes" shall mean the Revolving Credit Notes or the Swing Line Note, or any or all of the Revolving Credit Notes and the Swing Line Note as the context indicates, and in the absence of such indication, all such notes.

     "Off-Balance Sheet Liability" of a Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any sale and leaseback transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" or "tax ownership operating lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

     "Operating Lease" shall mean any lease other than a Capitalized Lease and shall include, without limitation, any warehouse or other building leases.

     "Outstanding Amount" shall mean, as of any date of determination thereof, after giving effect to any Request for Revolving Credit Advance or Request for Swing Line Advance to be funded on such date and/or any Letter of Credit which has been requested but not yet issued as of such date:

          (a) with respect to all Revolving Credit Advances outstanding on such date, the aggregate outstanding principal amount thereof after giving effect to all prepayments of such Advances and any Revolving Credit Advances in respect of a Letter of Credit pursuant to Section 3.6 or a Swing Line Advance pursuant to Section 4.5 hereof, made on such date;

          (b) with respect to all Swing Line Advances outstanding on such date, the aggregate outstanding principal amount thereof after giving effect to all prepayments or refundings of such Advances made on such date;

          (c) with respect to all Letter of Credit Obligations outstanding on such date, the aggregate amount of such Letter of Credit Obligations on such date after giving effect to any changes in the aggregate amount of the Letter of Credit Obligations as of such date, including as a result of any reimbursement of outstanding Reimbursement Obligations in respect of such Letters of Credit; and

          (d) with respect to (i) all Advances outstanding on such date, the sum (without duplication) of clauses (a) and (b) hereof and (ii) all Letter of Credit Obligations on such date, the sum (without duplication) of clause
     (c) hereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation under ERISA, or any successor corporation.

     "Pension Plan" shall mean each employee pension benefit plan, as defined in
Section 3(2) of ERISA, of the Company or an ERISA Affiliate but only to the extent such Pension Plan is subject to ERISA, as provided in Section 4 of ERISA, and is subject to Section 412 of the Internal Revenue Code and Section 302 of ERISA.

     "Percentage" shall mean, with respect to any Lender, its percentage share, as set forth on Schedule 1.3 hereto, of the Revolving Credit Aggregate Commitment and Standby Letters of Credit, as the context indicates, as such Schedule may be revised from time to time by Agent in accordance with the provisions of Section 14.8.

     "Permitted Acquisitions" shall mean the Full Line Acquisition and any other Acquisition permitted by Section 9.4, in each case subject to the terms of this Agreement.

     "Permitted Holders" shall mean (i) Bain Capital and (ii) any Person wholly owned and controlled by or under common control with Bain Capital.

     "Permitted Investments" shall mean

          (a)  Governmental Obligations;

          (b) Obligations of a state of the United States, the District of Columbia or any possession of the United States, or any political subdivision thereof, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest 3 major grades as determined by at least one nationally recognized rating agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which itself or its debt is rated in the highest 3 major grades as determined by at least one nationally recognized rating agency;

          (c) a demand, time, savings or like account with, or a banker's acceptances, commercial accounts, certificates of deposit, or depository receipts issued by, a bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $500,000,000 or any Lender;

          (d) commercial paper with a minimum rating of "A-1" (or better) by S&P or "P-1" (or better) by Moody's, full faith and credit direct obligations of the United States of America, certificates of deposit, and other short term investments (each of a duration of one year or less), maintained by the Company or any of its Subsidiaries consistent with the present investment practices of such parties (as classified in the current financial statements of such parties);

          (e) Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced and repurchase agreements entered into with counterparties having ratings in either of the highest two rating categories by Moody's or S&P, or the highest rating category by Fitch Investor Services, Duff & Phelps or Thompson Bank Watch and providing for underlying securities to be held by a third party; and

          (f) Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above.

     "Permitted Liens" shall mean with respect to any Person:

          (a) liens, mortgages, security interests and encumbrances to or in favor of Agent for the benefit of the Lenders, whether granted under or established by this Agreement or the Collateral Documents, or otherwise;

          (b) liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and for which no interest, late charge or penalty is attaching or which is being contested in good faith by appropriate proceedings diligently pursued;

          (c) liens, not delinquent, created by statute in connection with worker's compensation, unemployment insurance, social security, old age pensions (subject to the applicable provisions of this Agreement) and similar statutory obligations;

          (d) liens in favor of mechanics, materialmen, carriers, landlords, depository banks, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable;

          (e) minor encumbrances or imperfections of title consisting of existing or future zoning restrictions, existing recorded rights-of-way, existing recorded easements, existing recorded private restrictions or existing or future public restrictions on the use of real property, none of which (individually or in the aggregate) materially impairs, or would materially impair, the present or future use of such property in the operation of the business for which it is used, or would be violated in any material respect by any existing or proposed structure or land use or would have a material adverse effect on the sale or lease of such property, or render title thereto unmarketable;

          (f) any (i) interest or title of a lessor or sublessor under any lease permitted hereunder, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii);

          (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (h) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary;

          (i) liens arising from the filing of precautionary UCC financing statements regarding operating leases permitted under this Agreement; and

          (j) any other liens agreed or consented to, in writing, by the Agent acting at the direction of the Majority Lenders.

     "Person" shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

     "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

     "Prime-based Rate" shall mean, for any day, that rate of interest which is equal to the sum of the Margin plus the greater of (i) the Prime Rate, and (ii) the Alternate Base Rate.

     "Prime Rate" shall mean the per annum rate of interest announced by Bank One or its parent at its main office from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

     "Prohibited Transaction" shall mean any transaction involving a Pension Plan which constitutes a "prohibited transaction" as defined in ERISA Section 406 and for which no statutory or administrative exemption applies under ERISA Section 408, to the extent applicable to the Company or any ERISA Affiliate.

     "Purchasing Lender" shall have the meaning set forth in Section 12.8.

     "Reimbursement Obligation(s)" shall mean the obligation of an Account Party or Account Parties under each Letter of Credit Agreement to reimburse the Issuing Agent for each payment made by the Issuing Agent under the Letter of Credit issued pursuant to such Letter of Credit Agreement, together with all other sums, fees, charges and amounts which may be owing to the Issuing Agent under such Letter of Credit Agreement.

     "Rental Expense" shall mean with respect to any Person for any period, the aggregate rental obligations of such Person paid or due in respect of such period under Operating Leases (net of income from sub-leases thereof, but including taxes under such leases), whether or not such obligations are reflected as liabilities or commitments on a balance sheet of such Person.

     "Request for Revolving Credit Advance" shall mean a Request for Revolving Credit Advance issued by Company under Section 2.3 of this Agreement, in the form annexed hereto as Exhibit A, as amended or otherwise modified.

     "Request for Swing Line Advance" shall mean a Request for Swing Line Advance issued by Company under Section 4.3 of this Agreement in the form attached hereto as Exhibit C, as amended or otherwise modified.

     "Requirement of Law" shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Revolving Credit" shall mean the revolving credit loan to be advanced to the Company by the Lenders pursuant to Article 2 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Revolving Credit Aggregate Commitment.

     "Revolving Credit Advance" shall mean a borrowing requested by Company and made by the Lenders under Section 2.1 of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing pursuant to
Section 2.3 hereof and any advance in respect of a Letter of Credit under
Section 3.6 hereof, and shall include, as applicable, a Eurocurrency-based Advance and/or a Prime-based Advance.

     "Revolving Credit Aggregate Commitment" shall mean One Hundred Twenty Seven Million Five Hundred Thousand Dollars ($127,500,000), subject to reduction or termination under Section 2.8 or 10.2 hereof, and subject to increase in accordance with Section 14.11(b) hereof.

     "Revolving Credit Commitment Fee" shall mean the fees payable to Agent for distribution to the Lenders pursuant to Section 2.6 hereof.

     "Revolving Credit Maturity Date" shall mean the earlier to occur of (i) May 3, 2005 and (ii) the date on which the Revolving Credit Aggregate Commitment shall be terminated pursuant to Section 2.8 or Section 10.2 hereof.

     "Revolving Credit Notes" shall mean the revolving credit notes described in
Section 2.1 hereof, made by Company to each of the Lenders in the form annexed to this agreement as Exhibit B, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

     "Security Agreement" shall mean the Security Agreement executed and delivered by the Company in favor of the Agent substantially in the form of Exhibit G, as amended or otherwise modified from time to time, including without limitation as joined in by any Guarantor of the Company, and any other Security Agreement executed and delivered by any Guarantor of the Company in favor of the Agent in substantially the form of Exhibit G, with any modification thereto for such Guarantor, as amended or otherwise modified from time to time.

     "Seller Subordinated Notes" shall mean the subordinated promissory notes in the aggregate face amount of $5,000,000 dated as of the May 3, 2000 issued by the Company to Michael T. Brode, Trustee of the Michael T. Brode Revocable Living Trust dated September 13, 1994, as the same may be amended, modified or supplemented from time to time in compliance with the terms of this Agreement and the Seller Subordination Agreement.

     "Seller Subordination Agreement" shall mean the Subordination Agreement dated as of May 3, 2000 executed by Michael T. Brode, trustee of the Michael T. Brode Revocable Living Trust dated September 13, 1994, in favor of the Agent, for and on behalf of the Lenders, and agreed to by the Company, as the same may be amended or otherwise modified from time to time in compliance with the terms thereof and of this Agreement.

     "Senior Total Debt to Adjusted EBITDA Ratio" shall mean, as of any date of determination, a ratio (i) the numerator of which shall be equal to the difference of Total Debt minus Subordinated Debt as of such date and (ii) the denominator of which shall be the Adjusted EBITDA for the four fiscal quarters most recently ended.

     "Standby Letters of Credit" shall mean any standby letter of credit or similar instrument issued for the account of the Company for the purpose of supporting (i) workers' compensation liabilities of the Company, (ii) the obligations of third-party insurers of the Company arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, or (iii) performance, payment, deposit or surety obligations of the Company if required by law or governmental rule or regulation or in accordance with custom and practice in the industry (including but not limited to providing security for certain vendors), in each case issued by the Issuing Agent pursuant to Article 3 hereof.

     "Subordinated Debt" shall mean Debt of the Company which has been subordinated in right of payment and priority to the Indebtedness, all on terms and conditions satisfactory to the Agent and the Majority Lenders, and shall include, without limitation, the Debt outstanding pursuant to the Seller Subordinated Notes and pursuant to the $10,000,000 Subordinated Notes.

     "Subordinated Debt Documents" shall mean the Subordination Agreements, the Seller Subordinated Notes, the $10,000,000 Subordinated Notes and all agreements, instruments and documents executed in connection therewith.

     "Subordinated Lenders" shall mean the Bain Capital Fund VI, L.P., BCIP Associates II, BCIP Associates II-B, BCIP Associates II-C, BCIP Trust Associates II, BCIP Trust Associates II-B, PEP Investments Pty. Limited, Randolph Street Partners II, Michael T. Brode, Trustee of The Michael T. Brode Revocable Living Trust, dated September 13, 1994, Howard N. Morof, Trustee of the Michael T. Brode Irrevocable Electing Small Business Trust Agreement, Howard N. Morof, Trustee of the Howard

N. Morof Revocable Living Trust, dated August 7, 1992, as Amended, Harold Brode, Trustee of the Harold Brode Living Revocable Trust dated June 15, 1982, as amended, Todd Turkin, Vince Tyra and Steven C. Rayl, each of which is a lender of the loans under the $10,000,000 Subordinated Notes.

     "Subordination Agreements" shall mean the Seller Subordination Agreement and the $10,000,000 Subordination Agreement.

     "Subsidiary(ies)" shall mean any other corporation, association, joint stock company, business trust, limited liability company or any other business entity of which more than fifty percent (50%) of the outstanding Voting Stock is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein, Subsidiary(ies) shall refer to the Company's Subsidiary(ies). Notwithstanding anything to the contrary contained herein, Full Line shall not be a Subsidiary until the completion of the Full Line Merger.

     "Swing Line Advance" shall mean a borrowing made by Swing Line Lender to Company pursuant to Section 4.1 hereof.

     "Swing Line Lender" shall mean Bank One in its capacity as lender under
Article 4 of this Agreement.

     "Swing Line Credit" shall mean the revolving credit loan to be advanced to the Company by the Swing Line Lender pursuant to Article 4 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the amount set forth in Section 4.1.

     "Swing Line Note" shall mean the swing line note described in Section 4.1 hereof, made by Company to Swing Line Lender in the form annexed hereto as Exhibit D, as such Note may be amended or supplemented from time to time, and any notes issued in substitution, replacement or renewal thereof from time to time.

     "Total Cash Interest Expense" shall mean, for any period, total interest and related expense (including, without limitation, that portion of any capitalized lease obligation attributable to interest expense in conformity with GAAP, amortization of debt discount, amortization of amounts paid to obtain Interest Rate Protection Agreements, all capitalized interest, the interest portion of any deferred payment obligations, all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers acceptance financing, the net costs and net payments under any interest rate hedging, cap or similar agreement or arrangement, prepayment charges, agency fees, administrative fees, commitment fees and capitalized transaction costs allocated to interest expense) paid or payable in cash or cash equivalents during such period, without duplication for any other period, with respect to all outstanding Debt of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis for such period in accordance with GAAP; provided that (a) Total Cash Interest Expense shall be increased for any period prior to the Full Line Merger or any other Permitted Acquisition by an amount of interest expense attributable to the full amount of Debt to be incurred to complete the Full Line Acquisition and the Full Line Merger or such Permitted Acquisition, as the case may be, as if all such Debt had been incurred on the first day of such period and with an effective interest rate equal to the Eurocurrency-based Rate as of the Effective Date with a one month Interest Period, provided further that the amount of such Debt shall be decreased by the amount of the sale of the manufacturing business of Full Line and asset sales resulting from the sale of non-core assets acquired in any Permitted Acquisition after the Effective Date (excluding the Full Line Acquisition), effective upon such sale and calculated retroactively to the first day of such period, and (b) the following shall be excluded from Total Cash Interest Expense: (i) fees payable to the Lenders and the Agent upon the closing of this Agreement, (ii) interest payable by a promissory note or Capital Stock and for which no payments in cash or cash equivalents are due until after the Revolving Credit Maturity Date and the payment in full of the Indebtedness and which are fully subordinate to the Indebtedness by written agreement satisfactory to the Agent, and (iii) payments of interest payable under the Subordinated Debt to the extent such payments are not paid and are not required to be paid in accordance with the terms of the applicable subordination agreement.

     "Total Debt" as of any date, shall mean without duplication all of the following for the Company and its Subsidiaries on a consolidated basis: (i) all debt for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, Capitalized Lease obligations or otherwise, including without limitation obligations in respect of the deferred purchase price of properties or assets, in each case whether direct or indirect; (ii) all liabilities secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all reimbursement obligations under outstanding letters of credit, bankers acceptances or similar documents in respect of drafts which (A) may be presented or (B) have been presented and have not yet been paid and are not included in clause (i) above; (iv) all Off Balance Sheet Liabilities and (v) all guarantees and other Guarantee Obligations relating to indebtedness, obligations or liabilities of the type described in the foregoing clauses (i), (ii), (iii) and
(iv), excluding any guarantees by the Company or a Guarantor of an obligation of the Company or a Guarantor if such underlying obligation of the Company or a Guarantor is not classified as Total Debt.

     "Total Debt to Adjusted EBITDA Ratio" shall mean, as of any date of determination, a ratio (i) the numerator of which shall be equal to Total Debt as of such date and (ii) the denominator of which shall be the Adjusted EBITDA for the four fiscal quarters most recently ended.

     "$10,000,000 Subordinated Notes" shall mean the subordinated promissory notes in the aggregate face amount of $10,000,000 dated as of May 3, 2000 issued by the Company to the Subordinated Lenders, as the same may be amended, modified or supplemented from time to time in compliance with the terms of this Agreement and the $10,000,000 Subordination Agreement.

     "$10,000,000 Subordination Agreement" shall mean the subordination agreement dated as of May 3, 2000 by the Subordinated Lenders, in favor of the Agent, for and on behalf of the Lenders, and agreed to by the Company, as the same may be amended or otherwise modified form time to time in accordance with the terms thereof and of this Agreement.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code of any applicable state, and, unless specified otherwise the Uniform Commercial Code as in effect in the State of Michigan.

     "Voting Stock" of a Person shall mean all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or similar individuals thereof.


     2.  REVOLVING CREDIT

     2.1  Revolving Credit Commitment.  Subject to the terms and conditions of
          ---------------------------
this Agreement hereof, each Lender severally and for itself alone agrees to make Advances of the Revolving Credit to Company from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount not to exceed at any one time outstanding each such Lender's Percentage of the Revolving Credit Aggregate Commitment then in effect. All of such Advances hereunder shall be evidenced by the Revolving Credit Notes, under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement.

     2.2  Accrual of Interest and Maturity.  The Revolving Credit Notes, and all
          --------------------------------
principal and interest outstanding thereunder, shall mature and become due and payable in full on the Revolving Credit Maturity Date, and each Advance evidenced by the Revolving Credit Notes from time to time outstanding hereunder shall, from and after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Revolving Credit Advance, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records may be kept electronically and which will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Agent to record any such information shall not relieve Company of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the Loan Documents.

     2.3  Requests for Advances and Requests for Refundings and Conversions of
          --------------------------------------------------------------------
Revolving Credit Advances.  Company may request a Revolving Credit Advance,
-------------------------
refund any Revolving Credit Advance in the same type of Revolving Credit Advance or convert any Revolving Credit Advance to any other type of Revolving Credit Advance only after delivery to Agent of a Request for Revolving Credit Advance executed by a person authorized by the Company to make such requests on behalf of Company subject to the following and to the remaining provisions hereof:

          (a) each such Request for Revolving Credit Advance shall set forth the information required on the Request for Revolving Credit Advance including without limitation:

               (i) the proposed date of Revolving Credit Advance, which must be a Business Day;

               (ii) whether the Revolving Credit Advance is a refunding or conversion of an outstanding Revolving Credit Advance; and

               (iii) whether such Revolving Credit Advance is to be a Prime-based Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the Interest Period applicable thereto;

          (b) each such Request for Revolving Credit Advance shall be delivered to Agent by 11:00 a.m. (Detroit time) (i) three (3) Business Days prior to the proposed date of a Eurocurrency - based Advance, (ii) one (1) Business Day prior to the proposed date of a Prime - based Advance and (iii) five
     (5) Business Days prior to the proposed date of the issuance of a Letter of Credit;

          (c) after giving effect to such requested Revolving Credit Advance, the Outstanding Amount of the Advances shall not exceed the Maximum Availability;

          (d) (x) in the case of a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least $500,000 and in integral multiples of $100,000 and (y) in the case of a Eurocurrency-based Advance, the principal amount of such Advance, plus the amount of any other outstanding Indebtedness under this Agreement to be then combined therewith having the same Interest Period shall be at least $1,000,000 and in integral multiples of $250,000 and at any one time there shall not be in effect more than eight (8) Interest Periods with respect to the Revolving Credit;

          (e) each Request for a Revolving Credit Advance shall constitute a certification by the Company as of the date thereof that:

               (i) both before and after the Revolving Credit Advance, the obligations of the Company and the Subsidiaries set forth in this Agreement and the other Loan Documents, as applicable, are valid, binding and enforceable obligations of such parties;

               (ii) to the best knowledge of Company all conditions to the Revolving Credit Advance have been satisfied;

               (iii) there is no Default or Event of Default in existence, and none will exist upon the making of the Advance;

               (iv) the representations and warranties contained in this Agreement and the other Loan Documents (except, in the case of refundings or conversions of outstanding Advances, the representations set forth in Sections 7.13) are true and correct in all material respects and shall be true and correct in all material respects as of and immediately after the making of the Advance; and

               (v) the execution of such Revolving Credit Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or any of its Subsidiaries.

     Agent, acting on behalf of the Lenders, may, at its option, lend under this
Section 2 upon the telephone request of an authorized officer of the Company and, in the event Agent, acting on behalf of the Lenders, makes any such Advance upon a telephone request, the requesting officer shall, fax to Agent, on the same day as such telephone request, a Request for Advance, unless otherwise agreed to by the Agent. Company hereby authorizes Agent to disburse Advances under this Section 2.3 pursuant to telephone instructions of any person purporting to be a person identified by the Company to the Agent as a person authorized to request Advances. Notwithstanding the foregoing, the Company acknowledges that it shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Advance form as of the date of such requested Advance.

     2.4  Disbursement of Revolving Credit Advances.
          -----------------------------------------

          (a) Upon receiving any Request for a Revolving Credit Advance from Company under Section 2.3 hereof, Agent shall promptly notify each Lender by wire, telecopy, telex or by telephone (confirmed by wire, telecopy or telex) of the amount of such Revolving Credit Advance to be made and the date such Advance is to be made by said Lender pursuant to its Percentage of the Revolving Credit Advance. Unless such Lender's commitment to make Revolving Credit Advances hereunder shall have been suspended or terminated in accordance with this Agreement, each Lender shall wire the amount of its Percentage of the Advance in immediately available day funds in Dollars to Agent at the Applicable Lending Office of the Agent not later than noon (Detroit time) on the date of such Advance.

          (b) Subject to submission of a Request for Revolving Credit Advance delivered in accordance with Section 2.3 hereof by Company without exceptions noted in the compliance certification therein and to the other terms and conditions hereof, Agent shall make available to Company the aggregate of the amounts so received by it from the Lenders under this Section 2.4, in like funds, reasonably promptly on the date of such Revolving Credit Advance by credit to an account of Company maintained with Agent or to such other account or third party as Company may reasonably direct.

          (c) Unless Agent shall have been notified by any Lender prior to the date of any proposed Revolving Credit Advance that such Lender does not intend to make available to Agent such Lender's Percentage of the Revolving Credit Advance, Agent may assume that such Lender has made such amount available to Agent on such date, as aforesaid and may, in its sole discretion and without obligation to do so, in reliance upon such assumption, make available to Company a corresponding amount. If such amount is not in fact made available to Agent by such Lender in accordance with Section 2.4(a), as aforesaid, Agent shall be entitled to recover such amount on demand from such Lender. If such Lender does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company, and Company shall pay such amount to Agent. Agent shall also be entitled to recover from such Lender or from Company, as the case may be but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to Company to the date such amount is recovered by Agent, at a rate per annum equal to:

               (i) in the case of such Lender, the Federal Funds Effective Rate for the first two (2) Business Days such amount remains unpaid and at the rate of interest applicable to the Revolving Credit Advances thereafter; or

               (ii) in the case of Company, the rate of interest then applicable to the Revolving Credit Advance.

          The obligation of any Lender to make any Revolving Credit Advance hereunder shall not be affected by the failure of any other Lender to make any Revolving Credit Advance hereunder, and no Lender shall have any liability to the Company, the Agent, any other Lender, or any other party for another Lender's failure to make any loan or Revolving Credit Advance hereunder.

     2.5  Prime-Based Advance in Absence of Election or Upon Default.  If, as to
          ----------------------------------------------------------
any outstanding Eurocurrency-based Advance, the Agent has not received payment on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Revolving Credit Advance meeting the requirements of Section
2.3 hereof with respect to the refunding or conversion of such Advance, the principal amount thereof which is not then prepaid shall be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify Company of said action. If an Event of Default shall exist the Majority Lenders may by written notice to the Company require that the principal amount of any outstanding Eurocurrency-based Advance which is not then prepaid be converted to a Prime-based Advance, provided that such conversion shall be automatic without any election by the Majority Banks if an Event of Default shall occur under Section 10.1(j) or (k).

     2.6  Revolving Credit Commitment Fee.  From the Effective Date to the
          -------------------------------
Revolving Credit Maturity Date, the Company shall pay to the Agent on behalf of Lenders a Revolving Credit Commitment Fee quarterly in arrears commencing September 30, 2001 (in respect of the prior fiscal quarter or portion thereof), and on the first day of each fiscal quarter thereafter. The Revolving Credit Commitment Fee shall be the sum of the Applicable Commitment Fee Percentage times the unused amount (provided that Swing Line Loans shall not count as usage and Letters of Credit will count as usage) of the Revolving Credit Aggregate Commitment then in effect, computed on a daily basis. The Revolving Credit Commitment Fee shall be computed on the basis of a year of three hundred sixty
(360) days and assessed
for the actual number of days elapsed. Whenever any payment of the Revolving Credit Commitment Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment, Agent shall make prompt payment to each Lender of its share of the Revolving Credit Commitment Fee based upon its respective Percentage. It is expressly understood that the Revolving Credit Commitment Fees described in this Section are not refundable under any circumstances.

     2.7  Reduction of Indebtedness: Revolving Credit Aggregate Commitment.  If
          ----------------------------------------------------------------
at any time and for any reason the sum of the Outstanding Amount of Advances (which reference, for purposes of this Agreement, includes, without limitation, the Outstanding Amount of Revolving Credit Advances, plus the Outstanding Amount of Letter of Credit Obligations and plus the Outstanding Amount of Swing Line Loans) shall exceed the Maximum Availability, Company shall immediately reduce any pending request for an Advance on such day by the amount of such excess and, to the extent any excess remains thereafter, immediately repay an amount of the Indebtedness equal to such excess and, to the extent such Indebtedness consists of Letter of Credit Obligations, provide cash collateral on the basis set forth in Section 10.2 hereof. Company acknowledges that, in connection with any repayment required hereunder, it shall also be responsible for the reimbursement of any prepayment or other costs required under Section 12.1 hereof, provided, however, that Company shall, in order to reduce any such prepayment costs and expenses, first prepay such portion of the Indebtedness then carried as a Prime-based Advance of the Swing Line, next, to Prime-based Advances of the Revolving Credit, and then to Eurocurrency-based Advances.

     2.8  Optional Reduction or Termination of Revolving Credit Aggregate
          ---------------------------------------------------------------
Commitment. The Company may, upon at least three (3) Business Days' prior
----------
written notice to Agent, permanently reduce the Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to at least Five Million Dollars ($5,000,000) or a larger integral multiple of One Million Dollars ($1,000,000); (ii) the Company shall prepay in accordance with the terms hereof the amount, if any, by which the sum of the Outstanding Amount of Advances on such date exceeds Maximum Availability, taking into account the aforesaid reductions thereof, together with accrued but unpaid interest on the principal amount of such prepaid Advances to the date of prepayment; and (iii) no reduction shall reduce the amount of the Revolving Credit Aggregate Commitment to an amount which is less than the Outstanding Amount of Advances at such time. Reductions of the Revolving Credit Aggregate Commitment and any accompanying prepayments of the Revolving Credit Notes shall be distributed by Agent to each Lender in accordance with such Lender's Percentage thereof, and will not be available for reinstatement by or readvance to the Company and any accompanying prepayments of the Swing Line Notes shall be distributed by Agent to the Swing Line Lender and will not be available for reinstatement by or readvance to the Company. Any reductions of the Revolving Credit Aggregate Commitment hereunder shall reduce each Lender's portion thereof proportionately (based upon the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Swing Line, next to Prime-based Advances under the Revolving Credit, and then to Eurocurrency-based Advances.

3.   LETTERS OF CREDIT

     3.1  Letters of Credit.  Subject to the terms and conditions of this
          -----------------
Agreement (including, but not limited to Section 3.2 hereof), Issuing Agent shall through its Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of the Account Party (or upon the electronically transmitted request of the Account Party, if arrangements for doing so have been approved by the Issuing Agent) accompanied by a duly executed Letter of Credit Agreement, and such other documentation related to the requested Letter of Credit as the Issuing Agent may reasonably require, issue Letters of Credit for the account of the Account Party. The submission of all applications and the issuance of each Letter of Credit hereunder shall be subject in all respects to the Uniform Customs and Practices for Documentary Credits of the International Chamber of Commerce, 1993 Revisions, ICC Publication No. 500. Each Application for Letter of Credit shall have noted on the first page thereof, or shall be deemed to have noted thereon:

          "Note: This application is entered into in accordance with that certain Broder Bros., Co. Amended and Restated Credit Agreement dated as of August __, 2001, as amended or otherwise modified from time to time (the "Credit Agreement) among the Lenders signatory thereto, Bank One, Michigan as Agent for the Lenders and Broder Bros., Co. and in the event of a conflict between this application and the Credit Agreement, the terms and conditions of the Credit Agreement shall govern. "

     3.2  Conditions to Issuance. No Letter of Credit shall be issued at the
          ----------------------
request and for the account of the Account Party unless, as of the date of issuance of such Letter of Credit:

          (a) in the case of Standby Letters of Credit,

               (i) after giving effect to the face amount of such Letter of Credit requested, the Outstanding Amount of Letter of Credit Obligations as of such date does not exceed the L/C Maximum Amount,

               (ii) such Letter of Credit shall be in a minimum face amount of One Hundred Thousand Dollars ($100,000), and

               (iii) such Letter of Credit shall expire not later than the earlier of (x) one year from the date of issuance thereof (provided that any such Letter of Credit may have automatic annual renewals subject to the termination rights of the Issuing Agent prior to any such annual renewal) and (y) thirty (30) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof,

          (b) in the case of Documentary Letters of Credit,

               (i) after giving effect to the face amount of such Letter of Credit requested, the Outstanding Amount of all Letter of Credit Obligations as of such date does not exceed the L/C Maximum Amount,

               (ii) such Letter of Credit shall be in a minimum face amount of Twenty Five Thousand Dollars ($25,000), and

               (iii) such Letter of Credit shall expire not later than the earlier of (x) 90 days from the issuance thereof and (y) 91 days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof,

     (c) the obligations of Company and the Subsidiaries set forth in this Agreement and the other Loan Documents are valid, binding and enforceable obligations of Company and each of the Subsidiaries and the valid, binding and enforceable nature of this Agreement and the other Loan Documents has not been disputed by Company or any of the Subsidiaries;

     (d) the representations and warranties contained in this Agreement and the other Loan Documents are true in all material respects as if made on such date; and, both immediately before and immediately after issuance of the Letter of Credit requested, no Default or Event of Default exists;

     (e) the execution of the Letter of Credit Agreement with respect to the Letter of Credit requested will not violate the terms and conditions of any material contract, agreement or other borrowing of Company or any Subsidiary;

     (f) the Account Party requesting the Letter of Credit shall have delivered to Issuing Agent at its Issuing Office (with a copy sent by Account Party to the Agent), not less than three (3) Business Days prior to the requested date for issuance (or such shorter time as the Issuing Agent, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to Issuing Agent and its Issuing Office;

     (g) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Issuing Agent from issuing the requested Letter of Credit, or any Lender from taking an assignment thereof pursuant to Section 3.6 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit or request that Issuing Agent refrain from issuing, or any Lender refrain from taking such assignment of the Letter of Credit requested or an assignment of letters of credit generally;

     (h) there shall have been no introduction of or change in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Issuing Agent to issue or for any Lender to take an assignment of the requested Letter of Credit, no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Lenders, the applicable Account Party and the beneficiary of the requested Letter of Credit are located (each a "Banking Authority"), and no establishment of any new material restrictions by any Banking Authority on transactions involving letters of credit or on banks materially adversely affecting the issuance of letters of credit by banks; and

     (i) Issuing Agent shall have received the facing fee required in connection with the issuance of such Letter of Credit pursuant to Section 3.4(b) hereof

Each Letter of Credit Agreement submitted to Issuing Agent pursuant hereto shall constitute the certification by the Company and the Account Party of the matters set forth in this Section 3.2 (a) through (e). The Issuing Agent shall be entitled to rely on such certification without any duty of inquiry. The Issuing Agent shall use reasonable efforts to provide notice to the Company of any of the conditions or events set forth in clauses (g) and (h) of this Section 3.2 of which Issuing Agent has actual knowledge and which condition or event would have the effect of prohibiting Issuing Agent from issuing (or making it unlawful or impossible to issue) any Letter of Credit hereunder, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Issuing Agent with respect to the issuance of any Letter of Credit.

     3.3  Notice.  The Issuing Agent will deliver to the Agent, concurrently or
          ------
promptly following its delivery of any Letter of Credit, a true and complete copy of each Letter of Credit. Agent shall, after the occurrence of and continuance of an Event of Default and upon request of any Lender, give notice to each Lender of the Letters of Credit then outstanding.

     3.4  Letter of Credit Fees.  Company shall pay to the Agent for
          ---------------------
distribution to the Issuing Agent and the Lenders in accordance with the Percentages, Letter of Credit Fees as follows:

          (a) A per annum Letter of Credit Fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto in the amount of the Applicable L/C Fee Percentage (determined with reference to Schedule 1.1 of this Agreement).

          (b) A facing fee of 0.25% per annum on the undrawn amount of each Letter of Credit paid solely to the Issuing Agent for its own account.

          (c) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued by or participated in, or assets held by, or deposits in or for the account of, Issuing Agent or any Lender or (ii) impose on Issuing Agent or any of the Lenders any other condition regarding this Agreement or the Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase in an amount deemed material by Issuing Agent or such Lender the cost or expense to Issuing Agent or the Lenders of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Issuing Agent's or such Lender's reasonable allocation of the aggregate of such cost increases and expense resulting from such events), then, upon demand by the Issuing Agent or such Lender, as the case may be, the Company shall, within thirty days following demand for payment, pay to Issuing Agent or such Lender, as the case may be, from time to time as specified by the Issuing Agent or such Lender, additional amounts which shall be sufficient to compensate the Issuing Agent or such Lender for such increased cost and expense, together with interest on each such amount from thirty days after the date demanded until payment in full thereof at the Prime-based Rate. A certificate as to such increased cost or expense incurred by the Issuing Agent or such Lender, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, shall be promptly submitted to the Company and shall be conclusive evidence, absent manifest error, as to the amount thereof.

          (d) All payments by the Company to the Agent for distribution to the Issuing Agent or the applicable Lenders under this Section 3.4 shall be made in Dollars and in immediately available funds at the principal office of the Agent or such other office of the Agent as may be designated from time to time by written notice to the Company by the Agent. The fees described in clause (a) and (b) above shall be nonrefundable under all circumstances and shall be payable quarterly in advance (or such lesser period, if applicable, for Standby Letters of Credit issued with stated expiration dates of less than one year) upon the issuance of each such Letter of Credit, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof

     3.5  Other Letter of Credit Fees. In connection with the Letters of Credit,
          ---------------------------
and in addition to the Letter of Credit Fees, the Company and the applicable Account Party shall pay, for the sole account of the Issuing Agent, standard documentation, administration, payment and cancellation charges assessed by Issuing Agent or its Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of its Issuing Office in effect from time to time.

     3.6  Draws and Demands for Payment Under Letters of Credit.
          -----------------------------------------------------

          (a) The Company and each applicable Account Party agree to pay to the Agent for the account of the Issuing Agent, on the day on which the Issuing Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Issuing Agent in respect of such draft or other demand under such Letter of

     Credit and all reasonable expenses paid or incurred by the Issuing Agent relative thereto. Unless the Company or the applicable Account Party shall have made such payment to the Agent for the account of the Issuing Agent on such day, upon each such payment by the Issuing Agent, the Agent shall be deemed to have disbursed to the Company, and the Company shall be deemed to have elected to substitute for its Reimbursement Obligation, a Prime-based Advance of the Revolving Credit from the Lenders in an amount equal to the amount so paid by the Issuing Agent in respect of such draft or other demand under such Letter of Credit. Any such Prime-based Advance shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Article 2 or Article 4, as the case may be, hereof and, to the extent of the Prime-based Advance so disbursed, the Reimbursement Obligation of the Company or the applicable Account Party to the Agent under this Section 3.6 shall be deemed satisfied.

          (b) If the Issuing Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Issuing Agent shall provide notice thereof to the Company and the applicable Account Party on the date such draft or demand is honored, and, to each Lender on such date unless the Company or applicable Account Party shall have satisfied its Reimbursement Obligation under Section 3.6(a) hereof by payment to the Agent on such date. The Issuing Agent shall further use reasonable efforts to provide notice to the Company or applicable Account Party prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Issuing Agent with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Company or applicable Account Party under Section 3.6(a) hereof.

          (c) Upon issuance by the Issuing Agent of each Letter of Credit hereunder, each Lender shall automatically acquire a pro rata risk participation interest in such Letter of Credit and related Letter of Credit Payment based on its respective Percentage, and on the date a draft or demand under any Letter of Credit is honored, each Lender shall make its Percentage share of the amount paid by the Issuing Agent, and not reimbursed by the Company, by payment to the Agent on such day, available in immediately available funds at the principal office of the Agent for the account of the Issuing Agent as an Advance of the Revolving Credit or otherwise. Notwithstanding the foregoing however, no Lender shall acquire a pro rata risk participation in a Letter of Credit or related Letter of Credit Payment if the Issuing Agent was notified prior to the issuance thereof that the Agent had received written notice from a Lender specifically stating that such Lender believed that one or more of the conditions precedent to the issuance of Letters of Credit were not be satisfied and, in fact, such conditions precedent were not satisfied at the time of the issuance of such Letter of Credit; provided, however that each Lender shall acquire a pro rata risk participation in such Letter of Credit and the related Letter of Credit Payment upon the earlier of occur of (x) the date on which the Lender notifies the Agent that such prior notice is withdrawn and (y) the date on which all conditions precedent to the issuing of such Letter of Credit have been satisfied (or waived by the Majority Lenders or all Lenders, as applicable).

     If and to the extent such Lender shall not have made such amount available to the Agent, then each such Lender and the Company severally agree to pay to the Issuing Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Issuing Agent until such amount is so made available to the Agent for the account of the Issuing Agent at a per annum rate equal to the interest rate applicable during such period to the related Advance disbursed under Section 3.6(a) in respect of the Reimbursement Obligation of the Company. If such Lender shall pay such amount to the Agent for the account of the Issuing Agent together with such interest, such amount so paid shall constitute a Prime-based Advance of the Revolving Credit by such Lender disbursed in respect of the Reimbursement Obligation of the Company under Section 3.6(a) for purposes of this Agreement, effective as of the date such amount was paid by the Issuing Agent. The failure of any Lender to make its pro rata portion of any such amount paid by the Issuing Agent available to the Agent for the account of the Issuing Agent shall not relieve any other Lender of its obligation to make available its pro rata portion of such amount, but no Lender shall be responsible for failure of any other Lender to make such pro rata portion available to the Agent for the account Issuing Agent.

     (d) Nothing in this Agreement shall be construed to require or authorize any Lender other than the Issuing Agent to issue any Letter of Credit, it being recognized that the Issuing Agent shall be the sole issuer of Letters of Credit under this Agreement.

     3.7  Obligations Irrevocable.  The obligations of Company and any Account
          -----------------------
Party to make payments to Agent for the account of the Issuing Agent or of the relevant Lenders with respect to Reimbursement Obligations under Section 3.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

          (a) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents") ;

          (b) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

          (c) The existence of any claim, setoff, defense or other right which the Company or any Account Party may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Issuing Agent or any other relevant Lender or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

          (d) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

          (e) Absent gross negligence or willful misconduct on the part of the Issuing Agent or the relevant Lenders, any failure, omission, delay or lack on the part of the Agent, the Issuing Agent or any other relevant Lender or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, the Issuing Agent, any other Lender or any such party under this Agreement, any of the other Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, the Issuing Agent, any other relevant Lender or any such party; or

          (f) Absent gross negligence or willful misconduct on the part of the Issuing Agent or the relevant Lenders, any other event or circumstance that would, in the absence of this Section 3.7, result in the release or discharge by operation of law or otherwise of Company or any Account Party from the performance or observance of any obligation, covenant or agreement contained in Section 3.6.

     No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which Company or any Account Party has or may have against the beneficiary of any Letter of

Credit shall be available hereunder to Company or any Account Party against the Agent, the Issuing Agent or any other Lender. Nothing contained in this Section
3.7 shall be deemed to prevent Company or the Account Parties, after satisfaction in full of the absolute and unconditional obligations of Company and the Account Parties hereunder, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against Agent, the Issuing Agent or any Lender.

     3.8  Risk Under Letters of Credit.
          ----------------------------

          (a) In the handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, and notwithstanding the granting of risk participation hereunder, the Issuing Agent shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

          (b) Subject to other terms and conditions of this Agreement, Issuing Agent shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Issuing Agent's regularly established practices and procedures and, Issuing Agent will have no further obligation with respect thereto. In the administration of Letters of Credit, Issuing Agent shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Issuing Agent with due care and Issuing Agent may rely upon any notice, communication, certificate or other statement from Company, any Account Party, beneficiaries of Letters of Credit, or any other Person which Issuing Agent believes to be authentic. Issuing Agent, will, upon request, furnish the relevant Lenders with copies of Letter of Credit Agreements, Letters of Credit and documents related thereto.

          (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Issuing Agent makes no representation and shall, subject to Section 3.7 hereof, have no responsibility with respect to (i) the obligations of Company or any Account Party or, the validity, sufficiency or enforceability of any document or instrument given in connection therewith, (ii) the financial condition of, any representations made by, or any act or omission of Company, the applicable Account Party or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Issuing Agent in its capacity as issuer of Letters of Credit, in the absence of its gross negligence or willful misconduct. Each of the Lenders expressly acknowledge that they have made and will continue to make their own evaluations of Company's creditworthiness without reliance on any representation of Issuing Agent or Issuing Agent's officers, agents and employees.

          (d) If at any time Agent or the Issuing Agent shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, Agent or the Issuing Agent, as the case may be, shall receive same for the pro rata benefit of the
                                                 --- ----
     relevant Lenders in accordance with their respective Percentage interests therein and shall promptly deliver to each Lender its share thereof, less such Lender's pro rata share of the costs of such recovery, including court costs and reasonable attorney's fees. If at any time any Lender shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Lender's Percentage share of such payment, such Lender will promptly pay over such excess to Agent, for redistribution in accordance with this Agreement.

     3.9  Indemnification.
          ---------------

          (a) The Company and each Account Party hereby indemnifies and agrees to hold harmless the Lenders, the Issuing Agent and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expense of any kind or nature whatsoever which the Lenders, the Issuing Agent or the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit and none of the Issuing Agent, any Lender or the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for:

               (i) claims that may be made with respect to any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith;

               (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;

               (iii) payment by the Issuing Agent to the beneficiary under any Letter of Credit against presentation of documents which do not strictly comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Issuing Agent), including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

               (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or

               (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that with respect to subparagraphs (a)(i) through (a)(v) hereof, Company and Account Parties shall not be required to indemnify the Issuing Agent, the other Lenders and the Agent and such other persons, and the Issuing Agent shall be liable to the Company and the Account Parties to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Company and the Account Parties which were caused by the Issuing Agent's gross negligence, willful misconduct or wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

          (b) It is understood that in making any payment under a Letter of Credit the Issuing Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary. It is further acknowledged and agreed that Company or an Account Party may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Lenders are alleged to be liable and it shall be a condition of the assertion of any liability of the Lenders under this Section that Company or applicable Account Party shall contemporaneously pursue all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions; provided however that, to the extent that the Issuing Agent or the Lenders are finally adjudicated to have been grossly negligent or to have acted with willful misconduct, then the Issuing Agent or the Lenders the case may be, shall reimburse the Company or such Account Party for the reasonable costs and expenses of pursuing such remedies.

     3.10  Right of Reimbursement.  Each Lender agrees to reimburse the Issuing
           ----------------------
Agent on demand (by payment to the Agent for the account of the Issuing Agent), pro rata in accordance with their Percentages, for:

           (a) the reasonable out-of-pocket costs and expenses of the Issuing Agent to be reimbursed by Company or any Account Party pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by Company or any Account Party, and

           (b) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Issuing Agent (in its capacity as issuer of any Letter of Credit) in any way relating to or arising out of this Agreement, any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, except to the extent that such liabilities, losses, costs or expenses were incurred by Issuing Agent as a result of Issuing Agent's gross negligence or willful misconduct or wrongful dishonor of any Letter of Credit.

4.   SWING LINE CREDIT

     4.1  Swing Line Advances.  Swing Line Lender may, in its sole and absolute
          -------------------
discretion, on the terms and subject to the conditions hereinafter set forth (including Section 4.3), make one or more advances (each such advance being a "Swing Line Advance") to Company from time to time on any Business Day during the period from the date hereof to (but excluding) the Revolving Credit Maturity Date in an aggregate amount not to exceed $5,000,000 at any time. All Swing Line Advances shall be evidenced by the Swing Line Note, under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement. Each Swing Line Advance shall mature and the principal amount thereof and accrued interest thereon shall be due and payable by Company on the last day of the Interest Period applicable thereto. In no event whatsoever shall any outstanding Swing Line Advance be deemed to reduce, modify or affect any Lender's commitment to make Revolving Credit Advances based upon its Percentage; provided that, notwithstanding anything herein to the contrary, the Outstanding Amount of Advances (which reference, for purposes of this Agreement, includes, without limitation, the Outstanding Amount of Revolving Credit Advances, plus the Outstanding Amount of Letter of Credit Obligations and plus the Outstanding Amount of Swing Line Loans) shall not at any time exceed the Maximum Availability.

     4.2  Accrual of Interest, Margin Adjustments.  Each Swing Line Advance
          ---------------------------------------
shall, from time to time after the date of such Advance, bear interest at the Prime-based Rate. The amount and date of each Swing Line Advance, the Prime-based Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Agent to record any such information shall not relieve Company of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the Loan Documents

     4.3  Requests for Swing Line Advances.  Company may request a Swing Line
          --------------------------------
Advance only after delivery to Swing Line Lender of a Request for Swing Line Advance executed by a person authorized by the Company to make such requests on behalf of Company, subject to the following and to the remaining provisions hereof:

          (a) each such Request for Swing Line Advance shall set forth the information required on the Request for Swing Line Advance including without limitation:

               (i) the proposed date of Swing Line Advance, which must be a Business Day; and

               (ii) the duration of the Interest Period applicable thereto;

          (b) each such Request for Swing Line Advance shall be delivered to Swing Line Lender by 2:00 p.m. (Detroit time) on the proposed date of the Swing Line Advance;

          (c) after giving effect to such requested Swing Line Advance, the aggregate principal amount of all Swing Line Advances then outstanding hereunder (but excluding Swing Line Advances made pursuant to Section 4.5 hereof) shall not exceed $5,000,000;

          (d) after giving effect to such requested Swing Line Advance, the Outstanding Amount of Advances on such date shall not exceed the Maximum Availability;

          (e) the principal amount of such Swing Line Advance shall be at least One Hundred Thousand Dollars ($100,000);

          (f) each Request for Swing Line Advance, once delivered to Swing Line Lender, shall not be revocable by Company, and shall constitute and include a certification by the Company as of the date thereof that:

               (i) both before and after the Swing Line Advance, the obligations of the Company and the Subsidiaries set forth in this Agreement and the other Loan Documents, as applicable, are valid, binding and enforceable obligations of such parties;

               (ii) to the best knowledge of Company all conditions to Advances have been satisfied;

               (iii) there is no Default or Event of Default in existence, and none shall exist upon the making of the Swing Line Advance; and

               (iv) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of and immediately after the making of the Swing Line Advance.

Swing Line Lender shall promptly deliver to Agent by telecopier a copy of any Request for Swing Line Advance received.

     Swing Line Lender, may, at its option, lend under this Section 4.3 upon the telephone request of an authorized officer of Company and, in the event Swing Line Lender makes any such Advance upon a telephone request, the requesting officer shall, if so requested by Swing Line Lender, fax to Swing Line Lender, on the same day as such telephone request, a Request for Swing Line Advance. Company hereby authorizes Swing Line Lender to disburse Advances under this
Section 4 pursuant to the telephone instructions of any person purporting to be a person identified by name on a written list of persons authorized by the Company to make Requests for Advance on behalf of the Company. Notwithstanding the foregoing, the Company acknowledges that it shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Swing Line Advance form as of the date of such requested Advance.

     4.4  Disbursement of Swing Line Advances.  Subject to submission of a
          -----------------------------------
Request for Swing Line Advance by Company delivered in compliance with the terms and conditions of this Agreement without exceptions noted in the compliance certification therein and to the other terms and conditions hereof, Swing Line Lender shall make available to Company the amount so requested in same day funds, not later than 4:00 p.m. (Detroit time) on the date of such Swing Line Advance by credit to an account of Company maintained with Swing Line Lender or to such other account or third party as Company may reasonably direct.

     4.5  Refunding of or Participation Interest in Swing Line Advances.
          -------------------------------------------------------------

         (a) The Swing Line Lender at any time in its sole and absolute discretion may, on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf), request each Lender (including the Swing Line Lender in its capacity as a Lender) to make a Prime-based Advance of the Revolving Credit in an amount equal to such Lender's Percentage of the principal amount of the Swing Line Advances (the "Refunded Swing Line Advances") outstanding on the date such notice is given; provided that:

               (i) Swing Line Advances may be prepaid by the Company in accordance with the provisions of Section 5.5 hereof, and

               (ii) Swing Line Advances which are converted to Revolving Credit Advances at the request of the Swing Line Lender at a time when no Default or Event of Default has occurred and is continuing shall not be subject to Section 5.5 and no losses, costs or expenses may be assessed by the Swing Line Lender against the Company or the other Lenders as a consequence of any such conversion covered by this clause
          (ii).

Unless any of the events described in Section 10.1(j) or (k) shall have occurred (in which event the procedures of paragraph (b) of this Section 4.5 shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Lender shall make the proceeds of its Revolving Credit Advance available to the Agent for the ratable benefit of the Swing Line Lender at the office of the Agent specified in Section 2.4(a) prior to 11:00 a.m. Detroit time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Advances shall be immediately applied to repay the Refunded Swing Line Advances.

     (b) If, prior to the making of a Revolving Credit Advance pursuant to paragraph (a) of this Section 4.5, one of the events described in Section 10.1(j) or (k) shall have occurred (or for any reason the Lenders may not make Revolving Credit Advances pursuant to Section 4.5(a) hereof) each Lender shall, on the date such Revolving Credit Advance was to have been made, purchase from the Swing Line Lender an undivided participating interest in the Refunded Swing Line Advance in an amount equal to its Percentage of such Refunded Swing Line Advance. Each Lender will immediately transfer to the Agent, in immediately available funds, the amount of its participation.

     (c) Each Lender's obligation to make Revolving Credit Advances under clause (a) above and/or to purchase participation interests in accordance with clause (b) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company or any other Person; (iv) any breach of this Agreement by the Company or any other Person; (v) the termination of the commitments hereunder; (vi) any inability of the Company to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased; or (vii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to the Agent the amount required pursuant to clause (a) or (b) above, as the case may be, the Agent shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Effective Rate for the first two Business Days and at the Alternate Base Rate thereafter.

     Notwithstanding the foregoing however, no Lender shall be required to make any Revolving Credit Advance to refund a Swing Line Advance or to purchase a participation in a Swing Line Advance if prior to the making of such Swing Line Advance by the Swing Line Lender, the Agent received written notice from a Lender specifically stating that such Lender believed that one or more of the conditions precedent to the making of Swing Line Advance(s) had not been met and, in fact, such conditions precedent were not satisfied at the time of the making of such Advance; provided, however that the obligation of the Lenders to make such Revolving Credit Advance or purchase a participation in such Swing Line Advance shall be reinstated upon the earlier of occur of (x) the date on which the Lender notifies the Agent that such prior notice is withdrawn and (y) the date of which all conditions precedent to the making of such Swing Line Advance have been satisfied (or waived by the Majority Lenders or all Lenders, as applicable); and provided further however that the Agent shall use reasonable efforts to provide notice to the Company of any notice received from a Lender pursuant to this paragraph, but such notice to the Company, or the failure to provide such notice, shall not affect the rights or obligations of the Agent or any Lender in connection with this paragraph.

5.   MARGIN ADJUSTMENTS; INTEREST PAYMENTS

     5.1  Margin Adjustments.  Adjustments in the Margin applicable to
          ------------------
Eurocurrency-based Advances and Prime-based Advances, the Applicable Commitment Fee Percentage and the Applicable L/C Fee Percentage, shall be implemented on a quarterly basis as follows:

          (a) The Applicable Commitment Fee Percentage, the Margin and the Applicable L/C Percentage will vary with the Company's Total Debt to EBITDA Ratio, adjusted 45 days after the end of each of the first three fiscal quarters of each fiscal year and 90 days after the end of each fiscal year, as set forth on the pricing matrix attached to this Agreement as Schedule 1.1; provided that (i) the Applicable Commitment Fee Percentage, the Margin and the Applicable L/C Percentage will be set at Level V of the pricing matrix attached to this Agreement as Schedule 1.1 as of the Effective Date,
     (ii) from and including the Effective Date until the Applicable Commitment Fee Percentage, the Margin and the Applicable L/C Percentage are adjusted 90 days after the fourth fiscal quarter of the 2001 fiscal year, the Applicable Commitment Fee Percentage, the Margin and the Applicable L/C Percentage will be established at not less than Level V of the pricing matrix attached to this Agreement as Schedule 1.1, (iii) as to each Eurocurrency-based Advance outstanding as of the date 45 days after the end of each of the first three fiscal quarters of each fiscal year and 90 days after the end of each fiscal year, such adjustment to the Margin applicable to such Eurocurrency-based Advance shall not be effective until the expiration of the applicable Interest Period(s), and (iv) if any Event of Default has occurred and is continuing, the Margin applicable to Eurocurrency-based Advances and Prime-based Advances, the Applicable Commitment Fee Percentage and the Applicable L/C Fee Percentage shall be those set forth under the Level VI Column of the pricing matrix attached to this Agreement as Schedule 1.1.

          (b) Such Margin adjustments under this Section 5.1 shall be made irrespective of, and in addition to, any other interest rate adjustments hereunder.

     5.2  Prime-Based Interest Payments.  Interest on the unpaid balance of all
          -----------------------------
Prime-based Advances from time to time outstanding shall accrue until paid at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds quarterly, commencing on the first day of the fiscal quarter next succeeding the fiscal quarter during which the initial Advance is made and on the first day of each fiscal quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 365 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

     5.3  Eurocurrency-Based Interest Payments.  Interest on each Eurocurrency-
          ------------------------------------
based Advance having a related Eurocurrency-Interest Period of 3 months or less shall accrue at its Eurocurrency-based Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest shall be payable in immediately available funds on each Eurocurrency-based Advance outstanding from time to time having a Eurocurrency-Interest Period of 6 months or longer, at intervals of 3 months after the first day of the applicable Interest Period, and shall also be payable on the last day of the Interest Period applicable thereto. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof

     5.4  Interest on Default.  Notwithstanding anything to the contrary set
          -------------------
forth in Section 5.1, in the event and so long as any Event of Default shall exist under this Agreement, and if requested by the Majority Lenders (or automatically without any such request if an Event of Default exists under
Section 10.1(j) or (k)), interest shall be payable daily on the principal amount of all Advances from time to time outstanding (and, to the extent delinquent, on all other monetary obligations of Company hereunder and under the other Loan Documents) at a per annum rate equal to the Applicable Interest Rate (calculated on the basis of the maximum Margins under Level VI) in respect of each such Advance, plus, in the case of Eurocurrency-based Advances, two percent (2%) per annum for the remainder of the then existing Interest Period, if any, and at all other such times thereafter and for all Prime-based Advances, at a per annum rate equal to the Prime-based Rate plus two percent (2%).

      5.5  Prepayment of Revolving Credit and Swing Line Advances.  Except as
           ------------------------------------------------------
set forth in Section 4.5(a)(ii), the Company may prepay all or part of the outstanding balance of any Prime-based Revolving Credit Advance(s) or Swing Line Advance(s) at any time, provided that the amount of any partial prepayment shall be at least $100,000 and an integral multiple of $100,000 and the aggregate balance of Prime-based Revolving Credit Advance(s) or Swing Line Advance(s) remaining outstanding, if any, shall be at least $100,000. Company may prepay all or part of any Eurocurrency-based Revolving Credit Advance (subject to not less than three (3) Business Days' notice to Agent) at any time, provided that any payment on any day other than the last date of the relevant Interest Period applicable thereto shall be subject to payment of the prepayment premium required under Section 12.1 and provided, further, that the amount of any such partial prepayment shall be at least $500,000 and an integral multiple of $250,000 and the unpaid portion of such Advance which is refunded or converted under Section 2.3 shall be at least $500,000 and an integral multiple of $250,000. Any prepayment made in accordance with this Section shall be without premium, penalty or prejudice to the right to reborrow under the terms of this Agreement. Any other prepayment of all or any portion of the Revolving Credit or Swing Line Credit, whether by acceleration, mandatory or required prepayment or otherwise, shall be subject to Section 12.1 hereof, but otherwise without premium, penalty or prejudice. All prepayments of Revolving Credit Advances shall be made to the Agent for distribution ratably to the Lenders.

6.   CONDITIONS

     The obligations of Lenders to make Advances or loans pursuant to this Agreement and the obligation of the Issuing Agent to issue Letters of Credit are subject to the following conditions; provided, however that Sections 6.1 through
6.13 below shall only apply to the initial Advances or Letters of Credit hereunder:

     6.1  Execution of Notes and This Agreement. Company shall have executed and
          -------------------------------------
delivered to Agent for the account of each Lender, the Revolving Credit Notes, the Swing Line Note, this Agreement and the other Loan Documents to which it is a party (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto), and such Notes, and this Agreement and the other Loan Documents shall be in full force and effect.

     6.2  Corporate Authority.  Agent shall have received, with a counterpart
          -------------------
thereof for each Lender, a certificate of Authorized Officer of the Company as to:

          (a) resolutions of the board of directors of the Company evidencing approval of the transactions contemplated by the Loan Documents and authorizing the execution and delivery thereof and the borrowing of Advances and the requesting of Letters of Credit hereunder,

          (b) the incumbency and signature of the officers of the Company executing any Loan Document,

          (c) a certificate of good standing or continued existence (or the equivalent thereof) from the State of Michigan, and from every state or other jurisdiction listed on Schedule 6.2 hereof if issued by such jurisdiction, subject to the limitations (as to qualification and authorization to do business) contained in Section 7.1, and

          (d) copies of Company's articles of incorporation and bylaws or other constitutional documents, as in effect on the Effective Date;

     6.3  Collateral Documents.
          --------------------

          (a) As security for all Indebtedness of Company to the Lenders hereunder the Agent shall have received Security Agreements executed and delivered by the Company and each Guarantor and all other Collateral Documents required by the Agent and/or any agreements ratifying and confirming all existing Security Agreements and other Collateral Documents executed by the Company and each Guarantor;

          (b) any documents (including, without limitation, financing statements, amendments to financing statements and assignments of financing statements) required to be filed in connection with each Security Agreement to create, in favor of the Agent for and on behalf of the Lenders, a perfected security interest in the Collateral thereunder shall have been delivered to the Agent in a proper form for filing in each office in each jurisdiction listed in Schedule 6.3 and with the United States Patent and Trademark Office, or other office, as the case may be; and

          (c) all UCC searches, and other documents in connection with the Collateral required by the Agent to evidence the perfection and priority of all liens and security interest as required by the Agent, in form and substance satisfactory to the Agent and its counsel, including without limitation copies of all existing surveys, title work and environmental reports or information relating to any real property owned by the Company or any of its Subsidiaries, including Full Line; and

          (d) payoff letters, UCC termination statements and other documents reasonably required by the Agent to evidence release of any Liens on the Collateral in favor of any of the selling shareholders.

     6.4  Subordination Agreements.  The Agent shall have received amendments to
          ------------------------
the Subordination Agreements executed by all parties thereto in form and substance reasonably acceptable to the Agent.

     6.5  Insurance.  The Agent shall have received evidence satisfactory to it
          ---------
that the Company has obtained the insurance policies required by Section 8.5 hereof and that such insurance policies are in full force and effect.

     6.6  Compliance with Certain Documents and Agreements.  The Company and
          ------------------------------------------------
each Subsidiary (and any of their respective Subsidiaries or Affiliates) shall have each performed and complied in all material respects with all agreements and conditions contained in this Agreement, other Loan Documents, or any agreement or other document executed thereunder and required to be performed or complied with by each of them (as of the applicable date) and none of such parties shall be in material default in the performance or compliance with any of the terms or provisions

     6.7  Opinion of Counsel. Company shall furnish Agent prior to the initial
          ------------------
Advance under this Agreement, opinions of counsel to the Company, dated the date hereof, and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent.

     6.8  Company's Certificate.  The Agent shall have received, with a signed
          ---------------------
counterpart for each Lender, a certificate of an Authorized Officer of Company dated the date of the making of Advances hereunder, stating that to the best of his or her knowledge after due inquiry, (a) all conditions to such Advance in this Section 6 have been fully satisfied; (b) the representations and warranties made by Company, each Subsidiary or any other party to any of the Loan Documents (excluding the Agent and Lenders) in this Agreement or any of the other Loan Documents, and the representations and warranties of any of the foregoing which are contained in any certificate, document or financial or other statement furnished at any time hereunder or thereunder or in connection herewith or therewith shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Effective Date; and (c) no Default or Event of Default shall have occurred and be continuing, and there shall have been no material adverse change in the financial condition, properties, business, results or operations of the Company and its Subsidiaries taken as a whole from March 31, 2001 to the date of the making of the first borrowing hereunder.

     6.9  Payment of Fees.  Company shall have paid to the Agent all fees, costs
          ---------------
and expenses required hereunder to be paid to Agent and invoiced upon execution of this Agreement.

     6.10 Borrowing Base Certificate.  The execution and delivery of a Borrowing
          --------------------------
Base Certificate satisfactory to the Agent showing initial availability under the Revolving Credit, after giving effect to all Advances to be made on the Effective Date to consummate the Full Line Acquisition and the completion of other transactions to be completed on the Effective Date, of not less than the sum of $5,000,000 plus all amounts to be required to consummate the Full Line Merger and refinance any Debt of Full Line.

     6.11 The Full Line Acquisition.  Copies of all Full Line Acquisition
          -------------------------
Documents and all financial and other due diligence on Full Line required by the Agent and the Arranger, performed to the Agent and the Arranger's satisfaction, including but not limited to:

          (a) The Agent's reasonably satisfactory review of all aspects of the Full Line Tender Offer and including without limitation the Agent and the Arranger's satisfactory review of all completed Full Line Tender Offer filings, of the form, structure and terms of the Full Line Acquisition and related transactions, and of the Company's and each Guarantor's compliance with all applicable laws, shareholder rights plans and other legal and regulatory aspects of the Full Line Tender Offer;

          (b) The Agent shall have received a final pro forma opening balance sheet ("Pro Forma Opening Statements") giving effect to the Full Line Acquisition and the Full Line Merger in form and substance acceptable to the Agent, together with such information as the Agent or Arranger may request to confirm the tax, legal and business assumptions made in the Pro Forma Opening Statements and projections;

          (c) All legal (including tax implications), financial and regulatory matters in respect of the financing and the Full Line Tender Offer shall be satisfactory to the Agent.

          (d) Compliance by the Company and each Guarantor with all applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System;

          (e) The Agent shall have received complete copies of all Broder-Full Line Secured Loan Documents, all of which the Company represents are listed on Schedule 1.2 hereto; and

          (f) such other information with respect to the Full Line Acquisition as the Agent may reasonably request.

     6.12 Covenant Compliance Certificate. An executed Covenant Compliance
          -------------------------------
Certificate satisfactory to the Agent showing pro forma (giving effect to the Full Line Acquisition, the Full Line Merger and all related transactions) covenant compliance and an initial Total Debt to Adjusted EBITDA Ratio of not greater than 5.25 to 1.0 and an initial Senior Total Debt to Adjusted EBITDA Ratio of not greater than 4.50 to 1.0.

     6.13 Other Documents and Instruments. The Agent shall have received, with a
          -------------------------------
photocopy for each Lender, such other instruments and documents as each of the Lenders may reasonably request in connection with the making of Advances hereunder, and all such instruments and documents shall be reasonably satisfactory in form and substance to Agent and each Lender, including without limitation a solvency certificate of the Company, a reliance letter from the auditors and accountants for the Company, a flow of funds memo with respect to the Full Line Tender Offer and a purpose statement on FR Form U-1 referred to in Regulation U duly executed by an authorized officer of the Company in form and substance reasonably satisfactory to the Agent and such other documents and supplemental agreements hereto to ensure compliance with Regulation U based upon the results of the Full Line Tender Offer and related transactions .

     6.14 Continuing Conditions. The obligations of the Lenders to make Advances
          ---------------------
(including the initial Advance) under this Agreement and the obligation of the Issuing Agent to issue any Letters of Credit shall be subject to the continuing conditions that:

          (a) All conditions of Sections 6.1 through 6.13 shall have been and remain satisfied as of the date of the Advance or the request for the Letter of Credit;

          (b) No Default or Event of Default shall exist as of the date of the Advance or the request for the Letter of Credit; and

          (c) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the Advance or Letter of Credit.

     6.15 Initial Loans to Finance the Full Line Tender Offer.  In addition
          ---------------------------------------------------
to satisfying the conditions precedent set forth in Sections 6.1 through 6.14, the obligation of Lenders to make Advances or loans pursuant to this Agreement and the obligation of the Issuing Agent to issue Letters of Credit to finance the purchase of any Capital Stock of Full Line pursuant to the Full Line Tender Offer is subject to the further condition that the Agent shall have received the following documents and the following conditions precedent shall be satisfied:

     (a) (i) Receipt by the Agent of evidence that the Company's and FLD Acquisition Corp.'s directors shall have approved the Full Line Tender Offer and that Full Line's directors shall have approved and recommended acceptance of the Full Line Tender Offer, (ii) Full Line, the Company and FLD Acquisition Corp. shall have made all filings with and obtained all approvals and authorizations from any governmental body, agency, official or authority, and any applicable waiting period related thereto shall have expired or been terminated, which filings, approvals or authorizations (or the expiration of such waiting periods) are legally required to be obtained or made by them (or to have expired or terminated) prior to the consummation of the Full Line Tender Offer, and (iii) the Agent shall have received a certificate of an Authorized Officer of FLD Acquisition Corp. and the Company, certifying that the Full Line Tender Offer Statement for Full Line, prepared by FLD Acquisition Corp. and the Company, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

     (b) Consummation of the Full Line Tender Offer would not violate any law or regulation and no judgment, injunction, order or decree shall have enjoined Full Line, the Company or FLD Acquisition Corp. from consummating the Full Line Tender Offer or the Full Line Merger.

     (c) The amounts and forms of the consideration to be paid in the Full Line Tender Offer and the Full Line Merger shall be acceptable to the Agent if higher than $2.95 per share, together with evidence of such consideration to be paid satisfactory to the Agent.

     (d) (i) All conditions precedent to the consummation of the Full Line Tender Offer shall have been satisfied or waived with the approval of the Agent, acting reasonably, (ii) the terms of the Full Line Tender Offer shall not have been amended in any manner which is not reasonably satisfactory to the Agent,
(iii) FLD Acquisition Corp. has accepted more than 50% of the Capital Stock of Full Line and has instructed SunTrust Bank to accept all such tendered Capital Stock and, but for the disbursement of the Advance hereunder, all other transactions contemplated pursuant to the Full Line Acquisition Documents (other than the Full Line Merger) required to consummate the Full Line Acquisition have been completed in accordance with the terms of the Full Line Acquisition Documents and all applicable laws and regulations, together with a certificate from an Authorized Officer of the Company and FLD Acquisition Corp. in connection therewith as required by the Agent, and evidence satisfactory to the Agent that all financial, accounting, legal and tax aspects of the Full Line Acquisition are acceptable.

     (e) The Agent shall have received evidence confirming the solvency and other appropriate factual information in form and substance reasonably satisfactory to it from an Authorized Officer of the Company and FLD Acquisition Corp. supporting the conclusion that after giving effect to the Full Line Tender Offer and the Full Line Merger, the Company, the Guarantors and their consolidated Subsidiaries, including Full Line, taken as a whole, are solvent and will be solvent subsequent to incurring the indebtedness in connection with the Full Line Tender Offer and Full Line Merger, will be able to pay their debts as they become due and will not be left with unreasonably small capital.

     (f) No event, occurrence, development or state of circumstances or facts which has had or has a reasonable probability of having, individually or in the aggregate, a material adverse effect on Full Line shall have occurred.

     (g) The full amount required to complete the Full Line Acquisition, including the Full Line Merger, shall be paid or escrowed in a manner satisfactory to the Agent simultaneously with such Advance.


7.   REPRESENTATIONS AND WARRANTIES

     Company represents and warrants and such representations and warranties shall be deemed to be continuing representations and warranties until the Revolving Credit Maturity Date and thereafter until the expiration of all Letters of Credit and the final payment in full of the Indebtedness and the performance by Company of all other obligations (other than unasserted contingent indemnification obligations) under this Agreement (it being understood and agreed that the representations and warranties are deemed to be made concurrently with, and giving effect to, the consummation of the Full Line Acquisition and all transactions in connection therewith and in connection with the Full Line Acquisition Documents):

     7.1  Corporate Authority.  Company is a corporation duly organized and
          -------------------
existing in good standing under the laws of the State of Michigan, each Subsidiary is a corporation or other business entity duly organized and existing in good standing under the laws of the jurisdiction of its incorporation; and each of the Company and its Subsidiaries is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary and where failure to be so qualified would have a material adverse effect on their respective businesses.

     7.2  Due Authorization - Company.  Execution, delivery and performance
          ---------------------------
of this Agreement, the other Loan Documents and any other documents and instruments required under or in connection with this Agreement or the other Loan Documents (or to be so executed and delivered), and the issuance of the Notes by Company are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of the Company's organizational documents (including but not limited to any preferred stock issued by the Company) and, except as have been previously obtained or as referred to in
Section 7.13 below, do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority.

     7.3  Due Authorization - Subsidiaries.  Execution, delivery and
          --------------------------------
performance of the Security Agreement, and all other documents and instruments required of Subsidiaries under or in connection with this Agreement and the other Loan Documents (or to be so executed and delivered), and to which each Subsidiary is a party, are within the corporate powers of each such Subsidiary, have been duly authorized, are not in contravention of law or the terms of such Subsidiary's organizational documents (including but not limited to any preferred stock issued by such Subsidiary) and, except as have been previously obtained (or as referred to in Section 7.13 below), do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority not previously obtained.

     7.4  Liens.  There are no security interests in, liens, mortgages, or
          -----
other encumbrances on and no financing statements on file with respect to any of the property owned, pledged, mortgaged or otherwise encumbered (or to be encumbered) by Company or any of the Subsidiaries except for Liens permitted pursuant to Section 9.2. The Collateral Documents grant a first priority, enforceable and perfected lien and security interest in all Collateral, subject only to Liens permitted pursuant to Section 9.2. As of the Effective Date the only real property owned by the Company or any of its Subsidiaries, including Full Line and its Subsidiaries, is listed on Schedule 7.4 hereto.

     7.5  Taxes.  Company and each of the Subsidiaries have filed on or before
          -----
their respective due dates or within the applicable grace periods, all federal, state and foreign tax returns which are required to be filed or have obtained extensions for filing such tax returns and are not delinquent in filing such returns in accordance with such extensions and have paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of Company, or such Subsidiary as may be required by GAAP. Company has no knowledge of any material deficiency or assessment in connection with any taxes, assessments or other governmental charges not adequately disclosed in the Financial Statements.

     7.6  No Defaults. There exists no material default under the provisions of
          -----------
any instrument evidencing any indebtedness for borrowed money of the Company or any Subsidiary in excess of $500,000 which is permitted hereunder or of any agreement relating thereto.

     7.7  Enforceability of Agreement and Loan Documents - Company.  This
          --------------------------------------------------------
Agreement, each of the other Loan Documents to which Company is a party, and all other certificates, agreements and documents executed and delivered by Company under or in connection herewith or therewith have each been duly executed and delivered by its duly authorized officers and constitute the valid and binding obligations of Company, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

     7.8  Enforceability of Loan Documents - Subsidiaries. The Loan Documents to
          -----------------------------------------------
which each of the Subsidiaries is a party, and all certificates, documents and agreements executed in connection therewith by the Subsidiaries have each been duly executed and delivered by the duly authorized officers or members or managers, as the case may be, of the Subsidiaries and constitute the valid and binding obligations of such Subsidiaries, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

     7.9  Compliance with Laws.  Except as disclosed on Schedule 7.9, the
          --------------------
Company and each of the Subsidiaries have complied with all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) except to the extent that failure to comply therewith would not materially interfere with the conduct of the business of Company and each of the Subsidiaries taken as a whole, or would not have a Material Adverse Effect; except for such matters as are not likely to have a Material Adverse Effect, and except as set forth in Schedule 7.9 hereof, and without limiting the generality of Section 7.12, there have been no past, and there is no pending or threatened, litigation, action, proceeding or controversy affecting the Company or any of the Subsidiaries, and no pending or threatened complaint, notice or inquiry to the Company or any of the Subsidiaries regarding potential liability of the Company or any of the Subsidiaries, or any officer, director, agent or employee of the Company or any of the Subsidiaries; and, to the knowledge of the Company, no facts or situation exists that could form the basis for any such litigation, action, proceeding, controversy, complaint, notice or inquiry.

     7.10 Non-Contravention - Company. The execution, delivery and performance
          ---------------------------
of this Agreement and the other Loan Documents and any other documents and instruments required under or in connection with this Agreement by Company are not in contravention of the terms of any indenture, agreement or undertaking (including, but not limited to, any Shareholder agreement or preferred stock agreement) to which Company or any of its Subsidiaries is a party or by which its or their properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

     7.11 Non-Contravention - Subsidiaries.  The execution, delivery and
          --------------------------------
performance of those Loan Documents signed by the Subsidiaries, and any other documents and instruments required under or in connection with this Agreement or any other Loan Document by the Subsidiaries are not in contravention of the terms of any indenture, agreement or undertaking (including, but not limited to, any Shareholder agreement or preferred stock agreement) to which any Subsidiary or Company is a party or by which such Subsidiary's properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

     7.12 No Litigation.  Except for De Minimis Matters or as set forth on
          -------------
Schedule 7.12 hereof, there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or to the knowledge of Company, affecting Company, or any Subsidiary (other than any suit, action or proceeding in which Company or such Subsidiary is the plaintiff and in which no counterclaim or cross-claim against Company or such Subsidiary has been filed), nor has Company or any Subsidiary or any of its or their officers, members, managers, or directors, as the case may be, been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer, member, manager or director is or may be entitled to indemnification by Company or a Subsidiary, as applicable, which suits, if resolved adversely to Company or such Subsidiary, are reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 7.12, there is not outstanding against Company or any Subsidiary any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor is Company or any Subsidiary in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such violation would reasonably be expected to have a Material Adverse Effect.

     7.13 Consents, Approvals and Filings, Etc. Except as have been previously
          ------------------------------------
obtained, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by Company of this Agreement, any of the other Loan Documents to which it is a party, or any other documents or instruments to be executed and or delivered by Company in connection therewith or herewith; (ii) by any Subsidiary, of any of the other Loan Documents to which such Subsidiary is a party, or (iii) by Company or any of the Subsidiaries, of the liens, pledges, mortgages, security interests or other encumbrances granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents, except for such filings to be made concurrently herewith as are required by the

Collateral Documents to perfect liens in favor of the Agent. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of Company, threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

     7.14 Agreements Affecting Financial Condition.  To the best knowledge of
          ----------------------------------------
Company, the Company and each of its Subsidiaries is in compliance with all material agreements to which it is a party (including, without limitation, employment agreements, collective bargaining agreements, distribution contracts, patent or trademark licenses, contracts for future purchase or delivery of goods or rendering of services) except where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

     7.15 No Investment Company or Margin Stock.  Neither the Company, nor any
          -------------------------------------
Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company, nor any Subsidiary is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. No portion of the Advances will be used, directly or indirectly, in a manner which would violate, or result in a violation of, Regulations T, U or X of the Federal Reserve Board. Neither the Company, the Guarantor nor the Subsidiaries are engaged principally in the business of extending credit for the purpose of purchasing or carrying any margin stock as defined in Regulation U or X of the Federal Reserve Board or "marginable OTC stock" or "foreign margin stock" within the meaning of Regulation T of the Board of Governors of the Federal Reserve System. After applying the proceeds of each Credit Extension, such margin stock will not constitute more than 25% of the value of the assets (either of the Company or FLD Acquisition Corp. alone or of the Company and its Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement that may cause the Advances to be deemed secured, directly or indirectly, by margin stock

     7.16 ERISA.  Except as set forth in Schedule 7.16, neither the Company nor
          -----
any ERISA Affiliate maintains or contributes to any Pension Plan. As of the Effective Date, (a) with respect to any Pension Plan for which the Company or any ERISA Affiliate is the administrator or plan sponsor as defined in ERISA
(S)3(16)(A) and (B), there is no accumulated funding deficiency as defined in ERISA (S)302(a)(2), or any existing material liability owed to the PBGC under ERISA Sections 4062, 4063 or 4064, nor has any "reportable event" or any "prohibited transaction" as defined in ERISA, occurred; and (b) all such Pension Plans are in material compliance with the requirements of the Internal Revenue Code and ERISA. As to any Multiemployer Plan, neither the Company nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA and neither the Company nor any ERISA Affiliate has actual knowledge of or has received notice of reorganization under ERISA (S)4242 or notice of plan insolvency under ERISA (S)4245(e).

     7.17 Conditions Affecting Business or Properties.  Neither the respective
          -------------------------------------------
businesses nor the properties of the Company, nor any Subsidiary is affected by any fire, accident, strike, lockout or other dispute, or other casualty (whether or not covered by insurance) and which, either singularly or in the aggregate, could have a Material Adverse Effect.

     7.18 Environmental Matters.
          ---------------------

          (a) Neither the Company nor any of its Subsidiaries has received any notice of any violation of any Environmental Law(s); and neither the Company nor any of its Subsidiaries is a party to any litigation or administrative proceeding, nor, so far as is known by Company, is any litigation or administrative proceeding threatened against Company or any of its Subsidiaries which, in any case:

               (i) asserts or alleges that Company or any of its Subsidiaries violated any Environmental Law(s),

               (ii) asserts or alleges that Company or any of its Subsidiaries is required to clean up, remove, or take any other remedial or response action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials, or

               (iii) asserts or alleges that Company or any of its Subsidiaries is required to pay all or a portion of any past, present or future clean-up, removal or other remedial or response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials by Company or any of its Subsidiaries, and which, either singularly or in the aggregate, could have a Material Adverse Effect.

          (b) To the best of Company's knowledge, there are no conditions existing currently which could subject Company or any of its Subsidiaries to damages, penalties, injunctive relief or clean-up costs under any applicable Environmental Law(s), or which require, or are likely to require, clean-up, removal, remedial action or other response pursuant to any applicable Environmental Law(s) by Company or any of its Subsidiaries, and which, in any case, either singularly or in aggregate, could have a Material Adverse Effect.

          (c) Neither Company nor any of its Subsidiaries is subject to any judgment, decree, order or citation related to or arising out of any applicable Environmental Law(s), which, either singularly or in the aggregate, could have a Material Adverse Effect, performance or properties of Company or any of its Subsidiaries; and, to the best of Company's knowledge, neither Company nor any of its Subsidiaries has been named or listed as a potentially responsible party by any governmental body or agency in any matter arising under any applicable Environmental Law(s), except as disclosed in Schedule 7.18 attached hereto, and, in the event that any such matters are disclosed in said Schedule 7.18, they will not, either singularly or in the aggregate, have a Material Adverse Effect.

          (d) Company and each of its Subsidiaries have all material permits, licenses and approvals required under applicable Environmental Laws, where the failure to so obtain or maintain any such permits, licenses or approvals could have a Material Adverse Effect.

     7.19 Subsidiaries/Shares of Stock.  As of the Effective Date, except for
          ----------------------------
the Subsidiaries set forth on Schedule 7.19, the Company has no Subsidiaries. Except as set forth on Schedule 7.19, there are no outstanding options, warrants or rights to purchase, nor any agreement for the subscription, purchase or acquisition of, any shares of the Capital Stock of Company or of any of the Subsidiaries. The ownership of the Capital Stock of the Company as of the Effective Date is described on Schedule 7.19 hereto.

     7.20 Accounting Principles.  All Consolidated and Consolidating balance
          ---------------------
sheets, earnings statements and other financial statements furnished to Agent and the Lenders for the purposes of, or in connection with, this Agreement and the transactions contemplated by this Agreement, have been prepared in accordance with GAAP, and do or will fairly present the financial condition of Company and its Subsidiaries, as of the dates, and the results of their operations for the periods, for which the same are furnished to Agent. Without limiting the generality of the foregoing, the Financial Statements have been prepared in accordance with GAAP (except as disclosed therein) and fairly present the financial condition of Company and its Subsidiaries, as of the dates, and the results of its operations in all material respects for the fiscal periods, for which the same are furnished to Agent. Company has no material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the Financial Statements.

     7.21  Financial Condition.  (i) Immediately after the consummation of Full
           -------------------
Line Acquisition and the other transactions to occur on the date hereof and immediately following the making of each Advance made on the date hereof and after giving effect to the application of the proceeds of such Advances, (a) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the assets of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

     (ii) The Company does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Debt or the Debt of any such Subsidiary.

     (iii) There has been no material adverse change in the business, properties or condition (financial or otherwise) of Company or any of its Subsidiaries since the date of the latest of the Financial Statements.

     7.22  Misrepresentation. No warranty or representation by Company contained
           -----------------
herein or in any certificate or other document furnished by Company pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made. There is no fact which Company has not disclosed to the Agent in writing which materially and adversely affects, nor, so far as Company can now foresee, is likely to prove to affect materially and adversely, the business, operations, properties, prospects, profits or condition (financial or otherwise) of Company or any of its Subsidiaries, or ability of Company to perform this Agreement.

     7.23  Subordinated Debt Documents.  All representations and warranties of
           ---------------------------
the Company contained in any Subordinated Debt Document are true and correct in all material respects. All Indebtedness, including without limitation the increase to the Indebtedness pursuant to the First Amendment, is "Senior Debt " as defined in the Subordinated Debt Documents. There is no Event of Default or Default under the Subordinated Debt Documents.

     7.24  Full Line Acquisition. Simultaneously with the disbursement of
           ---------------------
initial Advance hereunder, FLD Acquisition Corp. shall have satisfied all conditions and requirements described in Section 6.15. Complete and correct copies of all Full Line Acquisition Documents have been delivered to the Agent before the Effective Date. The total consideration paid or payable (including without limitation all Debt assumed, guaranties or other liabilities incurred, all deferred payments and all other direct or indirect consideration, and further including without limitation all payments to be made pursuant to the Full Line Merger) by the Company and its Subsidiaries for the Full Line Acquisition will not exceed $28,000,000 plus fees and expenses in connection therewith not to exceed $2,000,000 plus, if the Full Line Merger cannot be accomplished by a "short form" merger under Section 14-2-1103 of the Georgia Business Corporation Code, additional legal fees not to exceed $500,000.


8.   AFFIRMATIVE COVENANTS

Company covenants and agrees that it will, and, as applicable, it will cause each of its Subsidiaries, until the Revolving Credit Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by the Company of all other obligations (other than unasserted contingent indemnification obligations) under this Agreement and the other Loan Documents:

     8.1  Financial Statements.  Furnish to the Agent with sufficient copies for
          --------------------
each Lender:

          (a) as soon as available and in any event not later than ninety (90) days after the close of each fiscal year of Company, beginning with the fiscal year ending December 31, 2001, audited financial statements of Company and its Subsidiaries on a Consolidated basis containing the balance sheets of Company and its Subsidiaries as of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year, and such other comments, footnotes and financial details as are usually included in similar reports. Such reports shall be prepared in accordance with GAAP and shall be audited by independent certified public accountants of recognized standing selected by Company and acceptable to Agent and shall contain unqualified opinions as to the fairness of the statements therein contained;

          (b)  as soon as available, and in any event not later than forty five
     (45) days after the close of each month, beginning with the first month ending after the Effective Date, financial statements of Company and its Subsidiaries on a Consolidated basis containing the balance sheets of Company and its Subsidiaries as of the end of each such month, statements of income and retained earnings for the portion of the fiscal year up to the end of such month, and such other comments and financial details as are usually included in similar reports. Such statements shall be prepared by Company and shall be prepared on the same accounting basis as the statements required in Section 8.1(a) hereof, and shall be in such detail as the Agent may reasonably require, and the accuracy of said statements shall be certified by an Authorized Officer of Company;

 all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP throughout the periods reflected therein and with prior periods (except as approved by such officer and disclosed therein), provided however that the financial statements delivered pursuant to clause (b) hereof will not be required to include footnotes and will be subject to year-end adjustments, in accordance with GAAP.

     8.2  Certificates; Other Information.  Furnish to the Agent with
          -------------------------------
sufficient copies for each Lender:

          (a) together with each delivery of the Financial Statements required by Sections 8.1(a) and (b) above, a Covenant Compliance Report dated as of the end of each such fiscal year and/or each fiscal quarter, as the case may be;

          (b) within ten (10) days after the end of each month, a Borrowing Base Certificate as of the end of the preceding month, and by noon on each Friday of each week, a summary Borrowing Base report in form and substance reasonably acceptable to the Agent as of the end of the preceding week, in each case executed by an Authorized Officer of Company;

          (c) as soon as available, and in any event within ten (10) days after and as of the end of the preceding month, aging of Company's Accounts and reports as to Company's Inventory as of the end of each such month, in each case, in form and detail satisfactory to Agent and certified by an Authorized Officer of Company;

          (d) as soon as possible, and in any event within three (3) Business Days after becoming aware of the occurrence or existence of any Default or Event of Default, or of any other condition or occurrence which has had or could reasonably be expected to have a materially adverse effect upon Company's or any of its Subsidiaries' business, properties, or financial condition or upon Company's ability to comply with its obligations hereunder, a written statement of an Authorized Officer of Company setting forth the details of such Default or Event of Default, or such other condition or occurrence, and the action which Company has taken or has caused to be taken, or proposes to take or cause to be taken with respect thereto;

          (e) promptly upon becoming available, a copy of all Financial Statements and proxy statements sent by Company or any of its Subsidiaries to their stockholders, and all regular and periodic reports filed by Company or any of its Subsidiaries with any securities exchange, the Securities and Exchange Commission, the Corporations and Securities Bureau of the Department of Consumer and Industry Services of the State of Michigan or any governmental authorities succeeding to any or all of the functions of said Commission or Bureau;

          (f) promptly upon receipt thereof, copies of all reports of substance submitted to Company or any of its Subsidiaries by independent certified public accountants in connection with any annual or interim audit of the books of Company or any of its Subsidiaries;

          (g) together with the Financial Statements delivered pursuant to
     Section 8.1(a), annual financial projections and budgets for the Company and its Subsidiaries, covering at least the next succeeding three fiscal years, and in form and content reasonably acceptable to the Agent; and

          (h) promptly and in form to be reasonably satisfactory to the Agent, such additional financial and/or other information, or other reports as any Lender may from time to time reasonably request.

     8.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at or
          ----------------------
before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or except where the failure to pay would not reasonably be expected to have a Material Adverse Effect.

     8.4  Conduct of Business and Maintenance of Existence.  Do or cause to be
          ------------------------------------------------
done all things necessary to preserve and keep in full force and effect Company's and each of its Subsidiaries' corporate existence, rights and franchises and comply with all applicable laws; except as permitted hereunder, continue to conduct and operate its and each of its Subsidiaries' business substantially as conducted and operated during the present and preceding calendar year; except as permitted hereunder at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its and its Subsidiaries' respective properties and keep the same in good repair, working order and condition (ordinary wear and tear and damage by casualty excepted); and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except, in each case, where the failure to so perform would not reasonably be expected to have a Material Adverse Effect.

     8.5  Maintenance of Property; Insurance.  Keep its insurable properties
          ----------------------------------
(including, but not limited to, the Collateral) and the insurable properties of its Subsidiaries adequately insured and maintain:

          (a) insurance against fire and other risks customarily insured against under an "all-risk" policy and such additional risks customarily insured against by companies engaged in the same or a similar business to that of Company or its Subsidiaries, as the case may be;

          (b) necessary worker's compensation insurance;

          (c) public liability insurance; and

          (d) such other insurance as may be required by law or as may be reasonably required in writing by Agent, and which is customary in the industry all of which insurance shall be in such amounts, contain such terms, be in such form, be for such purposes, prepaid for such time periods, and written by such companies as may be satisfactory to Agent.

All such policies shall contain a provision whereby they may not be canceled or materially amended except upon thirty (30) days' prior written notice to Agent. Company will promptly deliver to Agent at Agent's request, evidence satisfactory to Agent and the Majority Lenders that such insurance has been so procured. If Company fails to maintain satisfactory insurance as herein provided, Agent and the Majority Lenders shall have the option (but not the obligation) to do so, and Company agrees to repay Agent, upon demand, with interest at the Prime-based Rate, all amounts so expended by Agent. Subject to Section 1(e) of the Security Agreement, Company hereby appoints Agent, or any employee or agent of Agent, as Company's attorney-in-fact, which appointment is coupled with an interest and irrevocable, and authorizes Agent, or any employee or agent of Agent, on behalf of Company, to adjust and compromise any loss under said insurance and to endorse any check or draft payable to Company in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected may be applied toward satisfaction of the Indebtedness (except, notwithstanding Section 1(e) of the Security Agreement, the proceeds related solely to any equipment in which another lender has a first priority perfected Lien, if such Lien is permitted under Section 9.2(b) or (h) and the Debt secured thereby is permitted under Section 9.1(b) or (c)); provided, however, that neither Agent nor any Lender shall be required hereunder so to act, and provided further however that in the event any portion of the
         ----------------
Indebtedness then outstanding is carried at the Eurocurrency-based Rate, the amount of such proceeds shall be applied first to outstanding Prime-based Advances under the Swing Line, next to Prime-based Advances under the Revolving Credit and then any remaining amounts to Eurocurrency-based Advances (which amounts may at the request of the Company be placed in a cash collateral account on terms and conditions acceptable to the Agent and the Lenders, and such sums on deposit shall be applied (until exhausted) to reduce the principal balance of Eurocurrency-based Advances on the last day of the relevant Interest Period). All such insurance policies covering Collateral shall provide that the loss payable thereunder shall be payable to Company and to the Agent for the benefit of the Lenders (Agent as mortgagee, or, in the case of personal property interests, lender loss payee) as their respective interests may appear.

     8.6  Inspection of Property, Books and Records, Discussions.
          ------------------------------------------------------

     Permit Agent and each Lender, through their authorized attorneys, accountants and representatives:

          (a) to examine Company's and each Subsidiary's accounts, records, ledgers and assets and properties of every kind and description wherever located at all reasonable times during normal business hours, upon written or, if consented to by the Company, oral request of Agent or such Lender;

          (b) at any time and from time to time, at the request of the Agent or the Majority Lenders, to conduct full or partial collateral audits of the Company and its Subsidiaries to be completed by an appraiser as may be selected by the Agent, with all reasonable costs and expenses, (i) prior to the occurrence or continuance of any Default or Event of Default, of no more than two full collateral audits (to include accounts receivable and inventory) per fiscal year to be reimbursed by the Company and (ii) after the occurrence and during the continuance of any Default or Event of Default, of all audits to be reimbursed by the Company; and

          (c) so long as no Default or Event of Default has occurred and is continuing, upon the written or oral request (given at reasonable times and intervals) of the Agent or such Lender, and if a Default or Event of Default has occurred and is continuing, then at any time permit Agent and each Lender or their authorized representatives, to visit all of their respective offices, discuss their respective financial matters with their respective officers and independent certified public accountants, and, by this provision, Company authorizes such accountants to discuss the finances and affairs of Company and it Subsidiaries (provided that Company is given an opportunity to participate in such discussions) and examine any of its or their books and other corporate records.

Notwithstanding the foregoing, all information furnished to the Agent or the Lenders hereunder shall be subject to the undertaking of the Lenders set forth in Section 14.12 hereof.

     8.7  Notices.  Promptly give notice to the Agent of:
          -------

          (a) the occurrence of any Default or Event of Default of which the Company or any Subsidiary of Company has knowledge;

          (b) any (i) default or event of default under any Contractual Obligation of the Company or any Subsidiary of Company or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any Subsidiary of Company and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

          (c) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof, (i) the occurrence or expected occurrence of any "reportable event" as defined in ERISA with respect to any Pension Plan, or any withdrawal from or the termination, reorganization or insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from or the terminating, reorganization or insolvency of any Pension Plan;

          (d) a material adverse change in the business, operations, property, or financial condition of the Company or any of its Subsidiaries taken as a whole; and

          (e) promptly after becoming aware of the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a written tax position which could reasonable be expected to have a Material Adverse Effect upon the Company (or any such tax position taken by the Company) setting forth the details of such position and the financial impact thereof. Each notice pursuant to this Section shall be accompanied by a statement of an Authorized Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

     8.8  Environmental Covenants.
          -----------------------

          (a) Comply in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required under applicable Environmental Laws, where the failure to do so could have a Material Adverse Effect.

          (b) Promptly notify Agent in writing, as soon as Company becomes aware of any condition or circumstance which makes any of the environmental representations or warranties set forth in this Agreement incomplete, incorrect or inaccurate in any material respect as of any date; and promptly provide to Agent, immediately upon receipt thereof, copies of any material correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a violation of any Environmental Laws by Company, or any of its Subsidiaries, or of any circumstance or condition which requires or may require, a financial contribution by Company or any of its Subsidiaries, or a clean-up, removal, remedial action or other response by or on behalf of Company, or any of its Subsidiaries, under applicable Environmental Law(s), or which seeks damages or civil, criminal, or punitive penalties from Company or any of its Subsidiaries, or any violation or alleged violation of Environmental Law(s).

          (c) Company hereby indemnifies, saves and holds Agent and each of the Lenders, and any of their respective past, present and future officers, directors, shareholders, employees, representatives and consultants, harmless from any and all losses, damages, suits, penalties, costs, liabilities and expenses (including, without limitation, reasonable legal expenses and attorneys' fees) incurred or arising out of any claim, loss or damage of any property, injuries to or death of any persons, contamination of or adverse effects on the environment, or other violation of any applicable Environmental Law(s), in any case, caused by Company or any of its Subsidiaries, or in any way related to any property owned or operated by Company, or any of its Subsidiaries, or due to any acts of Company, or any of its Subsidiaries, or any of their respective officers, directors, shareholders, employees, consultants and/or representatives; provided, however, that the foregoing indemnification shall not be applicable, and Company shall not be liable for any such losses, damages, suits, penalties, costs, liabilities or expenses, to the extent (but only to the extent) the same arise or result from any gross negligence or willful misconduct of Agent, any Lender or any of their respective agents or employees.

     8.9  Senior Total Debt to Adjusted EBITDA Ratio.  Maintain, as of the end
          ------------------------------------------
of each fiscal quarter only, a Senior Total Debt to Adjusted EBITDA Ratio of not more than the following amounts during the periods specified below:

                Period                                    Ratio
                ------                                    -----
      Effective Date through the day prior               4.75:1.0
      to the end of the second fiscal quarter

                Period                                    Ratio
                ------                                    -----
      of fiscal year 2002

      For the period from and including the              4.50:1.0
      last day of the second fiscal quarter of fiscal year 2002 through and including the day prior to the end of the second fiscal quarter of fiscal year 2003

      For the period from and including the              4.25:1.0
      last day of the second fiscal quarter of fiscal year 2003 through and including the day prior to the end of the second fiscal quarter of fiscal year 2004

      For the period from and including the              4.00:1.0
      last day of the second fiscal quarter of fiscal year 2004 and as of the end of each fiscal quarter thereafter


     8.10  Fixed Charge Coverage Ratio. Maintain, as of the end of each fiscal
           ---------------------------
quarter only, a Fixed Charge Coverage Ratio of not less than the following amounts during the periods specified below:

                Period                                    Ratio
                ------                                    -----
      Effective Date through the day prior to            1.0:1.0
      the end of the fourth fiscal quarter of
      fiscal year 2002

      For the period from and including the              1.05:1.0
      last day of the fourth fiscal quarter of fiscal year 2002 through and including the day prior to the end of the fourth fiscal quarter of fiscal year 2003

      For the period from and including the              1.1:1.0
      last day of the fourth fiscal quarter of fiscal year 2003 and as of the end of each fiscal quarter thereafter


     8.11  Interest Coverage Ratio. Maintain, as of the end of each fiscal
           -----------------------
quarter only, an Interest Coverage Ratio of not less than the following amounts during the periods specified below:

                Period                                    Ratio
                ------                                    -----
      Effective Date through the day prior to            2.00:1.0
      the end of the fourth fiscal quarter

                Period                                    Ratio
                ------                                    -----
      of fiscal year 2001

      For the period from and including the              2.10:1.0
      last day of the fourth fiscal quarter of fiscal year 2001 through and including the day prior to the end of the fourth fiscal quarter of fiscal year 2002

      For the period from and including the              2.25:1.0
      last day of the fourth fiscal quarter of fiscal year 2002 through and including the day prior to the end of the fourth fiscal quarter of fiscal year 2003

      For the period from and including the              2.35:1.0
      last day of the fourth fiscal quarter of fiscal year 2003 through and including the day prior to the end of the fourth fiscal quarter of fiscal year 2004

      For the period from and including the              2.5:1.0
      last day of the fourth fiscal quarter of fiscal year 2004 and as of the end of each fiscal quarter thereafter


     8.12  Total Debt to Adjusted EBITDA Ratio. Maintain, as of the end of each
           -----------------------------------
fiscal quarter only, a Total Debt to Adjusted EBITDA Ratio of not more than the following amounts during the periods specified below:

                Period                                    Ratio
                ------                                    -----
      Effective Date through the day prior               5.50:1.0
      to the end of the second fiscal quarter
      of fiscal year 2002

      For the period from and including the              5.25:1.0
      last day of the second fiscal quarter of fiscal year 2002 through and including the day prior to the end of the second fiscal quarter of fiscal year 2003

      For the period from and including the              5.00:1.0
      last day of the second fiscal quarter of fiscal year 2003 through and including the day prior to the end of the second fiscal quarter of fiscal year

                Period                                    Ratio
                ------                                    -----
      2004

      For the period from and including the              4.75:1.0
      last day of the second fiscal quarter of fiscal year 2004 and as of the end of each fiscal quarter thereafter


     8.13  Taxes.  Pay and discharge all taxes and other governmental charges,
           -----
and all material contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith by appropriate proceedings and is reserved for, as required by GAAP on its balance sheet, or where the failure to pay any such matter could not have a Material Adverse Effect.

     8.14  Governmental and Other Approvals.  Apply for, obtain and/or maintain
           --------------------------------
in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance (i) by Company, of this Agreement, the other Loan Documents, or any other documents or instruments to be executed and/or delivered by Company, in connection therewith or herewith; and (ii) by each of the Subsidiaries, of the Loan Documents to which it is a party.

     8.15  Compliance with ERISA. With respect to any Pension Plan for which the
           ---------------------
Company or any ERISA Affiliate is the plan sponsor or administrator as defined in ERISA (S)3(16)(A) and (B), materially comply with the requirements imposed by ERISA as presently in effect or hereafter promulgated, including but not limited to, the minimum funding requirements of any Pension Plan.

     8.16  ERISA Notices.  Promptly notify the Agent upon the occurrence of any
           -------------
of the following events:

           (a) the termination of any Pension Plan subject to Subtitle C of Title IV of ERISA;

           (b) the appointment of a trustee by a United States District Court to administer any Pension Plan subject to Title IV of ERISA;

           (c) the commencement by the PBGC, or any successor thereto, of any proceeding to terminate any Pension Plan subject to Title IV of ERISA;

           (d) the failure of the Company or any Subsidiary to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code;

           (e) the withdrawal of the Company or any ERISA Affiliate from any multiemployer plan (as defined in Section 3(37) of ERISA; or

           (f) the occurrence of a "reportable event" which is required to be reported by the Company under Section 4043 of ERISA or a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code which is likely to have a Material Adverse Effect.

     8.17  Security.  Take such actions as the Agent or the Majority Lenders may
           --------
from time to time reasonably request to establish and maintain first perfected security interests in and Liens on all of its Collateral, subject only to Permitted Liens and other liens permitted under Section 9.2 hereof.

     8.18  Defense of Collateral.  Defend the Collateral from any Liens other
           ---------------------
than Liens permitted by Section 9.2.

     8.19  Use of Proceeds.  Use all Advances of the Revolving Credit for the
           ---------------
completion of the Full Line Acquisition, pay all fees and expenses associated with the Full Line Acquisition and the Full Line Merger, working capital financing and general corporate purposes (including Permitted Acquisitions) and to refinance existing debt of the Company and Full Line. Company shall not use any portion of the proceeds of any Advances in any manner which violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose in violation of (x) any applicable statute or regulation or (y) the terms and conditions of this Agreement.

     8.20  Future Subsidiaries and Collateral.  With respect to each Person
           ----------------------------------
which becomes a Domestic Subsidiary subsequent to the Effective Date, within ten Business Days (or sooner if practical) of the date such new Subsidiary is created or acquired, cause such new Subsidiary to execute and deliver to the Agent a Guaranty of the Indebtedness and joinder agreement whereby each such Subsidiary becomes obligated under the Security Agreement or the execution of a new Security Agreement and all other Collateral Documents required by the Agent, in each case accompanied by such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by Agent and in form and substance acceptable to the Agent. The Company shall promptly notify the Agent of the acquisition of any Collateral that is not subject to the existing Collateral Documents and any other event or condition, other than the passage of time, that may require additional action of any nature in order to create or preserve the effectiveness and perfected status of the liens and security interests of the Agent with respect to all Collateral, and shall promptly execute such additional Collateral Documents and take such other action required by the Agent with respect to such Collateral, including without limitation delivering the originals of all promissory notes and other instruments to the Agent and delivering the originals of all stock certificates or other certificates evidencing any Capital Stock which is Collateral at any time and providing such opinions of counsel, including foreign counsel opinions with respect to any pledge of 65% of the Capital Stock of any Foreign Subsidiary owned by the Company or a Guarantor, as required by the Agent. Notwithstanding the foregoing, it is acknowledged and agreed that (a) Full Line shall not be required to execute a Guaranty, a Security Agreement or any other Collateral Documents until completion of the Full Line Merger, provided that it is acknowledged and agreed that (i) Full Line shall execute a Guaranty, a Security Agreement and other Collateral Documents required by the Agent and other documents required by this Section 8.20 immediately after the effectiveness of the Full Line Merger and (ii) if the real property owned by Full Line as of the Effective Date is not sold on or before the date one year after the Effective Date or an Event of Default shall occur, in addition to the mortgage and related documents delivered in connection with the closing of this Agreement on the Effective Date, the Company shall also deliver or cause to be delivered, at the Company's expense, all surveys, mortgagee title policy, environmental reports, appraisals and related documents reasonably required by the Agent and (b) with respect to any other real property, mortgages and other documents creating a first priority lien on and security interest in such real property satisfactory to the Agent shall be required promptly upon the acquisition thereof, and the Agent may require new surveys, mortgagee title policies, environmental reports and appraisals satisfactory to the Agent at the expense of the Company but not until the earlier of the date one year after the acquisition of such other real property or the occurrence of an Event of Default.

     8.21  Further Assurances.  Execute and deliver or cause to be executed and
           ------------------
delivered to Agent within a reasonable time following Agent's request, and at the Company's expense, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

     8.22  Interest Rate Protection Agreements.  Maintain one or more Interest
           -----------------------------------
Rate Protection Agreements with one or more financial institutions reasonably acceptable to the Agent providing for interest rate hedging on (a) during any time the Aggregate Revolving Credit Commitment is less than $140,000,000, at least $30,000,000 of the Indebtedness of the Company under this Agreement (with any amount over $30,000,000 being at the discretion of the Company) for a weighted average term of two and one half years and (b) during any time the Aggregate Revolving Credit Commitment is equal to or greater than $140,000,000, at least $40,000,000 of the Indebtedness of the Company under this Agreement (with any amount over $40,000,000 being at the discretion of the Company) for a weighted average term of two and one half years.

     8.23 The Full Line Merger.  No later than the date 120 days after the
          --------------------
Effective Date, the Company shall provide (a) evidence of the completion and effectiveness of the Full Line Merger and all transactions contemplated by the Full Line Merger, all in accordance with the Full Line Acquisition Documents (the provisions of which shall not have been amended, waived or modified) and all laws and regulations and all other Requirements of Law, and (b) complete and correct copies of all documents relating to the Full Line Merger, including without limitation certified copies of all corporate action taken by Full Line and FLD Acquisition Corp. to authorize the execution, delivery and performance of the Full Line Merger Agreement and all Full Line Acquisition Documents, certified copies of Full Line's articles of incorporation and by-laws and such other corporate documents and other papers as the Agent request. Promptly upon completion of the Full Line Merger, Full Line will execute and deliver to the Agent a Guaranty, Security Agreement and all other Collateral Documents required by the Agent, in each case accompanied by such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by Agent and in form and substance acceptable to the Agent.


9.   NEGATIVE COVENANTS.
     ------------------

     Company covenants and agrees that, until the Revolving Credit Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by Company and the Subsidiaries of all other obligations (other than unasserted contingent indemnification obligations) under this Agreement and the other Loan Documents, it will not, and will not permit any of the Subsidiaries, to:

     9.1  Limitation on Debt.  Create, incur, assume or suffer to exist any Debt
          ------------------
or Guarantee Obligation, except:

          (a) Indebtedness in respect of the Notes, the Letters of Credit and other obligations of the Company or any Subsidiary under this Agreement and the other Loan Documents to which it is a party;

          (b) any Debt or Guarantee Obligation set forth in Schedule 9.1 attached hereto and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms and otherwise in compliance with this Agreement;

          (c) Debt of the Company or a Subsidiary other than pursuant to this Agreement and other than Debt set forth in Schedule 9.1 attached hereto incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan or a Capitalized Lease) or assumed in any Permitted Acquisition (and not created in contemplation of such Permitted Acquisition) in an aggregate amount not exceeding $10,000,000 at any time outstanding, and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms and otherwise in compliance with this Agreement;

          (d) Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 8.13;

          (e) Subordinated Debt;

          (f) Indebtedness under any Interest Rate Protection Agreements;

          (g) Unsecured, subordinated Debt to former employees, officers or directors of the Company in connection with redemptions or repurchases of Capital Stock of the Company from such employee, officer or director upon termination of employment or their death or disability;

          (h) Debt described in and permitted by Sections 9.8(e), (f) or (g);

          (i) Guarantees by the Company of an obligation of a Subsidiary if such underlying obligation of such Subsidiary would not be classified as Debt; and

          (j) additional Debt and Guarantee Obligations not exceeding $500,000 in aggregate principal amount at any one time outstanding.

     9.2  Limitation on Liens.  Create, incur, assume or suffer to exist any
          -------------------
Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a)  Permitted Liens;

          (b) Liens securing Debt permitted by Section 9.1(c) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

          (c) Liens securing Debt permitted by Section 9.1(c) existing on any property or other asset prior to the acquisition thereof by the Company or any Guarantor existing on any property or asset of any Person that becomes a Subsidiary after to the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation
                   --------
     of or in connection with such acquisition of such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) any Lien securing indebtedness assumed pursuant to a Permitted Acquisition and to the extent permitted under Section 9.1, provided that such Lien is limited to the property so acquired, and was not entered into, extended or renewed in contemplation of such Permitted Acquisition;

          (e) Liens in favor of Agent, as security for the Indebtedness;

          (f) attachments, judgments and other similar Liens, for sums not exceeding, in the aggregate, $1,000,000 (excluding, any portion thereof which is covered by adequate insurance with a reputable carrier and which insurer has accepted a tender of defense and indemnification without reservation of rights) arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith and by appropriate proceedings);

          (g) Liens in favor of a Lender or an Affiliate of a Lender securing Interest Rate Protection Agreements permitted hereunder;

          (h) Liens on assets of Full Line in favor of the Company for loans permitted by Section 9.8(f);

          (i) other Liens existing on the Effective Date and set forth on
     Schedule 9.2, but no modification thereof or increase in the amount secured thereby as reduced from time to time; and

          (j) other Liens created after the Effective Date and securing not more than $500,000 in aggregate outstanding amount.

     9.3  Financial Contracts. Enter into or remain a party to any
          -------------------
Interest Rate Protection Agreement or any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics for purposes of financial speculation.

     9.4  Mergers and Consolidations; Acquisitions.  Make any Acquisition; nor
          ----------------------------------------
merge or consolidate or amalgamate with any other Person or take any other action having a similar effect; provided, however, that this Section 9.4 shall
                                --------  -------
not prohibit (i) the Full Line Acquisition, subject to the terms of this Agreement, (ii) any merger or consolidation of (or liquidation or dissolution into) any Subsidiary with or into another Subsidiary or any merger of any Subsidiary into (or liquidation or dissolution into) the Company, provided that
(A) there is no Default or Event of Default either before or after such merger, and (B) if any such merger involves the Company, the Company shall be the surviving corporation, or (iii) any other Acquisition if (A) immediately before and after (on a pro forma basis acceptable to the Agent and supported by such certificates and opinions reasonably required by the Agent) such Acquisition:
(w) no Default or Event of Default shall exist or shall have occurred and be continuing, (x) the representations and warranties contained in the Loan Documents shall be true and correct as if made on the date such Acquisition is consummated, (y) the Company is able to borrow at least $5,000,000 in Revolving Credit Advances after giving effect to such Acquisition and (z) the Total Debt to Adjusted EBITDA Ratio and the Senior Total Debt to Adjusted EBITDA Ratio are each at least 0.25 below the level required under this Agreement, (B) prior to the consummation of such Acquisition, the Company shall have provided to the Lenders a certificate of an Authorized Officer (attaching pro forma financial statements and computations to demonstrate compliance and projected compliance with all covenants and conditions hereunder), stating that such Acquisition complies with this Section 9.4, customary legal opinions acceptable to the Agent, evidence satisfactory to the Agent that such Acquisition is in compliance with all laws and regulations and that any other conditions under this Agreement relating to such transaction have been satisfied, all in form and substance satisfactory to the Agent, (C) the target of such Acquisition is in the same line of business as the Company or in a line of business reasonably related thereto and is located in the United States, Canada, Germany or the United

Kingdom (D) such Acquisition is not hostile and shall have been approved by board of directors or similar governing body of the target of such Acquisition,
(E) the aggregate amount of the consideration paid or payable (including without limitation all Indebtedness assumed or defeased) for any Acquisition permitted by this Section 9.4 shall not exceed $30,000,000 and (F) prior to the consummation of such Acquisition, the Agent shall have completed such due diligence and reviewed such agreements and documents with respect to such Acquisition as required by the Agent, and the Agent shall be reasonably satisfied with such due diligence and such review.

     9.5  Sale of Assets.  Convey, sell, lease, assign, transfer or otherwise
          --------------
dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

          (a) inventory leased or sold in the ordinary course of business;

          (b) obsolete or worn out property, property no longer useful in the conduct of Company's or any Subsidiary's business or property from closed offices or closures of redundant facilities or offices after consummation of Permitted Acquisitions, in each case disposed of in the ordinary course of business;

          (c) sales and other dispositions of fixed assets as to which the sale or casualty proceeds thereof, as the case may be, are used within 180 days to purchase fixed assets of at least equivalent value and function to those sold if immediately after such transaction no Event of Default shall exist or shall have occurred and be continuing and the aggregate amount so sold or otherwise disposed of does not exceed 10% of the total consolidated assets of the Company and its Subsidiaries; and

          (d) sale of the manufacturing business of Full Line (including real estate) and sale of the fixed assets of Full Line located in St. Louis, Missouri, subject to the terms hereof;

          (e) sales of non-core assets acquired in any Permitted Acquisition completed after the Effective Date (excluding the Full Line Acquisition) and approved by the Agent, which approval will not be unreasonably withheld;

          (f) The transfer of any assets among the Company and Guarantors; and

          (g) sale, lease or other disposition of other assets having an aggregate book value in an aggregate amount not to exceed $4,000,000 if immediately after such transaction no Default or Event of Default shall exist or shall have occurred and be continuing (provided, however, that in the event such equipment is subject to a first priority Lien pursuant to Capitalized Leases or purchase money security interests expressly permitted under this Agreement, the proceeds from the sale of such equipment may be used to repay Debt owing to the lessor or lender under such applicable financing agreement).

Notwithstanding anything in this Section 9.5 to the contrary, no such lease, sale or other disposition of any assets may be made (other than pursuant to clause (a) or (b) above) if any Event of Default has occurred and is continuing and all leases, sales and other dispositions of any assets at any time (other than pursuant to clause (f) above) shall be for not less than the fair market value of such assets as determined in good faith by the Company and at least 60% of the consideration therefor received by the Company or such Subsidiary shall be in the form of cash.

     9.6  Restricted Payments.  Declare or make, or permit any Subsidiary to,
          -------------------
declare or make any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its Capital Stock, or purchase, redeem or otherwise acquire for value any shares of its Capital Stock, now or hereafter outstanding, or, other than in the ordinary course of business, consistent with past practices, any bonuses, salary increases or other increased compensation to the Company's directors and officers (collectively, "Distributions"); except (a) the Company's Subsidiaries may make Distributions to Company and (b) payments in cash or notes (as permitted by Section 9.1) to former employees, officers or directors of the Company in connection with the redemption or repurchase of Capital Stock in the Company from such former employees, officers or directors upon termination of employment with the Company or their death or disability, provided, that (i) the aggregate amount of all such payments, whether lump sum payments or payments (principal and interest) on notes issued by the Company as permitted under Section 9.1(h), shall not exceed $1,000,000 in each year, and
(ii) notwithstanding subsection (i), the Company may use the proceeds from key man life insurance on the life of an executive of the Company for payment of such redemptions or repurchases of the Capital Stock in the Company owned by such deceased executive so long as, at both the time of the executive's death and the time of the redemption payment, no Default or Event of Default has occurred and is continuing.

     9.7  Limitation on Capital Expenditures.  Make or commit to make Capital
          ----------------------------------
Expenditures during any fiscal year in the aggregate for the Company and its Subsidiaries in excess of $6,000,000 plus, commencing with the fiscal year ending December 31, 2002, the amount (the "Carry-Forward Amount") by which Capital Expenditures actually expended in the previous fiscal year were less than $6,000,000; provided Capital Expenditures made during any fiscal year shall be deemed to be made first in respect of any Carry-Forward Amount and then in respect of the $6,000,000 permitted amount for such fiscal year, provided that notwithstanding the foregoing, Capital Expenditures during any fiscal year in the aggregate for the Company and its Subsidiaries shall not exceed $10,000,000.

     9.8  Limitation on Investments, Loans and Advances.  Make any advance,
          ----------------------------------------------
loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities or Capital Stock of, or any assets constituting a business unit of, or make any other investment in, any Person, except:

          (a) Permitted Investments;

          (b) extensions of trade credit in the ordinary course of business;

          (c) loans and advances to officers and employees of the Company or any Subsidiary in the ordinary course of business or to purchase Capital Stock of the Company in an aggregate amount not to exceed $250,000 at any one time outstanding;

          (d) Acquisitions permitted by Section 9.4 (including the formation of transitory Subsidiaries for use in connection with Permitted Acquisitions);

          (e) loans by the Company to FLD Acquisition Corp. required to consummate the Full Line Acquisition and the Full Line Merger in accordance with the terms hereof, provided that such loans shall be evidenced by a promissory note in form and substance acceptable to the Agent and pledged to the Agent for the benefit of the Lenders pursuant to a Security Agreement;

          (f) prior to Full Line becoming a Guarantor, loans by the Company to Full Line required to pay off any Debt of Full Line in an aggregate amount not to exceed $16,000,000, provided that (i) such loans shall be evidenced by the Broder-Full Line Secured Loan Documents in form and substance acceptable to the Agent and pledged to the Agent for the benefit of the Lenders pursuant to a Security Agreement, (ii) the Company shall not amend, modify or terminate any of the Broder-Full Line Secured Loan Documents without the prior consent of the Agent and (iii) such loans shall be fully secured by all assets of Full Line and assigned to the Agent and shall be on terms and conditions satisfactory to the Agent;

          (g) loans, advances and extensions of credit between the Company and Guarantors and between Guarantors;

          (h) investments (i) in accounts receivable arising and trade credit granted in the ordinary course of business and in any securities or other investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) prepayments and other credits to suppliers or landlords made in the ordinary course of business consistent with the past practices of Company and its Subsidiaries;

          (i) investments in Interest Rate Protection Agreements permitted by the terms of this Agreement;

          (j) investments in notes received in connection with any asset sale permitted hereunder, provided that the aggregate principal amount of all such notes at any time outstanding shall not comprise more than 40% of the consideration received in connection with such asset sale and all such notes shall be pledged to the Agent;

          (k) nominal investments in wholly owned Subsidiaries which are not Guarantors required to form such Subsidiaries, provided that such Subsidiaries shall promptly, and in any event within ten Business Days of the formation of such Subsidiary, become a Guarantor; and

          (i) other loans, advances and extensions of credit in the ordinary course of business in an unpaid principal amount not to exceed $250,000 in aggregate, at any time.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 9.8 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

     9.9   Transactions with Affiliates.  Enter into any transaction, including,
           ----------------------------
without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Company or any Subsidiary unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of the Company's or such Subsidiary's business and is upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a comparable arms length transaction with a Person not a Subsidiary, other than as described on Schedule 9.9, or pay any fees or any other amounts of any kind (other than pursuant to the Subordinated Debt) to Bain Capital or any of its Affiliates other than as described on Schedule 9.9 or in excess of the amounts required under the Full Line Merger Documents without giving effect to any modification thereof.

     9.10  Limitation on Negative Pledge Clauses.  Except with respect to
           -------------------------------------
specific property encumbered to secure payment of particular Debt or to be sold pursuant to an executed agreement with respect to an asset sale permitted hereunder, enter into any agreement, document or instrument which would restrict or prevent Company and its Subsidiaries from granting Agent on behalf of Lenders liens upon, security interests in and pledges of their assets which are senior in priority to all other Liens.

     9.11  Prepayment of Debts.  Except as otherwise permitted hereunder,
           -------------------
prepay, purchase, redeem or defease any Debt for borrowed money or any capital leases excluding, subject to the terms hereof, the Indebtedness.

     9.12  Subordinated Debt.  Amend or modify any document evidencing any
           -----------------
Subordinated Debt, except for amendments which extend maturities, decrease interest rates, extend the date by which any payment is due, increasing the amount of allowed senior debt, waive defaults or other rights or eliminate any credit support or collateral therefor, or make any payment, directly or indirectly, with respect to the Subordinated Debt except for regularly scheduled payments of interest, subject in each case to the absence of any Default or Event of Default and to the blockage provisions contained in the relevant Subordination Agreement.

     9.13  Modification of Certain Agreements.  Make, permit or consent to any
           ----------------------------------
amendment, waiver or other modification to (a) the constitutional documents of Company or any Subsidiary, except to the extent that any such amendment (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents, (ii) does not adversely affect the interest of the Lenders as creditor under this Agreement, the other Loan Documents or any other document or instrument in any respect and (iii) could not reasonably be expected to have Material Adverse Effect or (b) any Full Line Acquisition Document, other than modifications of any Full Line Acquisition Document which are reasonably satisfactory to the Agent.


10.  DEFAULTS

     10.1  Events of Default.  The occurrence of any of the following events
           -----------------
shall constitute an Event of Default hereunder:

           (a) nonpayment when due of (i) the principal or interest under any of the Notes issued hereunder in accordance with the terms thereof, (ii) any Reimbursement Obligation, (iii) any Fees, and (iv) other payments due hereunder, and in the case of interest payments, Fees and other payments due hereunder described in the foregoing clauses (ii), (iii) and (iv), continuance thereof for three (3) Business Days;

           (b) non-payment of any money by Company under this Agreement or by Company or any Subsidiary under any of the Loan Documents to which it is a party, other than as set forth in subsection (a), above within three (3) Business Days after notice from Agent that the same is due and payable;

           (c) default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in Sections 8.1, 8.2, 8.6, 8.7, 8.9 through 8.12, 8.19 or 9 (in its entirety, excluding Sections 9.9 and 9.11);

           (d) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement by Company and continuance thereof for a period of thirty (30) consecutive days after notice thereof from Agent;

           (e) any representation or warranty made by Company or any Subsidiary herein or in any instrument submitted pursuant hereto or by any other party to the Loan Documents proves untrue or misleading in any material adverse respect when made;

           (f) default in the observance or performance of or failure to comply with any of the conditions, covenants or agreements of Company or any Subsidiary set forth in any of the other Loan Documents, and the continuance thereof beyond any period of grace or cure specified in any such document;

           (g) default in the payment of any Debt (other than Indebtedness hereunder) of Company or any Subsidiary in excess of $1,000,000 in the aggregate when due (whether by acceleration or otherwise) or failure to comply with the terms of any other obligation of Company or any Subsidiary with respect to any Debt (other than Indebtedness hereunder) in excess of $1,000,000 in the aggregate, and such default should continue beyond any applicable period of cure.

           (h) the rendering of any judgment(s) for the payment of money in excess of the sum of $1,000,000 individually or in the aggregate against Company or any Subsidiary, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of forty five (45) consecutive days, except as covered by adequate insurance with a reputable carrier and an action is pending in which an active defense is being made with respect thereto;

           (i) the Company or any ERISA Affiliate shall engage in any Prohibited Transaction involving any Pension Plan or (ii) any event described in Section 7.15 shall occur or (iii) the Company or any ERISA Affiliate shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency, or reorganization of, a Multiemployer Plan and in each case in clauses (i) through (iii) above, (x) a period of sixty (60) days, or more, has elapsed from the occurrence of such event or condition and (y) such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

           (j) the Company or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 10.1(j) or (vi) fail to contest in good faith any appointment or proceeding described in Section 10.1(k);

           (k) without the application, approval or consent of the Company or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Subsidiaries or any material portion of its property, or a proceeding described in Section 10.1(j)(iv) shall be instituted against the Company or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days;

           (l)  any Change of Control shall occur;

           (m) any provision of any Collateral Document shall at any time for any reason cease to be valid, binding and enforceable against the Company or any of its Subsidiaries, as applicable, or the validity, binding effect or enforceability thereof shall be contested by any Person, or the Company or any of its Subsidiaries shall deny that it has any or further liability or obligation under any Collateral Document, or any such Loan Document shall be terminated, invalidated, revoked or set aside or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby; or

           (n) the Full Line Merger shall not be consummated in accordance with the Full Line Acquisition Documents on or before the date 120 days after the Effective Date, or any transactions to be completed in connection with the Full Line Acquisition or the Full Line Acquisition Documents shall be unwound, reversed or otherwise rescinded in whole or in any material part for any reason.

     10.2  Exercise of Remedies.  If an Event of Default has occurred and is
           --------------------
continuing hereunder:

           (a) the Agent shall, upon being directed to do so by the Majority Lenders, declare the Revolving Credit Aggregate Commitment terminated;

           (b) the Agent shall, upon being directed to do so by the Majority Lenders, declare the entire unpaid principal Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Company;

           (c) upon the occurrence of any Event of Default specified in subsection 10.1(j) or (k), and notwithstanding the lack of any declaration by Agent under preceding clause (b), the entire unpaid principal Indebtedness, including the Notes, shall become automatically and immediately due and payable, and the Revolving Credit Aggregate Commitment shall be automatically and immediately terminated:

           (d) the Agent shall, upon being directed to do so by the Majority Lenders, demand immediate delivery of cash collateral, and the Company and each Account Party agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, and

           (e) the Agent shall, if directed to do so by the Majority Lenders or the Lenders, as applicable (subject to the terms hereof, exercise any remedy permitted by this Agreement, the other Loan Documents or law.

     10.3  Rights Cumulative.  No delay or failure of Agent and/or Lenders in
           -----------------
exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Agent and Lenders under this Agreement are cumulative and not exclusive of any right or remedies which Lenders would otherwise have.

     10.4  Waiver by Company of Certain Laws.  To the extent permitted by
           ---------------------------------
applicable law, Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

     10.5  Waiver of Defaults.  No Event of Default shall be waived by the
           ------------------
Lenders except in a writing signed by an officer of the Agent in accordance with
Section 14.11 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by Agent or the Lenders. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent or the Lenders in enforcing any of their rights shall constitute a waiver of any of their rights. Company expressly agrees that this Section may not be waived or modified by the Lenders or Agent by course of performance, estoppel or otherwise.

     10.6  Set Off.
           -------

     Upon the occurrence and during the continuance of any Event of Default, each Lender may at any time and from time to time, without notice to the Company but subject to the provisions of Section 11.3 hereof, (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company now or hereafter existing under this Agreement, whether owing to such Lender or any other Lender or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company and any property of the Company from time to time in possession of such Lender, irrespective of whether or not such deposits held or indebtedness owing by such Lender may be contingent and unmatured and regardless of whether any Collateral then held by Agent or any Lender is adequate to cover the Indebtedness. Promptly following any such setoff, such Lender shall give written notice to Agent and to Company of the occurrence thereof. The Company hereby grants to the Lenders and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of the Company under this Agreement. The rights of each Lender under this Section
10.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

11.  PAYMENTS, RECOVERIES AND COLLECTIONS

     11.1  Payment Procedure.
           -----------------

           (a) All payments by Company of principal of, or interest on, the Notes, or of Fees, shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 12:00 noon (Detroit time) in immediately available funds to Agent, for the ratable account of the Lenders, at Agent's office located at 611 Woodward Avenue, Detroit, Michigan 48226, (care of Agent's Eurocurrency Lending Office, for Eurocurrency-based Advances). Upon receipt by the Agent of each such payment, the Agent shall make prompt payment in like funds received to each Lender as appropriate, or, in respect of Eurocurrency-based Advances, to such Lender's Eurocurrency Lending Office.

           (b) Unless the Agent shall have been notified by Company prior to the date on which any payment to be made by Company is due that Company does not intend to remit such payment, the Agent may, in its sole discretion and without obligation to do so, assume that the Company has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If Company has not in fact remitted such payment to the Agent each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available or transferred to such Lender, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at a rate per annum equal to (i) for Prime-based Advances, the Federal Funds Effective Rate (daily average), as the same may vary from time to time, and (ii) with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

           (c) Subject to the definition of Interest Period, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

           (d) All payments to be made by the Company under this Agreement or any of the Notes (including without limitation payments under the Swing Line Note) shall be made without set-off or counterclaim, as aforesaid, and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless Company is compelled by law to make payment subject to such tax. In such event, Company shall:

                (i) pay to the Agent for Agent's own account and/or, as the case may be, for the account of the Lenders (and, in the case of Advances of the Swing Line, pay to the Swing Line Lender which funded such Advances) such additional amounts as may be necessary to ensure that the Agent and/or such Lender or Lenders receive a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax; and

                (ii) remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent or the applicable Lender (including the Swing Line Lender) or Lenders, as the case may be, such certificates or certified copy receipts as the Agent or such Lender or Lenders shall reasonably require as proof of the payment by the Company, of any such taxes payable by the Company.

     As used herein, the terms "tax", "taxes" and "taxation" include all existing or future income, stamp or other taxes (excluding, in the case of the Agent and each Lender, net income and franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's domestic lending office or Eurocurrency Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein) levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge together with interest thereon and fines and penalties with respect thereto which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the transactions hereunder, or the payment and or receipt of funds hereunder, or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against Company, Agent or any of the Lenders).

     11.2  Application of Proceeds of Collateral. Notwithstanding anything to
           -------------------------------------
the contrary in this Agreement or any other Loan Document, after an Event of Default, the proceeds of any Collateral, together with any offsets, voluntary payments by Company or any Subsidiary or others and any other sums received or collected in respect of the Indebtedness, shall be applied as follows:

           (a) First, to the payment of all costs and expenses, including without limitation all attorneys' fees, of the Agent in connection with the enforcement of the Loan Documents and otherwise administering this Agreement;

           (b) Second, to the payment of all other fees of any kind required to be paid under any Loan Document on a pro rata basis in accordance with the Indebtedness consisting of fees owing to the Lenders and Agent under the Indebtedness, for application to payment of such Indebtedness;

           (c) Third, to the payment of Indebtedness consisting of principal (including without limitation any cash collateral for any outstanding Letters of Credit), interest, and any payment obligations, if any, under Hedging Transactions evidenced by Interest Rate Protection Agreements which are part of the Indebtedness, such application to be made on a pro rata basis in accordance with the respective amounts of such Indebtedness;

           (d) Fourth, to the payment of any and all other Indebtedness owing to the Lenders and the Agent on a pro rata basis in accordance with the total amount of such Indebtedness owing to each of the Lenders and the Agent, for application to payment of such Indebtedness; and

           (e) Fifth, to the payment of any and all other indebtedness, obligations and liabilities secured by the Collateral Documents and owing to the Lenders and the Agent, on a pro rata basis in accordance with the total amount of such other indebtedness, obligations and liabilities owing to each of the Lenders and the Agent, for application to payment of such other indebtedness, obligations and liabilities; and

           (f) Sixth, to the Company, its Subsidiaries or such other Person as may be legally entitled thereto.

Notwithstanding the foregoing, no payments of principal, interest, fees or other amounts delivered to the Agent for the account of any Defaulting Lender shall be delivered by the Agent to such Defaulting Lender. Instead, such payments shall, for so long as such Defaulting Lender shall be a Defaulting Lender, be held by the Agent, and the Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds as follows:

     (i)   First, if applicable to any payments due from such Defaulting Lender
           -----
           to the Agent, and

     (ii)  Second, to Advances required to be made by such Defaulting Lender to
           ------
           the extent such Defaulting Lender fails to make such Advances.

Notwithstanding the foregoing, after the Revolving Credit Maturity Date and the payment and performance of all of the Indebtedness (other than those owing to a Defaulting Lender), any funds then held in escrow by the Agent pursuant to the preceding sentence shall be distributed to each Defaulting Lender, pro rata in
                                                                   --- ----
proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.

     11.3  Pro-Rata Recovery.  If any Lender shall obtain any payment or other
           -----------------
recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the Indebtedness in excess of its pro rata share of payments then or thereafter obtained by all Lenders upon principal of and interest on all Indebtedness, such Lender shall purchase from the other

Lenders such participations in the Notes and/or Reimbursement Obligation held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably in accordance with the Percentage with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

12.  CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS

     12.1  Reimbursement of Prepayment Costs.  If Company makes any payment of
           ---------------------------------
principal with respect to any Eurocurrency-based Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if Company fails to borrow any Eurocurrency-based Advance after notice has been given by Company to Agent in accordance with the terms hereof requesting such Advance, or if Company fails to make any payment of principal or interest in respect of a Eurocurrency-based Advance when due, then Company shall reimburse Agent and Lenders, as the case may be on demand for any resulting loss, cost or expense incurred by Agent and Lenders, as the case may be as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Lenders, as the case may be shall have funded or committed to fund such Advance. Such amount payable by Company to Agent and Lenders, as the case may be may include, without limitation, an amount equal to the excess, if any, of:

           (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over

           (b) the amount of interest (as reasonably determined by Agent and Lenders, as the case may be) which would have accrued to Agent and Lenders, as the case may be on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to any Lender under this paragraph shall be made as though such Lender shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Lender may fund any Eurocurrency-based Advance in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Company, Agent and Lenders shall deliver to Company a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

     12.2  Agent's Eurocurrency Lending Office.  For any Advance to which the
           -----------------------------------
Eurocurrency-based Rate is applicable, if Agent shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent, Agent shall have the option of maintaining and carrying the relevant Advance on the books of such Eurocurrency Lending Office.

     12.3  Circumstances Affecting Eurocurrency-Based Rate Availability.  If
           ------------------------------------------------------------
with respect to any Interest Period, Agent or the Lenders (after consultation with Agent) shall determine that, by reason of circumstances affecting the interbank markets generally, deposits in eurodollars in the applicable amounts are not being offered to the Agent for such Interest Period, then Agent shall forthwith give notice thereof to the Company. Thereafter, until Agent notifies Company that such circumstances no longer exist, the obligation of the Lenders to make Eurocurrency-based Advances, and the right of Company to convert an

Advance to or refund an Advance as a Eurocurrency-based Advance shall be suspended, and the Company shall repay in full (or cause to be repaid in full) the then outstanding, principal amount of each such Eurocurrency-based Advance covered hereby together with accrued interest thereon, any amounts payable (but not yet paid) under Section 12.1, hereof, and all other amounts payable hereunder on the last day of the then current Interest Period applicable to such Advance. Upon the date for repayment as aforesaid and unless Company notifies Agent to the contrary within two (2) Business Days after receiving a notice from Agent pursuant to this Section, such outstanding principal amount shall be converted to a Prime-based Advance as of the last day of such Interest Period.

     12.4  Laws Affecting Eurocurrency-Based Advance Availability.  In the event
           ------------------------------------------------------
that any applicable law, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not currently applicable to any Lender or the Agent or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Agent or any of the Lenders (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Lenders (or any of their respective Eurocurrency Lending Offices) to honor its obligations hereunder to make or maintain any Advance with interest at the Eurocurrency-based Rate, such Lender or the Agent shall forthwith give notice thereof to Company and the Agent. Thereafter the Agent shall so notify Company and the right of Company to convert an Advance or refund an Advance as a Eurocurrency-based Advance, shall be suspended and thereafter Company may select as Applicable Interest Rates only those which remain available and which are permitted to be selected hereunder, and if any of the Lenders may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto as a Eurocurrency-based Advance, Company shall immediately prepay such Advance, together with interest to the date of payment, and any amounts payable under Sections 12.1 or 12.6 with respect to such prepayment and the applicable Advance shall immediately be converted to a Prime-based Advance and the Prime-based Rate shall be applicable thereto.

     12.5  Increased Cost of Eurocurrency-Based Advances. In the event that any
           ---------------------------------------------
chance in applicable law, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not currently applicable to any Lender or the Agent or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Lenders (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

           (a) shall subject the Agent or any of the Lenders (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to any Advance or any Note or shall change the basis of taxation of payments to the Agent or any of the Lenders (or any of their respective Eurocurrency Lending Offices) of the principal of or interest on any Advance or any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income or revenues of the Agent or of any of the Lenders (or any of their respective Eurocurrency Lending Offices) imposed by the United States of America or the jurisdiction in which such Lender's principal executive office is located); or

           (b) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Agent or any of the Lenders (or any of their respective Eurocurrency Lending Offices) or shall impose on the Agent or any of the Lenders (or any of their respective Eurocurrency Lending Offices) or the interbank markets any other condition affecting any Advance or any of the Notes;

     and the result of any of the foregoing is to increase the costs to the Agent or any of the Lenders of making, funding or maintaining any part of the Indebtedness hereunder as a Eurocurrency-based Advance or to reduce the amount of any sum received or receivable by the Agent or any of the Lenders under this Agreement or under the Notes in respect of a Eurocurrency-based Advance, then Agent or such Lender, as the case may be, shall promptly notify the Company of such fact and demand compensation therefor and, within fifteen (15) days after such notice, Company agrees to pay to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender or Lenders for such increased cost or reduction. A certificate of Agent or such Lender setting forth the basis for determining such additional amount or amounts necessary to compensate such Lender or Lenders shall accompany such demand for payment and shall be conclusively presumed to be correct save for manifest error.

     For purposes of this Section, a change in law, rule, regulation, interpretation, administration, request or directive shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation, administration, request or directive presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation, administration, request or directive.

     12.6  Indemnity.  The Company will indemnify Agent and each of the Lenders
           ---------
against any loss or expense which may arise or be attributable to the Agent's and each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Advances:

           (a) as a consequence of any failure by the Company to make any payment when due of any amount due hereunder in connection with a Eurocurrency-based Advance,

           (b) due to any failure of the Company to borrow on a date specified therefor in a Request for Revolving Credit Advance or

           (c) due to any payment or prepayment of any Eurocurrency-based Advance on a date other than the last day of the Interest Period for such Advance, whether required by another provision of this Agreement or otherwise. The Agent's and each Lender's (as applicable) calculations of any such loss or expense shall be furnished to the Company and shall be conclusively presumed correct, absent manifest error.

     12.7  Other Increased Costs.  In the event that after the date hereof the
           ---------------------
adoption of or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Lender or Agent (or any corporation controlling such Lender or Agent) and such Lender or Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Lender's or Agent's obligations or Advances hereunder and such increase has the effect of reducing the rate of return on such Lender's or Agent's (or such controlling corporation's) capital as a consequence of such obligations or Advances hereunder to a level below that which such Lender or Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or Agent to be material (collectively, "Increased Costs"), then Agent or such Lender shall notify the Company, and thereafter the Company shall pay to such Lender or Agent, as the case may be, from time to time, upon request by such Lender or Agent, additional amounts sufficient to compensate such Lender or Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender or Agent reasonably determines to be allocable to the existence of such Lender's or Agent's obligations or Advances hereunder; provided, however that the Company shall not be obligated to reimburse any Lender for any Increased Costs pursuant to this Section 12.7 unless such Lender notifies Company and the Agent within 180 days after such affected Lender has obtained actual knowledge of such Increased Costs (but in any event within 365 days after such affected Lender is required to comply with the applicable change in law). A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Lender or Agent, as the case may be, shall be submitted by such Lender or by Agent to the Company, reasonably promptly after becoming aware of any event described in this Section 12.7 and shall be conclusive, absent manifest error.

     12.8  Substitution of Lenders.  If (i) the obligation of any Lender to make
           -----------------------
Eurocurrency-based Advances has been suspended pursuant to Section 12.3 or
Section 12.4, (ii) any Lender has demanded compensation under Section 12.5 or
(iii) any Lender is a Defaulting Lender (in each case, an "Affected Lender"), Company shall have the right, with the assistance and consent of the Agent, to seek a substitute lender or lenders (which may be one or more of the Lenders (the "Purchasing Lender" or "Purchasing Lenders") to purchase the Notes and assume the commitment (including without limitation its participations in Swing Line Advances and Letters of Credit) under this Agreement of such Affected Lender. The Affected Lender shall be obligated to sell its Notes and assign its commitment to such Purchasing Lender or Purchasing Lenders within fifteen days after receiving notice from Company requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof plus unpaid interest accrued thereon up to but excluding the date of the sale. In connection with any such sale, and as a condition thereof, Company shall pay to the Affected Lender all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Affected Lender at least two Business Days prior to such sale, (i) the amount of any compensation which would be due to the Affected Lender under Section 12.1 if Company has prepaid the outstanding Eurocurrency-based Advances of the Affected Lender on the date of such sale and (ii) any additional compensation accrued for its account under Section 12.5 to but excluding said date. Upon such sale, the Purchasing Lender or Purchasing Lenders shall assume the Affected Lender's commitment and the Affected Lender shall be released from its obligations hereunder to a corresponding extent. If any Purchasing Lender is not already one of the Lenders, the Affected Lender, as assignor, such Purchasing Lender, as assignee, Company and the Agent, with the subscribed consent of the Swing Line Lender shall enter into an Assignment Agreement pursuant to Section 14.8 hereof, whereupon such Purchasing Lender shall be a Lender party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Lender with a Percentage equal to its ratable share of the Revolving Credit Aggregate Commitment of the Affected Lender. In connection with any assignment pursuant to this Section 12.8, Company or the Purchasing Lender shall pay to the Agent the administrative fee for processing such assignment referred to in Section
14.8. Upon the consummation of any sale pursuant to this Section 12.8, the Affected Lender, the Agent and Company shall make appropriate arrangements so that, if required, each Purchasing Lender receives a new Notes, as applicable.

13.  AGENT

     13.1  Appointment, Nature of Relationship. Bank One is hereby appointed by
           -----------------------------------
the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Section
13. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall have not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and
(iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     13.2  Powers.  The Agent shall have and may exercise such powers under the
           ------
Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     13.3  General Immunity.  Neither the Agent nor any of its directors,
           ----------------
officers, agents or employees shall be liable to the Company or any of its Subsidiaries, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

     13.4  No Responsibility for Loans, Recitals, etc.  Neither the Agent nor
           ------------------------------------------
any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Section 6; (iv) the validity, enforceability, effectiveness, sufficiency or Genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Company or any Subsidiary to the Agent at such time, but is voluntarily furnished by the Company or any Subsidiary to the Agent (either in its capacity as Agent or in its individual capacity).

     13.5  Action on Instructions of Lenders.  The Agent shall in all cases be
           ---------------------------------
fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Majority Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Majority Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing such action.

     13.6  Employment of Agents and Counsel.  The Agent may execute any of its
           --------------------------------
duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

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

     13.7  Reliance on Documents; Counsel. The Agent shall be entitled to rely
           ------------------------------
upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     13.8  Agent's Reimbursement and Indemnification.  The Lenders agree to
           -----------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Percentages (or, if the Percentages have been terminated, in proportion to their Percentages immediately prior to such termination) (i) for any amounts not reimbursed by the Company for which the Agent is entitled to reimbursement by the Company under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and
(iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 13.8 shall survive payment of the Indebtedness and termination of this Agreement.

     13.9  Notice of Default.  The Agent shall not be deemed to have knowledge
           -----------------
or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Lender or the Company referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     13.10 Rights as a Lender.  In the event the Agent is a Lender, the Agent
           ------------------
shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     13.11 Lender Credit Decision.  Each Lender acknowledges that it has,
           ----------------------
independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     13.12 Successor Agent.  The Agent may resign at any time by giving written
           ---------------
notice thereof to the Lenders and the Company, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Majority Lenders, in consultation with the Company, shall have the right to appoint, on behalf of the Company and the Lenders, a successor Agent. If no

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

successor Agent shall have been so appointed by the Majority Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Company and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Company shall make all payments in respect of the Indebtedness to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Section 13 shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

     13.13 Collateral Management.  The Agent is hereby authorized on behalf of
           ---------------------
all of the Lenders, without the necessity of any further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to the Collateral or the Collateral Documents which may be necessary (i) to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents; and (ii) to release portions of the Collateral from the security interests and liens imposed by the Collateral Documents in connection with any dispositions of such portions of the Collateral permitted hereby. In the event that the Company desire to sell or otherwise dispose of any assets and such sale or disposition is permitted hereby, the Agent shall, upon timely notice from the Company, release such portions of the Collateral from the security interests and liens imposed by the Collateral Documents as may be specified by the Company in order for the Company to consummate such proposed sale or disposition, provided that such proposed
                                                 --------
sale or disposition is permitted by the terms of this Agreement. For purposes of the preceding sentence, the Company shall give timely notice if, not less than two Business Days prior to the date of such proposed sale or disposition, it shall furnish to the Agent an officers' certificate setting forth in reasonable detail the circumstances of such proposed sale or disposition. The Agent is authorized to execute each of the Collateral Documents and the other Loan Documents.

     13.14 Right to Indemnity.  The Agent shall be fully justified in failing
           ------------------
or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     13.15 Sharing of Payments.  The Lenders agree among themselves that, in
           -------------------
the event that any Lender shall obtain payment in respect of any Advance or any other obligation owing to the Lenders under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Lenders on account of the Advances and other obligations (or if no Advances are outstanding, ratably according to the respective amounts of the Percentages), such Lender shall promptly purchase from the other Lenders participations in such Advances and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Lenders share such payment in accordance with such ratable shares. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Company agrees that any Lender so

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

purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Advance or other obligation in the amount of such participation. The Lenders further agree among themselves that, in the event that amounts received by the Lenders and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Lenders under this Agreement. Except as otherwise expressly provided in this Agreement, if any Lender or Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or Agent to the Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Lenders and the Agent that if the Agent shall engage in any other transactions with the Company and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

     13.16 Withholding Tax Exemption.  Each Lender that is not organized and
           -------------------------
incorporated under the laws of the United States or any State thereof agrees to file with the Agent and the Company, in duplicate, (a) on or before the later of
(i) the Effective Date and (ii) the date such Lender becomes a Lender under this Agreement and (b) thereafter, renewals or additional copies of such form (or any successor form) on or before the date such form expires or becomes obsolete, unless not legally able to do so as a result of a change in United States income tax enacted, or treaty promulgated, after the date specified in the preceding clause (a), on or prior to the immediately following due date of any payment by the Company hereunder, a properly completed and executed copy of either Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8ECI and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form necessary for claiming complete exemption from United States withholding taxes (or such other form as is required to claim complete exemption from Unites States withholding taxes), if and as provided by the Internal Revenue Code or other pronouncements of the United States Internal Revenue Service, and such Lender warrants to the Company that the form so filed will be true and complete; provided that such Lender's failure to complete and execute such Form W-8BEN or
--------
Form W-8ECI, or Form W-8 or Form W-9, as the case may be, and any such additional form (or any successor form or forms) shall not relieve the Company of any of its obligations under this Agreement, except as otherwise provided in this Section 13.16.

14.  MISCELLANEOUS

     14.1  Accounting Principles.  All computations required hereunder shall be
           ---------------------
made or construed in accordance with GAAP and as described in this Section 14.1, unless otherwise specified in this Agreement; provided that, if the Company
                                              --------
notifies the Agent that the Company wishes to amend any covenant in Sections
8.10 through 8.12 or the definition of Margin to eliminate the effect of any change in GAAP in the operation of such covenants and definition (or if the Agent notifies the Company that the Majority Lenders wish to amend Sections 8.10 through 8.12 or the definition of Margin for such purpose), then, upon the consent of the Majority Lenders, the Company's compliance with such covenants and definition shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in GAAP became effective, until such covenant is amended in a manner satisfactory to the Company and the Majority Lenders. Notwithstanding anything herein, in any Financial Statements of the Company or in GAAP to the contrary, for purposes of calculating the Margin and of calculating and determining compliance with the financial covenants both actual and pro forma) in

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

Sections 8.10 through 8.12, including defined terms used therein, any Acquisitions made by the Company or any of its Subsidiaries, including through mergers or consolidations and including the incurrence of all Debt related thereto and any other related financial transactions, during the period for which such financial covenants were calculated shall be deemed to have occurred on the first day of the relevant period for which such financial covenants and the Margin were calculated on a pro forma basis in accordance with Regulation S-X under the Securities Exchange Act of 1934 or otherwise acceptable to the Agent.. Where the character or amount of any asset or liability or item of income or expense is be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done, unless otherwise specified herein, in accordance with GAAP. Furthermore, all financial statements required to be delivered hereunder, subject to year-end audit adjustments thereto (and absence of footnotes in cases of unaudited Financial Statements) , shall be prepared in accordance with GAAP.

     14.2  Consent to Jurisdiction.  The Company, Agent and Lenders hereby
           -----------------------
irrevocably submit to the non-exclusive jurisdiction of any United States Federal Court or Michigan state court sitting in Detroit, Michigan in any action or proceeding arising out of or relating to this Agreement or any of the Loan Documents and Company, Agent and Lenders hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Michigan state court. Company irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to Company at its address specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by Company in a notice to the other parties that complies as to delivery with the terms of Section 14.6. Nothing in this Section shall affect the right of the Lenders and the Agent to serve process in any other manner permitted by law or limit the right of the Lenders or the Agent (or any of them) to bring any such action or proceeding against Company or any Subsidiary or any of its or their property in the courts with subject matter jurisdiction of any other jurisdiction. Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     14.3  Law of Michigan.  This Agreement and the Notes have been delivered at
           ---------------
Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan (without regard to its conflict of laws provisions). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     14.4  Interest.  In the event the obligation of Company to pay interest on
           --------
the principal balance of the Notes is or becomes in excess of the maximum interest rate which Company is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to such Lender's Percentage shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

     14.5  Closing Costs and Other Costs: Indemnification.
           ----------------------------------------------

           (a) Company agrees to pay, or reimburse the Agent for payment of, on demand:

                (i) all reasonable closing costs and expenses, including, by way of description and not limitation, in-house and outside attorney fees (but without duplication of fees and expenses for the same services provided to the same party) and advances,

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

           appraisal and accounting fees, and lien search fees incurred by Agent in connection with the commitment, consummation and closing of the loans contemplated hereby or in connection with the administration of this Agreement or any amendment, refinancing or restructuring of the credit arrangements provided under this Agreement,

                (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or amendment of this Agreement and the Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees.

               (iii) in connection with any Default or Event of Default, all reasonable costs and expenses of the Agent or any of the Lenders (including reasonable fees and expenses of house and outside counsel (but without duplication of fees and expenses for the same services) and whether incurred through negotiation legal proceedings or otherwise) in connection with the amendment, waiver or enforcement of this Agreement, or the Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and

               (iv) all reasonable costs and expenses of the Agent or any of the Lenders (including reasonable fees and expenses of house and outside counsel (but without duplication of fees and expenses for the same services) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent or any of the Lenders from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit. At Agent's option, all of said amounts required to be paid by Company, if not paid when due, may be charged by Agent as a Prime-based Advance against the Indebtedness.

           (b) Company agrees to indemnify and save Agent and each of the Lenders harmless from all loss, cost, damage, liability or expenses, including reasonable house and outside attorneys' fees and disbursements (but without duplication of fees and expenses for the same services), incurred by Agent and the Lenders by reason of an Event of Default, or enforcing the obligations of Company or any Subsidiary under this Agreement or any of the other Loan Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents or the use of any of the Advances, excluding, however, any loss, cost, damage, liability or expenses arising solely as a result of the gross negligence or willful misconduct of the party seeking to be indemnified under this
     Section 14.5(b).

           (c) Company agrees to defend, indemnify and hold harmless Agent and each of the Lenders, and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature arising out of or related to:

                (i) the presence, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by Company or any of its Subsidiaries,

                (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials,

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

                (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials,

                (iv) the cost of removal of all Hazardous Materials from all or any portion of any premises owned by Company or its Subsidiaries,

                (v) the taking of necessary precautions to protect against the release of Hazardous Materials on or affecting any premises owned by Company or any of its Subsidiaries,

                (vi)  complying with all Environmental Laws and/or

                (vii) any violation of Environmental Laws, including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by Agent or any Lender in connection with the violation of Environmental Laws (whether before or after the occurrence of any Default or Event of Default hereunder), court costs and litigation expenses, excluding however, those arising as a result of its or their gross negligence or willful misconduct. The obligations of Company under this Section 14.5(c) shall be in addition to any and all other obligations and liabilities the Company may have to Agent or any of the Lenders at common law or pursuant to any other agreement.

     14.6  Notices.  Except as expressly provided otherwise in this Agreement,
           -------
all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address set forth on Schedule
14.6 or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section
14.6. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given 2 Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by telex or facsimile, shall be deemed given when received (answer back confirmed in the case of telexes and receipt confirmed in the case of telecopies). Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by telex or facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control.

     14.7  Further Action.  Company, from time to time, upon written request of
           --------------
Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan Documents, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

     14.8  Successors and Assigns, Participations; Assignments.
           ---------------------------------------------------

           (a) This Agreement shall be binding, upon and shall inure to the benefit of Company and the Lenders and their respective successors and assigns.

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

          (b) The foregoing shall not authorize any assignment by Company, of its rights or duties hereunder, and no such assignment shall be made (or effective) without the prior written approval of the Lenders.

          (c) The Company and Agent acknowledge that each of the Lenders may at any time and from time to time, subject to the terms and conditions hereof, assign or grant participations in such Lender's rights and obligations hereunder and under the other Loan Documents to any commercial bank, savings and loan association, insurance company, pension fund, mutual fund, loan or debt fund, commercial finance company or other similar financial institution, the identity of which institution, in the case of an assignment, is approved by the Agent and the Company, such approval not to be unreasonably withheld or delayed by the Company; provided, however, that:

               (i) the approval of Company shall not be required upon the occurrence and during the continuance of a Default or Event of Default, and

               (ii) the approval of Company and Agent shall not be required for any such sale, transfer, assignment or participation to the Affiliate of an assigning Lender, any other Lender or any Federal Reserve Bank. The Company authorizes each Lender to disclose to any prospective assignee or participant, once approved by Company and Agent, any and all financial information in such Lender's possession concerning the Company which has been delivered to such Lender pursuant to this Agreement; provided that each such prospective assignee or participant shall execute a confidentiality agreement consistent with the terms of
          Section 14.12 hereof

          (d) Each assignment by a Lender of any portion of its rights and obligations hereunder and under the other Loan Documents shall be made pursuant to an Assignment and Acceptance Agreement substantially. (as determined by Agent) in the form attached hereto as Exhibit F (with appropriate insertions acceptable to Agent) and shall be subject to the terms and conditions hereof, and to the following restrictions:

               (i) each assignment shall cover all of the Notes issued by Company hereunder to the assigning Lender (and not any particular note or notes), and shall be for a fixed and not varying percentage thereof, with the same percentage applicable to each such Note;

               (ii) each assignment shall be in a minimum amount of the lesser of (X) Five Million Dollars ($5,000,000) (or such lesser amount to which the Company and the Agent shall consent) and (Y) the entire remaining amount of assigning Lender's interest in the Revolving Credit (and participations in any outstanding Letters of Credit);

               (iii) no assignment shall be effective unless Agent has received from the assignee (or from the assigning Lender) an assignment fee of $3,500 for each such assignment

In connection with any assignment, Company and Agent shall be entitled to continue to deal solely and directly with the assigning Lender in connection with the interest so assigned until (x) the Agent shall have received an Assignment and Acceptance Agreement (with respect thereto) duly executed by the assigning Lender and each assignee and, when required, the Agent and the Company; and (y) the assigning Lender shall have delivered to the Agent the original of each Note held by the assigning Lender

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

under this Agreement. From and after the date on which the Agent shall notify Company and the assigning Lender that the foregoing conditions shall have been satisfied and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a party to this Agreement. To the extent that rights and obligations hereunder shall have been assigned to such assignee as provided in such Assignment and Acceptance Agreement, such assignee shall have the rights and obligations of a Lender under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment). In addition, the assigning Lender, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such Assignment and Acceptance Agreement, but not otherwise, shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents. Within five (5) Business Days following Company's receipt of duly executed Assignment and Acceptance Agreement, Company shall, to the extent applicable, execute -and deliver to the Agent in exchange for any surrendered Note, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to it pursuant to such Assignment and Acceptance Agreement, and with respect to the portion of the Indebtedness retained by the assigning Lender, to the extent applicable, new Note(s) payable to the order of the assigning Lender in an amount equal to the amount retained by such Lender hereunder shall be executed and delivered by the Company. Agent, the Lenders and the Company acknowledge and agree that any such new Note(s) shall be given in renewal and replacement of the surrendered Notes and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by any surrendered Note, and each such new Note may contain a provision confirming such agreement. In addition, promptly following receipt of such Notes, Agent shall prepare and distribute to Company and each of the Lenders a revised Schedule 1.3 to this Agreement setting forth the applicable new Percentages of the Lenders (including the assignee Lender), taking into account such assignment.

          (e) Each Lender agrees that any participation agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable Participation Agreement):

               (i) such Lender shall remain the holder of its Notes hereunder, notwithstanding any such participation;

               (ii) except as expressly set forth in this Section 14.8(e) with respect to rights of setoff and the benefits of Section 12 hereof, a participant shall have no direct rights or remedies hereunder;

               (iii) a participant shall not reassign or transfer, or grant any subparticipations in its participation interest hereunder or any part thereof, and

               (iv) such Lender shall retain the sole right and responsibility to enforce the obligations of the Company relating to the Notes and the other Loan Documents, including, without limitation, or cause Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant, except in the case of participations granted to an Affiliate of such Lender and except for those matters covered by Section 14.11 (a) through (e), (g) and (h) hereof (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Lender, and Company, Agent and the other Lenders may continue to deal directly with such Lender in connection with such Lender's rights and duties hereunder).

     Company agrees that each participant shall be deemed to have the right of setoff under Section 10.6 hereof in respect of its participation interest in amounts owing under this Agreement and the other

Loan Documents to the same extent as if the Indebtedness were owing directly to it as a Lender under this Agreement, shall be subject to the pro rata recovery provisions of Section 11.3 hereof and shall be entitled to the benefits of
Section 12 hereof. The amount, terms and conditions of any participation shall be as set forth in the participation agreement between the issuing Lender and the Person purchasing such participation, and none of the Company, the Agent and the other Lenders shall have any responsibility or obligation with respect thereto, or to any Person to whom any such participation may be issued. No such participation shall relieve any issuing Lender of any of its obligations under this Agreement or any of the other Loan Documents, and all actions hereunder shall be conducted as if no such participation had been granted.

          (f) Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

     14.9   Indulgence.  No delay or failure of Agent and the Lenders in
            ----------
exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which Agent and the Lenders would otherwise have.

     14.10  Counterparts.  This Agreement may be executed in several
            ------------
counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

     14.11  Amendment and Waiver.  (a) No amendment or waiver of any provision
            --------------------
of this Agreement or any other Loan Document, nor consent to any departure by Company or any Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) or, if this Agreement expressly so requires with respect to the subject matter thereof, by all Lenders (and, with respect to any amendments to this Agreement or the other Loan Documents, by Company or the Subsidiaries which are signatories thereto), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following:

            (i)    increase any Lender's commitments hereunder;

            (ii) reduce the principal of, or interest on, the Notes or any Fees or other amounts payable hereunder;

            (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any Fees or other amounts payable hereunder;

            (iv)   waive any Event of Default specified in Sections 10.1(a) or
     (b) hereof,

            (v) except as expressly permitted hereunder, or under the Collateral Documents, release all or substantially all of the Collateral or release any material guaranty that may be required of any Subsidiary of the Company in the future provided hereunder for the Indebtedness, provided however that Agent shall be entitled to release any Collateral which the Company or

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     any Subsidiary is permitted to sell or transfer under the terms of this
     Agreement or the other Loan Documents without notice to or any further action or consent of the Lenders;

            (vi) terminate or modify any indemnity provided to the Lenders hereunder or under the other Loan Documents, except as shall be otherwise expressly provided in this Agreement or any other Loan Document;

            (vii) change the aggregate unpaid principal amount of the Notes which shall be required for the Lenders or any of them to take any action under this Agreement or any Loan Document; or

            (viii) change the definition of "Majority Lenders" or this Section 14.11.

            Notwithstanding the foregoing or anything else herein to the contrary: (A) modifications to this Agreement pursuant to Section 14.11(b) shall be permitted, subject to the provisions of Section 14.11(b), (B) no amendment, waiver or consent shall, unless in writing signed by the Swing Line Lender do any of the following: (x) reduce the principal of, or interest on, the Swing Line Note or (y) postpone any date fixed for any payment of principal of, or interest on, the Swing Line Note, or (z) affect the rights or duties of the Swing Line Lender; (C) no amendment, waiver, or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document; and
     (D) no Defaulting Lender shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, waiver or consent in connection herewith and, for purposes of determining Majority Lenders at any time, the Percentages and Advances of such Defaulting Lender shall be disregarded. All references in this Agreement to "Lenders" or "the Lenders" shall refer to all Lenders, unless expressly stated to refer to Majority Lenders.

     (b) With the prior written consent of the Agent, the Company may request to increase Revolving Credit Aggregate Commitment in a minimum amount of $5,000,000, provided that the Revolving Credit Aggregate Commitment shall not in any case be increased to an amount in excess of $_____________. Any such request by the Company to increase the Revolving Credit Aggregate Commitment shall be deemed to be a certification by the Company that at the time of such request there exists no Event of Default or Default and the representations and warranties contained in Section 7 are true and correct in all material respects as of such date as if made on and as of such date. Any request from the Company to increase the Revolving Credit Aggregate Commitment shall be implemented by one or more existing Lenders agreeing to increase their Percentage of the Revolving Credit Aggregate Commitment (provided that no Lender shall have any obligation to increase its Percentage) or by one or more new lenders (the "New Lenders") agreeing to become a Lender hereunder or by any combination of the foregoing, as determined by the Agent in consultation with the Company. Prior to any such increase in the Revolving Credit Aggregate Commitment becoming effective, the Agent shall have received:

          (i) copies, certified by the Secretary or Assistant Secretary of the Company of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the increase in the Revolving Credit Aggregate Commitment;

          (ii) a certificate, signed by the chief financial officer of the Company, showing that after giving effect to the increase in the Revolving Credit Aggregate Commitment, no Event of Default or Default shall occur and the Company shall be in compliance with all covenants in this Agreement;

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          (iii)  copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings required on the part of the Company or any Guarantor in connection with the increase in the Revolving Credit Aggregate Commitment, certified as true and correct in full force and effect as of the date of the increase by a duly authorized officer of the Company, or if none are required, a certificate of such officer to that effect;

          (iv) evidence reasonably satisfactory to the Agent that no Material Adverse Effect shall have occurred with respect to the Company and its Subsidiaries since the most recent financial statements provided to the Lenders hereunder;

          (v) a confirmation and consent from each Guarantor to the increase in the Revolving Credit Aggregate Commitment in form and substance reasonably satisfactory to the Agent;

          (vi) an assumption agreement and other agreements and documents in form and substance reasonably acceptable to the Agent, signed by any such New Lender or existing Lender increasing its Percentage, and the consent thereto by the Agent and the Company, pursuant to which each such New Lender shall automatically become a Lender hereunder and each such existing Lender's Percentage shall automatically be so increased; and

          (vii) such other documents and conditions as the Agent or its counsel may reasonably request, all in form and substance reasonably satisfactory to the Agent.

     Upon the satisfaction of the above conditions and execution and delivery of the above agreements and documents, this Agreement shall be deemed automatically amended to increase the Revolving Credit Aggregate Commitment by the amount described in such agreements and documents and otherwise amended to implement such modifications described in such agreements and documents.

     14.12  Confidentiality.  Each Lender agrees that it will not disclose
            ---------------
without the prior consent of Company (other than to its employees, its Subsidiaries, another Lender or to its auditors or counsel) any information with respect to Company, which is furnished pursuant to this Agreement or any of the other Loan Documents; provided that any Lender may disclose any such information:

            (a) as has become generally available to the public or has been lawfully obtained by such Lender from any third party under no duty of confidentiality to Company,

            (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,

            (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation,

            (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, and

            (e) subject to Section 14.8(c)(ii) hereof to any permitted transferee or assignee or to any approved participant of, or with respect to, the Notes, as aforesaid.

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     14.13  Acknowledgments.  The Company hereby acknowledges that:
            ---------------

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) none of the Agent or any Lender has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on the one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company and the Lenders.

     14.14  Taxes and Fees.  Should any tax (other than as a result of a
            --------------
Lender's failure to comply with Section 14.13 or a tax based upon the net income or capitalization of any Lender or the Agent by any jurisdiction where a Lender or Agent is located), recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, the Company agrees to pay the same, together with any interest or penalties thereon arising from the Company's act or omission, and agrees to hold the Agent and the Lenders harmless with respect thereto. Notwithstanding the foregoing, nothing contained in this Section 14.14 shall affect or reduce the rights of any Lender or the Agent under Section 12.7 hereof.

     14.15  WAIVER OF JURY TRIAL. THE LENDERS, THE AGENT AND THE COMPANY AFTER
            --------------------
CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE LENDERS, THE AGENT, NOR COMPANY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS AND THE AGENT OR COMPANY EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

     14.16  Complete Agreement. This Agreement, the Notes, any Requests for
            ------------------
Advance or Letters of Credit hereunder, the other Loan Documents and any agreements, certificates, or other documents given to secure the Indebtedness, contain the entire agreement of the parties hereto, and none of the parties hereto shall be bound by anything not expressed in writing.

     14.17  Severability.  In case any one or more of the obligations of Company
            ------------
under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of Company under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

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

     14.18  Table of Contents and Headings.  The table of contents and the
            ------------------------------
headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

     14.19  Construction of Certain Provisions.  If any provision of this
            ----------------------------------
Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision. The parties hereto agree that in the event of any actual conflict between the provisions of this Agreement and the provisions of any other Loan Document or any other agreement or instrument, the provisions of this Agreement shall control.

     14.20  Independence of Covenants.  Each covenant hereunder shall be given
            -------------------------
independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

     14.21  Reliance on and Survival of Various Provisions.  All terms,
            ----------------------------------------------
covenants, agreements, representations and warranties of Company or any party to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of Company or any Subsidiary in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender's behalf, and those covenants and agreements of Company set forth in Section 12.6 hereof (together with any other indemnities of Company or any Subsidiary contained elsewhere in this Agreement or in any of the other Loan Documents) and of Lenders set forth in Section 13.9 hereof shall survive the repayment in full of the Indebtedness and the termination of the Revolving Credit Aggregate Commitment.

     14.22  Amendment and Restatement.  This Agreement amends and restates the
            -------------------------
Existing Credit Agreement, and all Advances (including without limitation all Revolving Credit Advances, Swing Line Advances and Letters of Credit outstanding under the Existing Credit Agreement) shall constitute Advances under this Agreement and all fees and other obligations accrued under the Existing Credit Agreement will continue to accrue and be paid under this Agreement, subject to the rates and amounts specified in this Agreement. The Advances and other obligations pursuant hereto are issued in exchange and replacement for the Advances and other obligations under the Existing Credit Agreement, shall not be a novation or satisfaction thereof and shall be entitled to the same collateral, plus any additional collateral as specified herein, with the same priority.


                    [Signatures follow on succeeding pages]

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     WITNESS the due execution hereof as of the day and year first above written.


                                            BRODER BROS. , CO.



                                            By:
                                               ---------------------------
                                            Its:
                                                --------------------------

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                              BANK ONE, MICHIGAN as Agent, Issuing Agent, Swing
                              Line Lender and a Lender



                              By:
                                 -----------------------------------------------
                              Its:
                                  ----------------------------------------------

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                              COMERICA BANK



                              By:
                                 ----------------------------------------------
                              Its:
                                  ---------------------------------------------

                              NATIONAL CITY BANK



                              By:
                                 ----------------------------------------------
                              Its:
                                  ---------------------------------------------

                              STANDARD FEDERAL BANK



                              By:
                                 ----------------------------------------------
                              Its:
                                  ---------------------------------------------

                              THE CIT GROUP COMMERCIAL SERVICES, INC.



                              By:
                                 ----------------------------------------------
                              Its:
                                  ---------------------------------------------

                              HUNTINGTON NATIONAL BANK



                              By:
                                 ----------------------------------------------
                              Its:
                                  ---------------------------------------------


DETROIT  7-3363  606013-9